Exhibit 10.2

EXECUTION VERSION

THIRD AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

Among

GENERAL MOTORS COMPANY,

GENERAL MOTORS FINANCIAL COMPANY, INC.,

GENERAL MOTORS DO BRASIL LTDA.,

GM GLOBAL TREASURY CENTRE LIMITED,

THE SUBSIDIARY BORROWERS FROM TIME TO TIME PARTIES HERETO,

THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,

Dated as of April 18, 2018

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Global Coordinator, Joint Lead Arranger and Joint Bookrunner	CITIBANK, N.A., as Syndication Agent
CITIGROUP GLOBAL MARKETS INC., as Global Coordinator, Joint Lead Arranger and Joint Bookrunner

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH[1,2]	LLOYDS BANK PLC[1,2]	THE TORONTO DOMINION BANK, NEW YORK BRANCH[1,2]	BANCO DO BRASIL S.A.[3] BANCO BRADESCO S.A.
as Asian Pacific Regional Coordinator	as European Regional Coordinator	as North American Regional Coordinator	as Co-Latin American Regional Coordinators

BARCLAYS BANK PLC[1,2]	BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH[1,2]	BNP PARIBAS[1,2]	COMMERZBANK CAPITAL MARKETS[1,2]	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK[1,2]

DEUTSCHE BANK SECURITIES INC.[1,2]	GOLDMAN SACHS BANK USA[1,2]	INTESA SANPAOLO S.P.A.- NEW YORK BRANCH[1,2]	BANK OF AMERICA, N.A.[1] as Co-Syndication Agent	MIZUHO BANK, LTD.[1,2]

MORGAN STANLEY SENIOR FUNDING, INC.[1,2]	RBC CAPITAL MARKETS[1] ROYAL BANK OF CANADA[2]	THE ROYAL BANK OF SCOTLAND PLC[1,2]	SUMITOMO MITSUI BANKING CORPORATION[1,2]	SOCIÉTÉ GÉNÉRALE[1,2]	THE BANK OF NOVA SCOTIA[1,2]

As Joint Bookrunners and Joint Lead Arrangers when noted (1), as Documentation Agents when noted (2), and as Brazilian Administrative Agent when noted (3)

2.26	Incremental Commitments/Facilities	60
2.27	Termination Date Extension	61

SECTION 3. LETTERS OF CREDIT		62
3.1	L/C Commitment	62
3.2	Procedure for Issuance of Letters of Credit	62
3.3	Fees and Other Charges	63
3.4	L/C Participations	63
3.5	Reimbursement Obligation of the Company and the Applicable Account Party	64
3.6	Obligations Absolute	65
3.7	Letter of Credit Payments	66
3.8	Applications	66
3.9	Collateralization	66
3.10	New Issuing Lenders; L/C Commitments	66
3.11	Conflicts	67

SECTION 4. REPRESENTATIONS AND WARRANTIES		67
4.1	Financial Condition	67
4.2	No Change	67
4.3	Existence	68
4.4	Power; Authorization; Enforceable Obligations	68
4.5	No Legal Bar	68
4.6	Litigation	68
4.7	No Default	68
4.8	Ownership of Property	68
4.9	Intellectual Property	68
4.10	Federal Regulations	69
4.11	ERISA	69
4.12	Investment Company Act	69
4.13	Ownership of the Subsidiary Borrowers	69
4.14	Use of Proceeds	69
4.15	Anti-Corruption Laws and Sanctions	69

SECTION 5. CONDITIONS PRECEDENT		69
5.1	Conditions to Closing Date	69
5.2	Conditions to Each Extension of Credit	70

SECTION 6. AFFIRMATIVE COVENANTS		71
6.1	Financial Statements	71
6.2	Compliance Certificates	72
6.3	Maintenance of Business; Existence	72
6.4	Maintenance of Insurance	72
6.5	Notices	72
6.6	Reinstated Guarantors, etc.	72
6.7	Books and Records	73
6.8	Ratings	73

SECTION 7. NEGATIVE COVENANTS		73
7.1	Minimum Liquidity	73
7.2	Indebtedness	73
7.3	Asset Sale Restrictions	73
7.4	Fundamental Changes	74
7.5	Anti-Corruption Laws and Sanctions	74

SECTION 8. EVENTS OF DEFAULT		75

SECTION 9. THE AGENTS		76
9.1	Appointment	76
9.2	Delegation of Duties	77
9.3	Exculpatory Provisions	77
9.4	Reliance by Administrative Agent and the Brazilian Administrative Agent	77
9.5	Notice of Default	78
9.6	Non-Reliance on Agents and Other Lenders	78
9.7	Indemnification	78
9.8	Agent in Its Individual Capacity	79
9.9	Successor Administrative Agent	79
9.10	Replacement of Brazilian Administrative Agent	80
9.11	Bookrunners, Lead Arrangers, Global and Regional Coordinators, Documentation Agents, Syndication Agent and Co-Syndication Agent	80
9.12	Certain ERISA Matters	80

SECTION 10. MISCELLANEOUS		82
10.1	Amendments and Waivers	82
10.2	Notices	85

10.3	No Waiver; Cumulative Remedies	87
10.4	Survival of Representations and Warranties	88
10.5	Payment of Expenses	88
10.6	Successors and Assigns; Participations and Assignments	89
10.7	Adjustments	93
10.8	Counterparts	93
10.9	Severability	93
10.10	Integration	93
10.11	GOVERNING LAW	93
10.12	Submission to Jurisdiction; Waivers	93
10.13	Judgment	94
10.14	Acknowledgments	95
10.15	Releases of Guarantees	95
10.16	Confidentiality	96
10.17	WAIVERS OF JURY TRIAL	96
10.18	USA Patriot Act	96
10.19	No Novation	96
10.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	97

SCHEDULES:

1.1A	Commitments; Scheme Reference Number and Jurisdiction of Tax Residence
1.1B	Initial Excluded Subsidiaries
1.1C	Applicable Pricing Grid
1.1D	Existing Liens
1.1E	Excluded Subsidiary Businesses
4.6	Litigation

EXHIBITS:

A	Form of Guarantee
B	Form of Competitive Bid Request
C	Form of Competitive Bid
D	Form of Competitive Bid Accept/Reject Letter
E	Form of Incremental Loan Activation Notice
F	Form of Closing Certificate
G	Form of Assignment and Assumption
H	Form of Borrower Joinder Agreement
I-1	Form of Exemption Certificate for Non-Partnership Non-U.S. Lenders
I-2	Form of Exemption Certificate for Partnership Non-U.S. Lenders
I-3	Form of Exemption Certificate for Non-Partnership Non-U.S. Participants
I-4	Form of Exemption Certificate for Partnership Non-U.S. Participants
J	Form of Compliance Certificate
K	Form of Note
L	Form of Borrowing Request

THIRD AMENDED AND RESTATED FIVE YEAR REVOLVING CREDIT AGREEMENT, dated as of April 18, 2018 (this “Agreement”), among GENERAL MOTORS COMPANY, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation (“GMF”), GM Global Treasury Centre Limited, a private limited company incorporated under the laws of England and Wales (“GMGTC”), General Motors do Brasil Ltda., a Brazilian limited liability company (“GMB”), the other Subsidiary Borrowers (as defined herein) from time to time parties hereto, the several banks and other financial institutions or entities from time to time parties hereto, as lenders (collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A. (and any of its branches and affiliates acting on its behalf in such capacity), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANCO DO BRASIL S.A. (and any of its branches and affiliates acting on its behalf in such capacity), as administrative agent for the Brazilian Lenders (in such capacity, the “Brazilian Administrative Agent”), CITIBANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”) and BANK OF AMERICA, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”).

WHEREAS, the Company entered into that certain Second Amended and Restated Five Year Revolving Credit Agreement, dated as of May 26, 2016 (the “Existing Five Year Credit Agreement”), with GMF, GMB, the other subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as the Brazilian administrative agent, and the other agents party thereto;

WHEREAS, the parties have agreed to amend and restate the Existing Five Year Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction (or waiver pursuant to Section 10.1) of the conditions set forth in Section 5.1;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree that on the Closing Date (as defined below), the Existing Five Year Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2017 10-K” has the meaning assigned to such term in Section 4.1.

“3-Year Revolving Credit Agreement” means (i) that certain Third Amended and Restated Three Year Revolving Credit Agreement, dated as of the date hereof, among the Company, GMF, GMGTC, GMB, certain other subsidiaries of the Company from time to time party thereto as borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation, irrespective of the amount thereof or any combination of any one or more of the foregoing, that has been incurred to extend, replace, renew, defease, exchange, repay, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Third Amended and Restated Three Year Revolving Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless the Company notifies the Administrative Agent that it is not intended to be a “3-Year Revolving Credit Agreement” hereunder. All references to the “3-Year Revolving Credit Agreement” in this Agreement shall refer to any 3-Year Revolving Credit Agreement then extant.

“3-Year Total Available Commitments” means the “Total Available Commitments” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Available Commitments” shall be deemed to mean the sum of the “3-Year Total Available Commitments” (as defined above) under each such agreement).

“3-Year Total Commitments” means the “Total Commitments” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Commitments” shall be deemed to mean the sum of the “3-Year Total Commitments” (as defined above) under each such agreement).

“3-Year Total Extensions of Credit” means the “Total Extensions of Credit” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Extensions of Credit” shall be deemed to mean the sum of the “3-Year Total Extensions of Credit” (as defined above) under each such agreement).

“ABR” means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1.00% and (c) the Eurocurrency Rate, calculated as of such date in respect of a proposed Eurocurrency Loan denominated in Dollars with a one-month interest period, plus 1.00%; provided, that if the rate determined pursuant to this definition of “ABR” shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the NYFRB Rate or the Eurocurrency Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.16 hereof, then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“ABR Loans” means Loans the rate of interest applicable to which is based upon the ABR.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Affected Foreign Currency” has the meaning assigned to such term in Section 2.16(a)(iii).

“Agents” means the Administrative Agent and the Brazilian Administrative Agent, collectively.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Rate” means, for any day, the sum of (a) a rate per annum selected by the Administrative Agent, in its reasonable discretion based on market conditions in consultation with the Company (and any applicable Subsidiary Borrower) and the relevant Lenders, plus (b) the Applicable Margin for Eurocurrency Loans. When used in reference to any Loan, “Alternate Rate” refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Rate.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act.

“Applicable Account Party” has the meaning assigned to such term in Section 3.1(a).

“Applicable Lending Office” means, for any Lender, such Lender’s office, branch or affiliate designated for Eurocurrency Loans denominated in the applicable Currency, ABR Loans, CDI Loans, L/C Obligations or Letters of Credit denominated in the applicable Currency, as applicable, as notified to the Administrative Agent and the Company or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 2.21, be changed by such Lender upon 10 days’ prior written notice to the Administrative Agent and the Company.

“Applicable Margin” means, for any day, with respect to any ABR Loan, CDI Loan or Eurocurrency Loan, as the case may be, the applicable rate per annum set forth under the relevant column heading in the Applicable Pricing Grid, based upon the Applicable Rating in effect on such day.

“Applicable Pricing Grid” means, (i) in the case of any Loan (other than a CDI Loan) the table set forth on Schedule 1.1C and (ii) in the case of any CDI Loan, the table set forth in Exhibit 3.2 in the applicable Brazilian Bank Certificate.

“Applicable Rating” means the Index Debt Rating; provided, that in the event the Company has obtained or maintained a Facility Rating from at least two of Moody’s, S&P or Fitch, the “Applicable Rating” shall be the Facility Rating in effect at any time of determination.

“Application” means, with respect to an Issuing Lender, a customary application consistent with this Agreement, in such form as such Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Approved Electronic Platform” has the meaning assigned to such term in Section 10.2(b).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in revolving bank loans and similar revolving extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

“Arrangers” has the meaning assigned to such term in Section 9.11.

“Assignee” has the meaning assigned to such term in Section 10.6(b).

“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit G.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which

Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender” has the meaning assigned to such term in Section 10.7.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” means the Company, GMB, GMGTC, GMF or any other Subsidiary Borrower designated from time to time by the Company until (in the case of any Subsidiary Borrower) such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(d).

“Borrower DTTP Filing” means an HMRC Form DTTP2, duly completed and filed by the relevant Borrower, which contains the scheme reference number and jurisdiction of tax residence provided by a UK Treaty Lender to the relevant UK Borrower and the Administrative Agent in accordance with Section 2.19(e) and which (a) where it relates to a UK Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1.1A to this Agreement, and (i) where the UK Borrower is a Borrower on the date of this Agreement, is filed with HMRC within 30 days of the date of this Agreement; or (ii) where the UK Borrower becomes a Borrower after the date of this Agreement, is filed with HMRC within 30 days of that date; or (b) where it relates to a UK Treaty Lender that is not a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Lender; and (i) where the UK Borrower is a Borrower as at the date on which that UK Treaty Lender becomes a Lender, is filed with HMRC within 30 days of that date; or (ii) where the UK Borrower is not a Borrower as at the date on which that UK Treaty Lender becomes a Lender, is filed with HMRC within 30 days of the date on which that UK Borrower becomes a Borrower.

“Borrower Joinder Agreement” means a joinder agreement substantially in the form of Exhibit H.

“Borrowing Date” means any Business Day specified by the Company or any Subsidiary Borrower as a date on which the Company or such Subsidiary Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Request” means a request by any Borrower for a Domestic Loan or Multicurrency Loan, in substantially the form of Exhibit L.

“Brazilian Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Brazilian Bank Certificate” means each bank credit certificate, issued by any Brazilian Subsidiary Borrower in favor of any Brazilian Lender pursuant to which such Brazilian Lender agrees to make Brazilian Loans.

“Brazilian Commitment” means as to any Lender, the obligation of such Lender, if any, to make Brazilian Loans in an aggregate principal amount in Brazilian Reais the Dollar Equivalent of which shall not exceed the amount set forth under the heading “Brazilian Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount in Brazilian Reais of the Brazilian Commitment shall be (i) calculated based on the Real/U.S. Dollars exchange rate, expressed as the amount of Reais for conversion into Dollars as reported by the Central Bank of Brazil and on its website (which, at the date hereof, is located at http://www.bcb.gov.br/?txcambio), under transaction “Cotações e Boletins” option “Cotações de fechamento de todas as moedas em uma data”, “Venda” (or any successor screen established by the Central Bank of Brazil) (such rate, the “PTAX”) on each valuation date of the exchange rates; (ii) the Brazilian Commitment shall be updated every quarter as of the issuance date of each Brazilian Bank Certificate based on the exchange rate above available on the Business Day prior to the date of issuance of a written amendment to the respective Brazilian Bank Certificate and (iii) informed by the Brazilian Administrative Agent to each Brazilian Lender and the relevant Brazilian Subsidiary Borrower on the disbursement date of each borrowing under the Brazilian Commitment or at any day if so requested by any Brazilian Subsidiary Borrower and/or any Brazilian Lender. If the PTAX is not available, for any reason, the sale closing average quotations received from three leading Brazilian banks as selected by GMB in its sole discretion shall be applied. Notwithstanding the foregoing, if such rate cannot be determined, the conversion rate shall be jointly defined by GMB and the Brazilian Lenders.

“Brazilian Extensions of Credit” means, as to any Brazilian Lender at any time, an amount equal to the Dollar Equivalent of the aggregate principal amount of all Brazilian Loans held by such Lender then outstanding.

“Brazilian Facility” means the Brazilian Commitments and the extensions of credit made thereunder.

“Brazilian Intercreditor Agreement” means the Creditors’ Agreement (as defined in the Brazilian Bank Certificate dated as of the date hereof), if any, after the execution thereof.

“Brazilian Lender” means each Lender that has a Brazilian Commitment or that holds Brazilian Loans.

“Brazilian Loans” has the meaning assigned to such term in Section 2.5(a).

“Brazilian Percentage” means as to any Brazilian Lender at any time, the percentage which such Lender’s Brazilian Commitment then constitutes of the aggregate amount of the Brazilian Commitments then in effect or, at any time after the Brazilian Commitments shall have expired or terminated, the percentage which the aggregate Outstanding Amount of Brazilian Extensions of Credit of such Lender then outstanding constitutes of the aggregate Outstanding Amount of Brazilian Extensions of Credit of the Brazilian Lenders then outstanding.

“Brazilian Reais” and “R$” mean the lawful currency of the Federative Republic of Brazil.

“Brazilian Subsidiary” means, with respect to any Person, any Subsidiary of such Person organized under the laws of any jurisdiction within the Federative Republic of Brazil. Unless otherwise qualified, all references to a “Brazilian Subsidiary” or to “Brazilian Subsidiaries” in this Agreement shall refer to a Brazilian Subsidiary or Brazilian Subsidiaries of the Company.

“Brazilian Subsidiary Borrower” means GMB and any Subsidiary Borrower that is a Subsidiary of GMF or GMB and which is a Brazilian Subsidiary.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City and, solely in connection with matters relating to the Brazilian Lenders, São

Paulo and São Caetano do Sul, both in the State of São Paulo, Brazil, are permitted to close; provided, however, that when used in connection with (a) a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits or deposits in any Optional Currency, as applicable, in the London Interbank market, (b) an extension of credit denominated in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day and (c) an extension of credit denominated in any Optional Currency (other than Euros) or any other currency, the term “Business Day” shall also exclude any day on which banks in the principal financial center of the country of such Optional Currency or other currency are not open for general business.

“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“CDI” means the daily average rate of the DI – Depósitos Interfinanceiros de um dia, “over extra-grupo”, expressed in the form of a percentage per annum, based upon 252 business days, calculated and published daily by the B3 S.A. – Brasil, Bolsa, Balcão, at the website http://www.cetip.com.br.

“CDI Loans” means Loans the rate of interest applicable to which is based upon the CDI.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.18, by any lending office of such Lender or Issuing Lender or by such Lender’s or Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. For purposes of this definition and Section 2.18, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change in Tax Law” has the meaning assigned to such term in Section 2.19(a).

“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or (b) Continuing Directors cease to constitute at least a majority of the members of the board of directors of the Company.

“CLO” means any person that is primarily engaged in the issuance of securities based on, collateralized by or otherwise backed by one or more pools of assets consisting primarily of bank loans.

“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is April 18, 2018.

“Co-Syndication Agent” has the meaning assigned to such term in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateralized” means, with respect to any Letter of Credit, that such Letter of Credit is secured by cash collateral arrangements and/or backstop letters of credit entered into on terms (and, with respect to any such backstop letters of credit, from issuers) reasonably satisfactory to the relevant Issuing Lender; and the terms “Collateralize” and “Collateralization” shall have correlative meanings.

“Commitment” means, individually and collectively, the Brazilian Commitments, the Domestic Commitments and the Multicurrency Commitments. To the extent any Incremental Facility or New Local Facility is established, the “Commitments” shall, to the extent appropriate, include commitments under such Facilities.

“Commitment Increase” has the meaning assigned to such term in Section 2.26(a).

“Commitment Increase Date” means, as to any Commitment Increase, the date (which shall be a Business Day) specified in the related Incremental Loan Activation Notice as the date on which such Commitment Increase shall be effective.

“Commitment Period” means with respect to any Lender in any Facility, the period from and including the Closing Date (or in the case of a Lender that becomes a Lender under such Facility after the Closing Date, the date on which such Lender becomes a Lender under such Facility) to, but excluding, the Termination Date applicable to such Lender under such Facility.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or the Brazilian Intercreditor Agreement or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, the Brazilian Intercreditor Agreement, any Loan Party or its affiliates, or the transactions contemplated by this Agreement, the other Loan Documents or the Brazilian Intercreditor Agreement.

“Company” has the meaning assigned to such term in the preamble hereto.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.7.

“Competitive Bid Accept/Reject Letter” means a notification made by the Company pursuant to Section 2.7, substantially in the form of Exhibit D.

“Competitive Bid Rate” means, with respect to any Competitive Bid (a) in the case of a Eurocurrency Competitive Loan, the Eurocurrency Rate plus (or minus) the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest per annum, in each case specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Competitive Bid Request” means a request made pursuant to Section 2.7, substantially in the form of Exhibit B.

“Competitive Loan” means a Loan made pursuant to Section 2.7.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit J.

“Consolidated Domestic Liquidity” means, as of any date of determination, the sum of (a) the Total Available Commitments as of such date plus (b) the 3-Year Total Available Commitments at such date plus (c) the total available commitments (after giving effect to any applicable borrowing base limitations) under other then-effective committed credit facilities of the Company or any Domestic Subsidiary (including any Ancillary Commitments under and as defined in the 3-Year Revolving Credit Agreement, which may at such time be reallocated to provide availability to the Company or any Domestic Subsidiary) plus (d) total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Company and its Domestic Subsidiaries (other than Domestic Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as determined by the Company based on adjustments to the amount of total cash (other than restricted cash), cash equivalents and Marketable Securities, as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC.

“Consolidated Global Liquidity” means as of any date of determination, the sum of (a) the Total Available Commitments as of such date plus (b) the 3-Year Total Available Commitments as of such date plus (c) the total available commitments (after giving effect to any applicable borrowing base limitations) under other then-effective committed credit facilities of the Company or any of its Subsidiaries (including any Ancillary Commitments under and as defined in the 3-Year Revolving Credit Agreement available to the Company or any of its Subsidiaries, if applicable) plus (d) total cash (other than restricted cash), cash equivalents and Marketable Securities of the Company and its Subsidiaries (other than Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC.

“Consolidated Tangible Assets” means the aggregate amount of the Company’s consolidated assets after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as set forth in the most recent financial statements of the Company and its consolidated Subsidiaries delivered pursuant to Section 6.1 prepared in accordance with GAAP.

“Consolidated Total Assets” means, at any date, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries.

“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the Company on the Closing Date or (b) who has been nominated or appointed to be a member of such board of directors, or approved or otherwise ratified, by a majority of the other Continuing Directors then in office.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Currency” means Dollars or any Optional Currency.

“Debt” means, as to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and (c) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) and (b) above.

“Default” means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender” means, at any time, a Lender (a) that has defaulted in its obligation to make Loans or participate in Letters of Credit under this Agreement, (b) that has, or the direct or indirect parent company of which has, notified the Administrative Agent or the Company, or has stated publicly, that it will not comply with any such funding obligation under this Agreement or that it will not comply with its funding obligations generally under other agreements in which it is obligated to extend credit, (c) that has, for three or more Business Days, failed to confirm in writing to the Company, in response to a written request of the Company after the Company has a reasonable basis to believe such Lender will not comply with its funding obligations under this Agreement, that it will comply with its funding obligations under this Agreement; provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such confirmation, (d) with respect to which a Lender Insolvency Event has occurred and is continuing or (e) which has become the subject of a Bail-In Action.

“Designated Principal Trade Name” means a Principal Trade Name, designated by the Company as the “Designated Principal Trade Name” in a written notice to the Administrative Agent pursuant to the terms hereof; provided, that, for the avoidance of doubt, only one Principal Trade Name may be designated as a “Designated Principal Trade Name” during the term of this Agreement.

“Disposition” means, with respect to any property, any sale, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings; provided, that, for the avoidance of doubt, (a) the pledge or collateral assignment of property, or the granting of a Lien on property, and (b) the licensing and sublicensing of intellectual property and other general intangibles on customary terms and conditions in the ordinary course of business of the licensing or sublicensing party shall not constitute a “Disposition”.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent, and such determination shall be conclusive in the absence of manifest error. In making any determination of the Dollar Equivalent (for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any date or for any other purpose), the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the Company or any Subsidiary Borrower delivers a request for a Loan or Letter of Credit or on such other date upon which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.

“Dollars” and “$” mean the lawful money of the United States.

“Domestic Commitment” means as to any Lender, the obligation of such Lender, if any, to make Domestic Loans and participate in Letters of Credit in an aggregate principal and/or face amount the Dollar Equivalent of which shall not exceed the amount set forth under the heading “Domestic Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Domestic Competitive Loan” means a Competitive Loan made under the Domestic Facility.

“Domestic Extensions of Credit” means, as to any Domestic Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Domestic Loans held by such Lender then outstanding and (b) an amount equal to such Lender’s applicable Domestic Percentage of the aggregate L/C Obligations then outstanding.

“Domestic Facility” means the Domestic Commitments and the extensions of credit made thereunder.

“Domestic Lender” means each Lender that has a Domestic Commitment or that holds Domestic Loans or other Loans made under the Domestic Facility.

“Domestic Loans” has the meaning assigned to such term in Section 2.1.

“Domestic Percentage” means as to any Domestic Lender at any time, the percentage which such Lender’s Domestic Commitment then constitutes of the aggregate amount of the Domestic Commitments then in effect or, at any time after the Domestic Commitments shall have expired or terminated, the percentage which the aggregate Outstanding Amount of Domestic Extensions of Credit and Domestic Competitive Loans of such Lender then outstanding constitutes of the aggregate Outstanding Amount of Domestic Extensions of Credit and Domestic Competitive Loans of the Domestic Lenders then outstanding.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not (a) a Foreign Subsidiary or (b) a Subsidiary that is owned, directly or indirectly, by a Foreign Subsidiary. Unless otherwise qualified, all references to a “Domestic Subsidiary” or to “Domestic Subsidiaries” in this Agreement shall refer to a Domestic Subsidiary or Domestic Subsidiaries of the Company.

“Domestic Subsidiary Borrower” means any Subsidiary Borrower which is a Domestic Subsidiary.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means any and all foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating or imposing liability or standards of conduct concerning protection of human health, the environment or natural resources, as now or may at any time hereafter be in effect.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company is treated as a single employer under Section 414(b) or (c) of the Code or any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Default” means (a) any of the following (i) the occurrence of a nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan to which the Company or any ERISA Affiliate is a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975 of the Code); (ii) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (v) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; or (vi) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; and (b) in each case in clauses (i) through (vi), such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” means the single currency of the Participating Member States.

“Eurocurrency Base Rate” means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the London Interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for the applicable Currency for a period equal to such Interest Period commencing on the first day of such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld); in each case, the “Screen Rate”) as of 11:00 A.M., London time, on the Quotation Date; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable Currency, then the Eurocurrency Base Rate shall be the Interpolated Rate at such time; provided, further, that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available for the applicable Currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for the applicable Currency) that exceeds the Impacted Interest Period, in each case, at such time, provided, that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Competitive Loans” means Competitive Loans bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Loans” means Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurocurrency Reserve Requirements” means for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or any other banking authority to which any Lender is subject) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System of the United States. Such reserve percentages shall include those imposed under Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities (as defined in Regulation D of the Board) and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Eurocurrency Tranche” means the collective reference to Eurocurrency Loans under a particular Facility and denominated in the same Currency, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day) (it being understood that any such group of Eurocurrency Loans that constitutes one Eurocurrency Tranche pursuant to the foregoing shall be amalgamated and deemed to be one Eurocurrency Loan for all purposes of this Agreement).

“Event of Default” means any of the events specified in Section 8, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Exchange Rate” means, for any day with respect to (i) any currency (other than Dollars or Brazilian Reais), the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 A.M., London time, on such day on the applicable Reuters currency page with respect to such currency and (ii) Brazilian Reais, the exchange rate (taxa de câmbio) at which such currency may be exchanged into Dollars disclosed by the Central Bank of Brazil on its website (which, at the date hereof, is located at http://www.bcb.gov.br/?txcambio), under transaction “Cotações e Boletins” option “Cotações de fechamento de todas as moedas em uma data”, “Venda” (or any successor screen established by the Central Bank of Brazil), on such day. In the event that such rate does not appear on the applicable Reuters currency page or is not disclosed by the Central Bank of Brazil, as applicable, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London Interbank market or other market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 A.M., London time, or, with respect to Brazilian Reais, 11:00 A.M., Local Time, on such day for the purchase of Dollars with such currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” means (a) GM Holdings, (b) each of the Initial Excluded Subsidiaries, (c) each Subsidiary of the Company that (i) is prohibited by any applicable requirement of law or Governmental Authority from guaranteeing the obligations of the Loan Parties or (ii) is acquired after the Closing Date and, at the time of acquisition, is a party to, or is bound by, any contract, agreement, instrument, indenture or other Contractual Obligation pursuant to which such Subsidiary’s agreement to guarantee the obligations of the Loan Parties is prohibited by, or would constitute a default or breach of, or would result in the termination of, such contract, agreement, instrument, indenture or other Contractual Obligation; provided, that such contract, agreement, instrument, indenture or other Contractual Obligation shall not have been entered into in contemplation of such acquisition; provided, further, that such Subsidiary shall cease to be an Excluded Subsidiary upon the termination of such contract, agreement, instrument, indenture or other Contractual Obligation, and will become a Subsidiary Guarantor only if required by and pursuant to this Agreement, (d) each Foreign Subsidiary, (e) each Unconsolidated Subsidiary, (f) each Finance Subsidiary of the Company, (g) each Subsidiary that is a dealership and (h) each Subsidiary acquired or formed after the Closing Date primarily to operate an Excluded Subsidiary Business; provided, that such Subsidiary shall cease to be an Excluded Subsidiary if such Subsidiary no longer operates an Excluded Subsidiary Business or the Company elects, in its sole discretion, in writing to the Administrative Agent that it no longer intends that such Subsidiary shall do so.

“Excluded Subsidiary Businesses” means the businesses and/or Subsidiaries indicated on Schedule 1.1E.

“Existing Five Year Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Loan” means any “Loan” under and as defined in the Existing Five Year Credit Agreement.

“Existing Required Lenders” means the “Required Lenders” under and as defined in the Existing Five Year Credit Agreement.

“Extending Lender” has the meaning assigned to such term in Section 2.27(a).

“Extensions of Credit” means, (a) as to any Brazilian Lender, such Lender’s Brazilian Extensions of Credit, (b) as to any Domestic Lender, such Lender’s Domestic Extensions of Credit and

(c) as to any Multicurrency Lender, such Lender’s Multicurrency Extensions of Credit. To the extent any Incremental Facility or New Local Facility is established, “Extensions of Credit” shall, to the extent appropriate, include the Outstanding Amount of any extensions of credit under such Facilities.

“Facility” means each of (a) the Brazilian Facility, (b) the Domestic Facility, (c) the Multicurrency Facility, (d) any New Local Facility and (e) any Incremental Facility.

“Facility Fee” has the meaning assigned to such term in Section 2.8(a).

“Facility Fee Rate” means, for any day relating to each of the Domestic Facility and the Multicurrency Facility, with respect to the Facility Fees payable hereunder, the applicable rate per annum set forth under the column heading “Facility Fee Rate” in the Applicable Pricing Grid, based upon the Applicable Rating in effect on such day.

“Facility Rating” means, as of any date, the credit rating provided by Moody’s, S&P or Fitch, as applicable, for the Facilities provided hereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), including any regulations or official interpretations thereof whether issued before or after the date of this Agreement, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Section of the Code (or any such amended or successor version thereof) and any law, regulation, rule, promulgation or official agreement implementing an official governmental agreement with respect to the foregoing.

“Federal Funds Effective Rate” means for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Payment Date” means (a) the fifteenth day of each March, June, September and December (or, if any such day is not a Business Day, the next succeeding Business Day) and (b) the last day of the final Fee Payment Period.

“Fee Payment Period” means, initially, the period from and including the Closing Date to but excluding the initial Fee Payment Date, and thereafter, each period commencing on and including a Fee Payment Date to but excluding the succeeding Fee Payment Date (except that the final Fee Payment Period for any Lender shall end on the date on which the Commitment of such Lender terminates and its Extensions of Credit have been paid in full or Collateralized).

“Finance Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is primarily engaged in leasing or financing activities including (a) lease and purchase financing provided by such Subsidiary to dealers and consumers, (b) leasing or financing of installment receivables or otherwise providing banking, financial or insurance services to the Company and/or its affiliates or others or (c) financing the Company’s and/or its affiliates’ operations.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer, assistant treasurer, or controller of such Person.

“Fitch” means Fitch Ratings, a business segment of Fitch Group, Inc. and its successors.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a fixed rate per annum specified by the Lender making such Loan in its related Competitive Bid.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction outside the United States. Unless otherwise qualified, all references to a “Foreign Subsidiary” or to “Foreign Subsidiaries” in this Agreement shall refer to a Foreign Subsidiary or Foreign Subsidiaries of the Company.

“Foreign Subsidiary Borrower” means any Subsidiary Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means a Subsidiary substantially all of the Net Book Value of whose assets consists of Capital Stock (or other interests that could reasonably be characterized as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries or other Foreign Subsidiary Holding Companies.

“Funding Office” means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office with respect to any Facility or Facilities by written notice to the Company, any relevant Subsidiary Borrower and the applicable Lenders.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GM Holdings” means General Motors Holdings LLC, a Delaware limited liability company.

“GMB” has the meaning assigned to such term in the preamble hereto.

“GMF” has the meaning assigned to such term in the preamble hereto.

“GMGTC” has the meaning assigned to such term in the preamble hereto.

“Governmental Authority” means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or a foreign jurisdiction.

“Guarantee” means the Third Amended and Restated Guarantee Agreement to be executed and delivered by the Company, substantially in the form of Exhibit A.

“Guarantee Joinder” means a joinder agreement substantially in the form of Annex I to the Guarantee.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), if the primary purpose or intent thereof is to provide assurance that the Indebtedness of another Person will be paid or discharged, any obligation of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to advance or supply funds for the purchase or payment of any such primary obligation (b) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (c) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by such guaranteeing person in accordance with GAAP.

“Guarantee Reinstatement Date” means the first date after the Closing Date or any Guarantee Release Date on or as of which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating” for the Company of less than BBB-; (b) in the case of Moody’s, a “Long-Term Corporate Family Rating” for the Company of less than Baa3; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating” for the Company of less than BBB-. If the rating system of S&P, Moody’s and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.

“Guarantee Release Date” means the first date following any Guarantee Reinstatement Date on or as of which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating” for the Company of at least BBB-; (b) in the case of Moody’s, a “Long-Term Corporate Family Rating” for the Company of at least Baa3; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating” for the Company of at least BBB-. If the rating system of S&P, Moody’s and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency. At any time after Moody’s has withdrawn the Long-Term Corporate Family Rating of the Company due to the Company’s achievement of “investment grade” status, the Company shall be deemed to have a Long-Term Corporate Family Rating of at least Baa3 for purposes of this definition from such date until the date, if any, that Moody’s subsequently issues a Long-Term Corporate Family Rating of the Company of Ba1 or lower. For the avoidance of doubt, it is understood and agreed that, as of the date hereof, Moody’s has withdrawn the Long-Term Corporate Family Rating of the Company due to the Company’s achievement of “investment grade” status.

“Guarantors” means, collectively, the Company (with respect to the Obligations of any Subsidiary Borrower) and, during any Reinstated Guarantee Period, the Subsidiary Guarantors. For the avoidance of doubt, GM Holdings does not and shall not constitute a Guarantor.

“Hedging Obligations” means any of the following: (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.

“HMRC” means Her Majesty’s Revenue and Customs.

“HMRC DT Treaty Passport scheme” means the HMRC Double Taxation Treaty Passport scheme.

“Impacted Interest Period” has the meaning set forth in the definition of Eurocurrency Base Rate.

“Incremental Commitment” means, as to each Incremental Lender, in respect of any Commitment Increase or Incremental Facility, the obligation of such Incremental Lender on and after the applicable Commitment Increase Date or Incremental Facility Closing Date to make Incremental Loans under the relevant Facility in a principal amount equal to the amount set forth under the heading “Incremental Commitment” opposite such Incremental Lender’s name on the applicable Incremental Loan Activation Notice.

“Incremental Facility” means any series of Incremental Commitments (other than any Commitment Increase) and the extensions of credit thereunder as provided in any Incremental Loan Activation Notice.

“Incremental Facility Closing Date” means, as to any Incremental Facility, the date (which shall be a Business Day) specified in the related Incremental Loan Activation Notice as the first date on which Incremental Loans will be made available thereunder.

“Incremental Lender” means (a) any Lender designated by the Company (in the case of a Commitment Increase with respect to the Domestic Facility, with the consent of each Material Issuing Lender (unless such Lender is (A) a Domestic Lender or (B) any other bank, financial institution or any other Person that has an investment grade rating from two of S&P, Moody’s and Fitch at the time of such Commitment Increase, in each case, such consents not to be unreasonably withheld)), (b) any other bank, financial institution or other Person that does not have an investment grade rating from two of S&P, Moody’s and Fitch at the time of such Commitment Increase which becomes a signatory to an Incremental Loan Activation Notice with the consent of the Company (in its sole discretion), the Administrative Agent and, in the case of a Commitment Increase with respect to the Domestic Facility, each Material Issuing Lender at such time (such consents not to be unreasonably withheld), and (c) each Lender which has made, or acquired pursuant to an assignment made in accordance with Section 10.6, an Incremental Commitment.

“Incremental Loan Activation Notice” means a notice substantially in the form of Exhibit E.

“Incremental Loan Maturity Date” means, as to any Incremental Facility, the maturity date specified in the Incremental Loan Activation Notice relating thereto.

“Incremental Loans” has the meaning assigned to such term in Section 2.26(b).

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (i) all obligations of such Person in respect of Hedging Obligations.

“Indemnified Liabilities” has the meaning assigned to such term in Section 10.5.

“Indemnitee” has the meaning assigned to such term in Section 10.5.

“Index Debt Rating” means, as of any date, the credit rating provided by Moody’s, S&P or Fitch, as applicable, for senior, unsecured, long-term Indebtedness of the Company.

“Ineligible Assignee” means (a) any Person that is a hedge fund or a captive finance company, (b) any Person, or affiliate of any such Person, which is a captive finance company of, or which is engaged in, automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution irrespective of whether such Person (or an affiliate thereof) is a direct competitor of the Company or any of its Subsidiaries, (c) any CLO or (d) any person that is not a commercial bank. For purposes of determining if a Person is an Ineligible Assignee, an institutional investor which is a passive investor in the financing of equipment or facilities used in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution shall not, solely by reason of such investment, be deemed to be engaged in such businesses.

“Ineligible Participant” means any Person that is engaged in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution and is a direct competitor of the Company or any of its Subsidiaries or any captive finance company controlled by such Person. For purposes of determining if a Person is an Ineligible Participant, an institutional investor which is a passive investor in the financing of equipment or facilities used in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution shall not, solely by reason of such investment, be deemed to be engaged in such businesses.

“Initial Excluded Subsidiary” means each Subsidiary listed on Schedule 1.1B.

“Intellectual Property” means the collective reference to all rights, priorities and privileges with respect to intellectual property, arising under the laws of the United States or any State thereof, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date” means (a) as to any ABR Loan, the fifteenth day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof (to the extent of such repayment or prepayment).

“Interest Period” means, (a) as to any Eurocurrency Loan (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, twelve) months (or additionally, in the case of any Eurocurrency Competitive Loan, one or three weeks) thereafter, as selected by the Company or relevant Subsidiary Borrower in its notice of borrowing, Competitive Bid Request or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, twelve) months (or additionally, in the case of any Eurocurrency Competitive Loan, one or three weeks) thereafter, as selected by the Company or relevant Subsidiary Borrower by irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto and (b) with respect to a Fixed Rate Loan, the period (which shall be not less than seven days or more than 360 days) commencing on the Borrowing Date thereof and ending on the date specified in the applicable Competitive Bid Accept/Reject Letter; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)	if any Interest Period is one month or more in length and would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B)	the Company or relevant Subsidiary Borrower may not select an Interest Period under a particular Facility that would extend beyond the earliest Termination Date then in effect for such Facility; and

(C)	any Interest Period that is one month or more in length and that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interpolated Rate” has the meaning set forth in the definition of Eurocurrency Base Rate.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices (1998), International Chamber of Commerce Publication No. 590 and any subsequent revision thereof adhered to by the Issuing Lenders.

“Issuing Lender” means, with respect to a Letter of Credit, the Lender or the Applicable Lending Office thereof that is requested to issue, or that issues, such Letter of Credit pursuant to an L/C Commitment. For the avoidance of doubt, each party hereto acknowledges that, subject to the ability of the Company to add Issuing Lenders pursuant to Section 3.10 following the Closing Date, as of the Closing Date no Lender or any Applicable Lending Office thereof is an Issuing Lender.

“Japanese Yen” means the official currency of Japan.

“Judgment Currency” has the meaning assigned to such term in Section 10.13.

“L/C Commitment” means, as to any Lender (or Applicable Lending Office thereof), the obligation of such Person to issue Letters of Credit pursuant to Section 3 in an aggregate Outstanding Amount at any time not to exceed the amount set forth under the heading “L/C Commitment” opposite such Person’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party thereto, in each case, as the same may be changed from time to time pursuant to the terms hereof, including Section 3.10. For the avoidance of doubt, each party hereto acknowledges that, subject to the ability of the Company to add Issuing Lenders pursuant to Section 3.10 following the Closing Date, as of the Closing Date no Lender or any Applicable Lending Office thereof has an L/C Commitment.

“L/C Obligations” means, at any time, the Dollar Equivalent of the aggregate Outstanding Amount of all Letters of Credit, after giving effect to Section 3.9.

“L/C Participants” means, with respect to any Letter of Credit issued by an Issuing Lender, the collective reference to all of the Domestic Lenders (other than the Issuing Lender with respect to such Letter of Credit).

“L/C Sublimit” means, at the time of determination, the lesser of (i) $500 million or (ii) the Total Domestic Commitment then in effect; provided, that, from time to time, the Company may increase the L/C Sublimit by notice to the Administrative Agent.

“Lender Insolvency Event” means, with respect to any Lender, that such Lender or its direct or indirect parent company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment. For the avoidance of doubt, a Lender that participates in a government support program will not be considered to be the subject of a proceeding of the types described in this definition solely by reason of its participation in such government support program.

“Lenders” has the meaning assigned to such term in the preamble hereto and shall include, individually and in the aggregate, the Brazilian Lenders, the Domestic Lenders, the Issuing Lenders and the Multicurrency Lenders. To the extent any Incremental Facility or New Local Facility is established, “Lenders” shall, to the extent appropriate, include any Lender under such Facilities.

“Letter of Credit” has the meaning assigned to such term in Section 3.1(a), after giving effect to Section 3.9.

“Letter of Credit Fee” has the meaning assigned to such term in Section 3.3.

“Lien” means any mortgage, pledge, lien, security interest, charge, conditional sale or other title retention agreement or other similar encumbrance.

“Loan Documents” means this Agreement, the Brazilian Bank Certificates, the Guarantee, the Notes, each Borrower Joinder Agreement, each Guarantee Joinder and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties” means, collectively, (a) the Company and each Subsidiary Borrower and (b) during any Reinstated Guarantee Period, each Subsidiary Guarantor; provided, however, that the term “Loan Parties” shall not include any such Person from and after the date such Person ceases to be a party to the Loan Documents in accordance with the terms thereof until the date such Person becomes or is required to become a party to any Loan Document.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Brazilian Loans, Domestic Loans, Multicurrency Loans and Competitive Loans. To the extent any Incremental Facility or New Local Facility is established, “Loans” shall, to the extent appropriate, include Loans made under such Facilities.

“Local Facility Amendment” has the meaning assigned to such term in Section 2.25(a).

“Local Time” means (i) New York City time in the case of a Loan or other disbursement denominated in Dollars, (ii) London time in the case of a Loan or other disbursement denominated in an Optional Currency other than Brazilian Reais (or any such other local time as otherwise notified to or communicated by the Administrative Agent) and (iii) São Paulo time in the case of any Loan or other disbursement denominated in Brazilian Reais.

“Majority Facility Lenders” means with respect to any Facility, the holders of more than 50% of the aggregate amount of Commitments outstanding under such Facility (or at any time after all of the Commitments thereunder shall have expired or terminated, the holders of more than 50% of the aggregate amount of Extensions of Credit and Competitive Loans thereunder).

“Margin” means, as to any Eurocurrency Competitive Loan, the margin to be added (or subtracted) from the Eurocurrency Rate to determine the rate of interest applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

“Marketable Securities” means, with respect to any Person, investments by such Person in fixed income securities with original maturities greater than 90 days that have a determinable fair value, are liquid and are readily convertible into cash. For avoidance of doubt, (i) such investments are passive investments, purchased by such Person in the ordinary course of business as part of its liquidity and/or cash management activities, and (ii) for all purposes of the Loan Documents, the amount of Marketable Securities of the Company and its Subsidiaries as of the last day of any fiscal quarter or fiscal year of the Company is equal to the amount reported on the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q consolidated balance sheet for such fiscal quarter or fiscal year, as the case may be, as the line “Marketable Securities”, less any adjustment for securities that do not satisfy the requirements of the first sentence of this definition.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition of the Company and its Domestic Subsidiaries, taken as a whole or (b) the validity or enforceability of the Loan Documents, taken as a whole, or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder, taken as a whole.

“Material Indebtedness” means, with respect to the Company or any Principal Domestic Subsidiary, indebtedness for borrowed money of, or guaranteed by, such Person having an aggregate principal amount, individually or in the aggregate, the Dollar Equivalent of which exceeds $1 billion.

“Material Issuing Lender” means any Issuing Lender with an L/C Commitment of $200 million or more.

“Material Loan Party” means, (a) during any Reinstated Guarantee Period, (i) the Company and (ii) any Subsidiary Guarantor that, at the time of determination, has Consolidated Total Assets equal to at least 10% of the Consolidated Total Assets of the Company at such time, as reflected initially in the 2017 10-K and thereafter in the most recent annual consolidated financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 and (b) at all other times, the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multicurrency Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Multicurrency Loans in an aggregate principal amount, the Dollar Equivalent of which shall not exceed the amount set forth under the heading “Multicurrency Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Multicurrency Competitive Loan” means a Competitive Loan made under the Multicurrency Facility.

“Multicurrency Extensions of Credit” means, as to any Multicurrency Lender at any time, an amount equal to the Dollar Equivalent of the aggregate principal amount of all Multicurrency Loans held by such Lender then outstanding.

“Multicurrency Facility” means the Multicurrency Commitments and the extensions of credit made thereunder.

“Multicurrency Lender” means each Lender that has a Multicurrency Commitment or that holds Multicurrency Loans or other Loans made under the Multicurrency Facility.

“Multicurrency Loans” has the meaning assigned to such term in Section 2.3.

“Multicurrency Percentage” means, as to any Multicurrency Lender at any time, the percentage which such Lender’s Multicurrency Commitment then constitutes of the aggregate amount of the Multicurrency Commitments then in effect or, at any time after all of the Multicurrency Commitments shall have expired or terminated, the percentage which the aggregate Outstanding Amount of Multicurrency Extensions of Credit and the Dollar Equivalent of outstanding Multicurrency Competitive Loans of such Lender then outstanding constitutes of the aggregate Outstanding Amount of Multicurrency Extensions of Credit and the Dollar Equivalent of outstanding Multicurrency Competitive Loans of the Multicurrency Lenders then outstanding.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 4001(a)(3) or Section 3(37) of ERISA to which contributions are required to be made by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate may have any direct or indirect liability or obligation contingent or otherwise.

“Net Book Value” means with respect to any asset of any Person (a) other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation in respect of such asset on such balance sheet and (b) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto.

“New Local Facility” has the meaning assigned to such term in Section 2.25(a).

“New Local Facility Lender” has the meaning assigned to such term in Section 2.25(a).

“Non-Excluded Taxes” has the meaning assigned to such term in Section 2.19(a).

“Non-Extending Lender” has the meaning assigned to such term in Section 2.27(b).

“Non-U.S. Lender” has the meaning assigned to such term in Section 2.19(d).

“Notes” has the meaning assigned to such term in Section 2.17(g).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, collectively, the unpaid principal of and interest on the Loans, Reimbursement Obligations and all other obligations and liabilities of the Company, any other Borrower, any Subsidiary Guarantor or any Applicable Account Party (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and Reimbursement Obligations and Post-Petition Interest) to the Administrative Agent, the Brazilian Administrative Agent, any Lender or any Issuing Lender hereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent, the Brazilian Administrative Agent, the Lenders or the Issuing Lenders that are required to be paid by the Company, any of the Subsidiary Borrowers, any of the Subsidiary Guarantors or any of the Applicable Account Parties pursuant to the terms of any of the Loan Documents).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Optional Currency” means, with respect to Loans or Letters of Credit made under each Facility (other than the Brazilian Facility and the Domestic Facility), at any time, Euro, Pounds Sterling, Japanese Yen and such other currencies which are freely convertible into Dollars and are freely traded and available in the London Interbank eurocurrency market with the consent of the Administrative Agent and the Lenders under the applicable Facility (or, in the case of Letters of Credit, the applicable Issuing Lender).

“Original Currency” has the meaning assigned to such term in Section 10.13.

“Other Taxes” means any and all present or future stamp or documentary Taxes and any other excise or property, intangible or mortgage recording Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24) as a result of a present or former connection between the recipient of such payment and the jurisdiction imposing such Taxes.

“Outstanding Amount” means (a) with respect to indebtedness for borrowed money, the aggregate outstanding principal amount thereof, (b) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (c) with respect to Hedging Obligations, the aggregate amount recorded by the applicable obligor as its termination liability thereunder and (d) with respect to any other obligations, the aggregate outstanding amount thereof.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided, that if the Overnight Bank Funding Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Participant” has the meaning assigned to such term in Section 10.6(c)(i).

“Participant Register” has the meaning assigned to such term in Section 10.6(c)(i).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Percentage” means as to any Lender, the applicable Brazilian Percentage of such Lender, the applicable Domestic Percentage of such Lender or the applicable Multicurrency Percentage of such Lender. To the extent any Incremental Facility or New Local Facility is established, the “Percentage” of any Lender in respect of such Facility shall be determined on a comparable basis.

“Permitted Liens” means:

(a) Liens for Taxes, assessments, governmental charges and utility charges, in each case that (i) are not yet delinquent, (ii) are not yet subject to penalties or interest for non-payment, (iii) are due, but the Liens imposed for such Taxes, assessments or charges are unenforceable or (iv) are being contested in good faith by appropriate actions or proceedings, provided, that if and to the extent required by GAAP, adequate reserves with respect thereto are maintained on the books of the relevant Person in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, landlord’s or other like Liens imposed by law or arising in the ordinary course of business (including deposits made to obtain the release of such Liens) that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate actions or proceedings;

(c) Liens securing Hedging Obligations not entered into for speculative purposes;

(d) statutory, common law or customary Liens (or similar rights) in favor of trustees and escrow agents, and netting and statutory or common law Liens, set-off rights, banker’s Liens, Liens arising under Section 4-210 of the UCC and the like in favor of counterparties to financial obligations and instruments;

(e) permits, licenses, leases or subleases granted to others, encroachments, covenants, use agreements, easements, rights-of-way, reservations of rights, title defects, servitudes, zoning and environmental restrictions, other restrictions and other similar encumbrances and other agreements incurred or entered into in the ordinary course of business or imposed by law that, individually or in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and the Principal Domestic Subsidiaries, taken as a whole;

(f) Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially interfere with the ordinary conduct of business of the Company and the Principal Domestic Subsidiaries, taken as a whole;

(g) Liens, pledges or deposits made in the ordinary course of business or imposed by law in connection with workers’ compensation, unemployment or other insurance (including self-insurance arrangements) or other types of social security or pension benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), licenses, leases (other than capital lease obligations), statutory or regulatory obligations and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or similar obligations or for the payment of rent, in each case, incurred in the ordinary course of business;

(h) Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under (i) leases entered into by the Company or any Principal Domestic Subsidiary in the ordinary course of business or (ii) sales of accounts, payment intangibles, chattel paper, receivables and/ or instruments;

(i) purchase money Liens granted by the Company or any Principal Domestic Subsidiary and Liens in respect of Capital Lease Obligations (including the interest of a lessor under any Capital Lease Obligation and purchase money Liens to which any property is subject at the time, on or after the date hereof, of the Company or such Principal Domestic Subsidiary’s acquisition thereof including acquisitions through amalgamation, merger or consolidation) limited, in each case, to the property purchased with the proceeds of such purchase money indebtedness or subject to such Capital Lease Obligations, or Liens granted to secure Indebtedness provided or guaranteed by a Governmental Authority to finance research and development, limited to the property purchased or developed with the proceeds of such Indebtedness;

(j) Liens in existence on the Closing Date and listed on Schedule 1.1D, provided, that no such Lien is spread to cover any unrelated property acquired by the Company or any Principal Domestic Subsidiary after the Closing Date and that the amount of Indebtedness or other obligations secured thereby is not increased (except as otherwise permitted by this Agreement);

(k) Liens on property or Capital Stock of a Person at the time such Person becomes a Loan Party or a Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Principal Domestic Subsidiary;

(l) Liens on property at the time the Company or any Principal Domestic Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or such Principal Domestic Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Principal Domestic Subsidiary;

(m) any Lien securing the renewal, extension, refinancing, replacing, amending, extending, modifying or refunding of any indebtedness or obligation secured by any Lien permitted by clause (i), (j), (k), (l) or (p) or this clause (m) without any change in the assets subject to such Lien;

(n) any Lien arising out of claims under a judgment rendered, decree or claim filed so long as such judgments, decrees or claims do not constitute an Event of Default;

(o) any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(p) Liens in favor of lessors pursuant to Sale/Leaseback Transactions;

(q) Liens securing Indebtedness or other obligations comprising or Guarantee Obligations with respect to (i) letters of credit, bankers’ acceptances and similar instruments issued in the ordinary course of business in respect of the financing of insurance premiums, customs, stay, performance, bid, surety or appeal bonds and similar obligations, (ii) completion guaranties, (iii) “take or pay” obligations in supply agreements, (iv) reimbursement obligations regarding workers’ compensation claims, (v) indemnification, adjustment of purchase price and similar obligations incurred in connection with (A) the acquisition or disposition of any business or assets or (B) sales contracts, (vi) coverage of long term counterparty risk in respect of insurance companies, (vi) purchasing and supply agreements, (viii) rental deposits, (ix) judicial appeals and (x) service contracts;

(r) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or any Principal Domestic Subsidiary;

(s) statutory and other Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Company or any Subsidiary of the Company under Environmental Laws to which any assets of the Company or such Subsidiary are subject;

(t) Liens securing Indebtedness or other obligations incurred in the ordinary course of business in connection with banking, cash management (including automated clearinghouse transactions), custody and deposit accounts and operations, netting services, employee credit card programs and similar arrangements and Liens securing indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(u) Liens under industrial revenue, municipal or similar bonds;

(v) servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the properties and assets of the Company or any Principal Domestic Subsidiary consisting of real or personal property;

(w) Liens arising from security interests granted by Persons who are not affiliates of the Company or any Subsidiary in such Person’s co-ownership interest in Intellectual Property that such Person co-owns together with the Company or any Subsidiary;

(x) Liens under licensing agreements for use of Intellectual Property or licenses or sublicenses of Intellectual Property, in each case, entered into in the ordinary course of business;

(y) Liens of sellers of goods to any Loan Party arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business; and

(z) so long as no Event of Default shall have occurred and be continuing, Liens in favor of any finance party granted by the Company or any Principal Domestic Subsidiary on company cars and receivables (and other Collateral evidencing, securing, or relating to such company cars or receivables including Supporting Obligations and Letter-of-Credit Rights, in each case, as such terms are defined in the UCC).

“Permitted Principal Trade Name Transfer” means the transfer of the Designated Principal Trade Name to a Qualified IP Holding Company so long as, immediately prior to and after giving effect to such transfer, no Default or Event of Default shall have occurred and be continuing.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means, at a particular time, an employee pension benefit plan covered by Title IV of ERISA or Section 412 of the Code or Section 303 of ERISA, but excluding any Multiemployer Plan,

(a) which is sponsored, established, contributed to or maintained by the Company or any ERISA Affiliate, (b) for which the Company or any ERISA Affiliate could have any liability, whether actual or contingent (whether pursuant to Section 4069 of ERISA or otherwise) or (c) for which the Company or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Post-Petition Interest” shall mean all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any bankruptcy, insolvency or reorganization proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed in any such bankruptcy, insolvency or reorganization proceeding.

“Pounds Sterling” and “£” means the lawful currency of the United Kingdom.

“Previously Pledged Assets” means the “Collateral,” under and as defined in that certain Five Year Revolving Credit Agreement, dated as of November 5, 2012, among General Motors Holdings LLC, GMF, GM Europe Treasury Company AB, GMB, the other subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as the Brazilian administrative agent, and the other agents party thereto, determined as if such agreement were still outstanding, and with each reference to Section 7.2(b) therein being deemed to be a reference to Section 7.2 hereof.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to borrowers).

“Principal Domestic Subsidiary” means (a) during any Reinstated Guarantee Period, (i) GM Holdings and (ii) each Subsidiary Guarantor and (b) at any other time, (i) GM Holdings and (ii) each Domestic Subsidiary of the Company, other than an Excluded Subsidiary, that (A) has Consolidated Total Assets with a Net Book Value in excess of $500 million as of the most recent audited annual financial statements delivered pursuant to Section 6.1 (or, prior to the first such required delivery, as of the 2017 10-K), (B) at least 80% or more of the Capital Stock or Voting Stock of such Domestic Subsidiary is owned, directly or indirectly, by the Company and (C) none of the Capital Stock of such Domestic Subsidiary is publicly held.

“Principal Trade Names” means GM, GMC, Chevrolet, Cadillac, and Buick and any variation thereof.

“Qualified IP Holding Company” means any wholly-owned Foreign Subsidiary of the Company to which the Designated Principal Trade Name is transferred.

“Quotation Date” means, in relation to any period for which the Eurocurrency Base Rate is to be determined hereunder, the Business Day on which quotations would ordinarily be given by prime banks in the London Interbank market (or, if the Currency in relation to which such rate is determined is

Euro, the European Interbank market) for deposits in the Currency in relation to which such rate is to be determined for delivery on the first day of that period; provided, that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

“Receiving Party” has the meaning assigned to such term in Section 10.16.

“Register” has the meaning assigned to such term in Section 10.6(b)(iv).

“Regulation D” means Regulation D of the Board as in effect from time to time.

“Regulation T” means Regulation T of the Board as in effect from time to time.

“Regulation U” means Regulation U of the Board as in effect from time to time.

“Regulation X” means Regulation X of the Board as in effect from time to time.

“Reimbursement Date” has the meaning assigned to such term in Section 3.5.

“Reimbursement Obligation” means the obligation of the Company or the Applicable Account Party to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinstated Guarantee Period” means a period from and including the 30th day after any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.

“Reinstated Guarantee Requirement Period” means a period from and including any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.

“Required Lenders” means, at any time, the holders of more than 50% of the aggregate amount of the Total Commitments (or, at any time after the Commitments shall have expired or terminated, the holders of more than 50% of the Total Extensions of Credit).

“Requirements of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief accounting officer, chief financial officer, controller, assistant controller, treasurer or assistant treasurer of the Company.

“S&P” means Standard & Poor’s Ratings Service and its successors.

“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by any Loan Party or Principal Domestic Subsidiary of real or personal property that has been or is to be sold or transferred by the applicable Loan Party or Principal Domestic Subsidiary to such Person, including any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the applicable Loan Party or Principal Domestic Subsidiary.

“Sanctioned Country” has the meaning assigned to such term in Section 4.15.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctions List” has the meaning assigned to such term in Section 4.15.

“Screen Rate” has the meaning set forth in the definition of Eurocurrency Base Rate.

“SEC” means the Securities and Exchange Commission, and any analogous Governmental Authority.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity have or shall have the right to have voting power by reason of the happening of any contingency) is at the time directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Borrower” means GMB (solely with respect to the Brazilian Facility), GMGTC, GMF and any other Subsidiary that becomes a party hereto pursuant to Section 10.1(d) until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(d).

“Subsidiary Guarantor” means during any Reinstated Guarantee Period, each Domestic Subsidiary that was a Principal Domestic Subsidiary on the applicable Guarantee Reinstatement Date or that became a party to the Guarantee after such Guarantee Reinstatement Date pursuant to Section 6.6(a) or 6.6(b) or Section 10.1(b); provided, however, that the term “Subsidiary Guarantor” shall not include (i) GM Holdings, (ii) any Excluded Subsidiary, (iii) any Foreign Subsidiary Holding Company and (iv) any such Person from and after the date such Person ceases to be a party to the Guarantee in accordance with the terms thereof until the date such Person becomes or is required to become a party to the Guarantee.

“Syndication Agent” has the meaning assigned to such term in the preamble hereto.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

“Taxes” means any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments.

“Termination Date” means, as to any Lender under any Facility, initially, the fifth anniversary of the Closing Date, as such date for such Lender under such Facility may be extended from time to time pursuant to Section 2.27.

“Total Available Brazilian Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Brazilian Commitments then in effect, over (b) the Total Brazilian Extensions of Credit then outstanding.

“Total Available Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Commitments then in effect, over (b) the Total Extensions of Credit then outstanding.

“Total Available Domestic Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Domestic Commitments then in effect, over (b) the Total Domestic Extensions of Credit then outstanding.

“Total Available Multicurrency Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Multicurrency Commitments then in effect, over (b) the Total Multicurrency Extensions of Credit then outstanding.

“Total Brazilian Commitment” means, at any time, the aggregate amount of the Brazilian Commitments then in effect. The original amount of the Total Brazilian Commitment is $240 million.

“Total Brazilian Extensions of Credit” means, at any time, the aggregate Outstanding Amount of the Brazilian Extensions of Credit of the Brazilian Lenders at such time.

“Total Commitments” means, at any time, the aggregate amount of the Commitments then in effect. The original amount of the Total Commitments is $10.5 billion.

“Total Domestic Commitment” means, at any time, the aggregate amount of the Domestic Commitments then in effect. The original amount of the Total Domestic Commitment is $189,421,000.

“Total Domestic Extensions of Credit” means, at any time, the aggregate Outstanding Amount of (a) the Domestic Extensions of Credit of the Domestic Lenders at such time plus (b) Domestic Competitive Loans at such time.

“Total Extensions of Credit” means, at any time, the aggregate Outstanding Amount of (a) the Extensions of Credit of the Lenders at such time plus (b) Competitive Loans at such time.

“Total Multicurrency Commitment” means, at any time, the aggregate amount of the Multicurrency Commitments then in effect. The original amount of the Total Multicurrency Commitment is $10,070,579,000.

“Total Multicurrency Extensions of Credit” means, at any time, the aggregate Outstanding Amount of (a) the Multicurrency Extensions of Credit of the Multicurrency Lenders at such time plus (b) the Dollar Equivalent of the Multicurrency Competitive Loans at such time.

“Transferee” means any Assignee or Participant.

“Type” means (a) as to any Loan (other than a Competitive Loan), its nature as an ABR Loan, a CDI Loan or a Eurocurrency Loan and (b) as to any Competitive Loan, its nature as a Eurocurrency Competitive Loan or a Fixed Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCP” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any subsequent revision thereof adhered to by the Issuing Lenders.

“UK Borrower” means any Borrower (i) that is incorporated under the laws of the United Kingdom or (ii) payments from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom.

“UK CTA” means the United Kingdom Corporation Tax Act 2009, as amended or re-enacted.

“UK ITA” means the United Kingdom Income Tax Act 2007, as amended or re-enacted.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the UK ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA; or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company; or (iii) a UK Treaty Lender; or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA) making an advance under a Loan Document.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company.

“UK Tax Deduction” means a deduction or withholding for or on account of Taxes from a payment under a Loan Document, other than a deduction or withholding required by FATCA.

“UK Treaty Lender” means a Lender which: (a) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (c) meets all other conditions in the relevant UK Treaty for full exemption from Taxes imposed by the United Kingdom on interest payable to that Lender in respect of an advance under a Loan Document, including the completion of any necessary procedural formalities.

“UK Treaty” has the meaning given to that term in the definition of UK Treaty State.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“United States” means the United States of America and its territories and possessions.

“Unconsolidated Subsidiary” means a subsidiary of the Company or other Person whose financial results are not, in accordance with GAAP, included in the consolidated financial statements of the Company.

“URDG” means the Uniform Rules for Demand Guarantees, ICC Publication 758, and any subsequent revision thereof adhered to by the Issuing Lenders.

“USA Patriot Act” has the meaning assigned to such term in Section 10.18.

“Voting Stock” means, with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, (vi) references to any Person shall include its successors and permitted assigns, (vii) references to any law, treaty, statute, rule or regulation shall (unless otherwise specified) be construed as including all statutory provisions, regulatory provisions, rulings, opinions, determinations or other provisions consolidating, amending, replacing, supplementing or interpreting such law, treaty, statute, rule or regulation and (viii) unless otherwise specified, references to fiscal periods shall be deemed to be references to fiscal periods of the Company.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Conversion of Foreign Currencies.

(a) The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error using the procedure set forth in the definition of “Dollar Equivalent” and Section 1.3(b). The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent.

(b) For purposes of determining compliance with Section 7.2, with respect to any amount of any Indebtedness that is denominated in a currency other than Dollars, the Dollar Equivalent thereof shall be determined based on the Exchange Rate in effect at the time such Indebtedness was incurred unless the specific restriction or covenant provides a different method or time for valuation. For purposes of Section 3.1, the Dollar Equivalent of an outstanding Letter of Credit shall be determined on its issuance date and thereafter on the last day of each subsequent Fee Payment Period.

(c) The Administrative Agent and/or the Brazilian Administrative Agent, as applicable, may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

1.4 Other Interpretive Provisions. If a Lien satisfies the requirements of two or more clauses of the definition of Permitted Lien, the Company may, at any time and from time to time designate or redesignate such Lien as a Permitted Lien in any of such clauses and the Company need not classify such Lien solely by reference to one such clause.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Domestic Commitments.

(a) Subject to the terms and conditions hereof, each Domestic Lender severally agrees to make (or cause its Applicable Lending Office to make) revolving loans (“Domestic Loans”) in Dollars to the Company or any Domestic Subsidiary Borrower from time to time during the Commitment Period of such Domestic Lender; provided, that, after giving effect to such borrowing and the use of proceeds thereof, (i) such Lender’s Domestic Extensions of Credit do not exceed the amount of such Lender’s Domestic Commitments, (ii) the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments then in effect and (iii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. During the Commitment Period of the applicable Domestic Lenders for the Domestic Facility, the Company and any Domestic Subsidiary Borrower may use the Domestic Commitments by borrowing, prepaying the Domestic Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Domestic Loans may from time to time be Eurocurrency Loans, ABR Loans or any combination of the foregoing, as determined by the Company or the relevant Domestic Subsidiary Borrower and notified to the Administrative Agent in accordance with Section 2.2 and 2.12.

(b) The Company and, to the extent of its borrowings, any relevant Domestic Subsidiary Borrower shall repay all outstanding Domestic Loans of a Lender on the Termination Date for such Lender under the Domestic Facility.

2.2 Procedure for Domestic Loan Borrowing. The Company and any Domestic Subsidiary Borrower may borrow under the Domestic Commitments during the applicable Commitment Period on any Business Day, provided, that, except in the case of a deemed request for an ABR Loan on the Reimbursement Date of a Reimbursement Obligation as contemplated by Section 3.5, the Company or the relevant Domestic Subsidiary Borrower shall give the Administrative Agent a written Borrowing Request (or telephonic notice promptly confirmed with a written Borrowing Request) prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 1:00 P.M., New York City time, on the date of the proposed borrowing, in the case of ABR Loans, specifying (i) the amount and Type of Domestic Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective lengths of the initial Interest Period(s) therefor; provided further, that, any such Borrowing Request submitted by a Domestic Subsidiary Borrower shall include the written consent of the Company. If no election as to the Type of a Domestic Loan is specified in any such notice, then the requested borrowing shall be an ABR Loan. If no Interest Period with respect to a Eurocurrency Loan is specified in any such notice, then the Company or the relevant Domestic Subsidiary Borrower shall be deemed to have selected an Interest Period of one month’s duration. Except as otherwise contemplated by Section 3.5, each borrowing under the Domestic Commitments shall be in an amount equal to $25 million (or, if the Total Available Domestic Commitments at such time are less than $25 million, such lesser amount) or a whole multiple of $5 million in excess thereof. Upon receipt of any such notice (or, as provided in Section 3.5, deemed notice) from the Company or the relevant Domestic Subsidiary Borrower, the Administrative Agent shall promptly notify each Domestic Lender thereof. Each Domestic Lender will make (or cause its Applicable Lending Office to make) the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Company or the relevant Domestic Subsidiary Borrower at the Funding Office prior to 1:00 P.M. (or, in the case of an ABR Loan requested on the proposed Borrowing Date, 3:00 P.M.), New York City time, on the Borrowing Date requested (or deemed requested) by the Company or the relevant Domestic Subsidiary Borrower in funds immediately available to the Administrative Agent. Subject to Section 3.5 (where the proceeds of such borrowing shall be applied to repay the related Reimbursement Obligation), such borrowing will then be made available to the Company or the relevant Domestic Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Domestic Subsidiary Borrower on the books of such office or such other account as the Company or the relevant Domestic Subsidiary Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Domestic Lenders and in like funds as received by the Administrative Agent.

2.3 Multicurrency Commitments.

(a) Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees to make (or cause its Applicable Lending Office to make) revolving loans (“Multicurrency Loans”) in Dollars or any Optional Currency to the Company, GMF or any Foreign Subsidiary Borrower from time to time during the Commitment Period of such Multicurrency Lender; provided, that, after giving effect to such borrowing and the use of proceeds thereof,(i) such Lender’s Multicurrency Extensions of Credit do not exceed the amount of such Lender’s Multicurrency Commitments, (ii) the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments then in effect and (iii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. During the

Commitment Period of the applicable Multicurrency Lenders for the Multicurrency Facility, the Company and any relevant Subsidiary Borrower may use the Multicurrency Commitments by borrowing, prepaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Multicurrency Loans shall be Eurocurrency Loans or (if made to the Company and denominated in Dollars) ABR Loans, in each case, as notified to the Administrative Agent in accordance with Section 2.4 and 2.12.

(b) The Company and, to the extent of its borrowings, any relevant Subsidiary Borrower shall repay all outstanding Multicurrency Loans of a Lender on the Termination Date for such Lender under the Multicurrency Facility.

2.4 Procedure for Multicurrency Loan Borrowing. The Company and any relevant Subsidiary Borrower may borrow under the Multicurrency Commitments during the applicable Commitment Period on any Business Day, provided, that the Company or the relevant Subsidiary Borrower shall deliver to the Administrative Agent (x) in the case of any Multicurrency Loan denominated in Dollars, a written Borrowing Request (or telephonic notice promptly confirmed in a written Borrowing Request) prior to (a) in the case of Eurocurrency Loans, (i) in the case of requests made by the Company or any Subsidiary Borrower other than GMGTC, 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date or (ii) in the case of requests made by GMGTC, 1:00 P.M., London time, three Business Days prior to the requested Borrowing Date or (b) 1:00 P.M., New York City time, on the date of the proposed borrowing, in the case of ABR Loans requested by the Company and (y) in the case of any Multicurrency Loan denominated in an Optional Currency, a written Borrowing Request prior to 1:00 P.M., London time, three Business Days prior to the requested Borrowing Date, in each case, specifying (a) the amount, Type and Currency of Multicurrency Loans to be borrowed, (b) the requested Borrowing Date and (c) the respective lengths of the initial Interest Period(s) therefor, if applicable; provided further, that, any such Borrowing Request submitted by a Subsidiary Borrower shall include the written consent of the Company. If no election as to the Type of a Multicurrency Loan denominated in Dollars and requested by the Company is specified in any such notice, then the requested borrowing shall be an ABR Loan. If no Interest Period with respect to any Eurocurrency Loan is specified in any such notice, then the Company or the relevant Subsidiary Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Multicurrency Commitments shall be in an amount that is an integral multiple of 5 million of the relevant Currency and no less than an amount which is equal to the Dollar Equivalent of $25 million (or, if the Total Available Multicurrency Commitments are less than $25 million at such time, such lesser amount). Upon receipt of any such notice from the Company or the relevant Subsidiary Borrower, the Administrative Agent shall promptly notify each Multicurrency Lender holding Multicurrency Commitments of such notice. Each Multicurrency Lender holding Multicurrency Commitments will make (or cause its Applicable Lending Office to make) the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company or the relevant Subsidiary Borrower at the Funding Office prior to (x) in the case of any Multicurrency Loan denominated in Dollars, (i) 1:00 P.M. (or, in the case of an ABR Loan requested on the proposed Borrowing Date, 3:00 P.M.), New York City time, on the Borrowing Date requested by the Company or the relevant Subsidiary Borrower (other than GMGTC) and (ii) 1:00 P.M. London time, on the Borrowing Date requested by GMGTC and (y) in the case of any Multicurrency Loan denominated in an Optional Currency, 2:00 P.M., London time, on the Borrowing Date requested by the Company or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Subsidiary Borrower on the books of such office or such other account as the Company or relevant Subsidiary Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the applicable Multicurrency Lenders and in like funds as received by the Administrative Agent.

2.5 Brazilian Commitments. (a) Subject to the terms and conditions hereof, each Brazilian Lender severally agrees to make (or cause its Applicable Lending Office to make) revolving loans (“Brazilian Loans”) in Brazilian Reais to any Brazilian Subsidiary Borrower from time to time during the Commitment Period of such Brazilian Lender pursuant to, in accordance with and subject to the terms of, its Brazilian Bank Certificate; provided, that, (x) after giving effect to such borrowing and the use of proceeds thereof, (i) such Lender’s Brazilian Extensions of Credit do not exceed the amount of such Lender’s Brazilian Commitments then in effect, (ii) the Total Brazilian Extensions of Credit shall not exceed the Total Brazilian Commitment then in effect and (iii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect and (y) each borrowing under the Brazilian Commitments shall be in an amount that is an integral multiple of R$10 million and no less than R$50 million (or, if the Total Available Brazilian Commitments are less than R$50 million at such time, such lesser amount). During the Commitment Period of the applicable Brazilian Lenders for the Brazilian Facility, the relevant Brazilian Subsidiary Borrower may use the Brazilian Commitments by borrowing, prepaying the Brazilian Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions of the Brazilian Bank Certificates, the Brazilian Intercreditor Agreement and this Agreement. The Brazilian Loans shall be CDI Loans.

(b) The relevant Brazilian Subsidiary Borrower shall repay all outstanding Brazilian Loans of a Lender on the Termination Date for such Lender under the Brazilian Facility.

(c) The relevant Brazilian Subsidiary Borrower shall repay any outstanding Brazilian Loans on the dates required by the applicable Brazilian Bank Certificate.

2.6 Brazilian Reporting. Unless otherwise requested by the Administrative Agent, the Brazilian Administrative Agent shall report in writing to the Administrative Agent (i) on the last Business Day of each month, the amount of all Brazilian Loans outstanding, (ii) on each Business Day on which the Brazilian Administrative Agent expects a Brazilian Loan to be made, the aggregate principal amount of such Brazilian Loan to be made on such date and the Dollar Equivalent thereof, and the Brazilian Administrative Agent shall not be permitted to release or deliver to any Brazilian Subsidiary Borrower all or any portion of such Brazilian Loan without first notifying the Administrative Agent as set forth herein, and (iii) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

2.7 Competitive Bid Procedure. (a) (i) Subject to the terms and conditions set forth herein, from time to time during the Commitment Period in respect of Domestic Commitments, the Company or any Domestic Subsidiary Borrower may request Competitive Bids under the Domestic Facility and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans in Dollars; provided, that, after giving effect to such borrowing and the use of proceeds thereof, (i) the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments then in effect and (ii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. To request Competitive Bids under the Domestic Facility, the Company or the relevant Domestic Subsidiary Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) by delivery of a Competitive Bid Request not later than 12:00 Noon New York City time (A) four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Competitive Loans, or (B) one Business Day prior to the requested Borrowing Date, in the case of Fixed Rate Loans. Each such Competitive Bid Request shall specify (1) that it is a request for Competitive Loans under the Domestic Facility, (2) the amount (which shall be a minimum of $50 million) and Type of the requested Competitive Loans, (3) the requested Borrowing Date and (4) the requested Interest Period applicable thereto; provided, that the Company or the relevant Domestic Subsidiary Borrower may request offers to make Competitive Loans under the Domestic Facility for more than one Interest Period or for multiple Types of Competitive Loans under the Domestic Facility in a single Competitive Bid Request.

(ii) Subject to the terms and conditions set forth herein, from time to time during the Commitment Period in respect of Multicurrency Commitments, the Company or any relevant Subsidiary Borrower may request Competitive Bids under the Multicurrency Facility and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans in Dollars or any Optional Currency; provided, that, after giving effect to such borrowing and the use of proceeds thereof, (x) the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments then in effect and (y) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. To request Competitive Bids under the Multicurrency Facility, the Company or the relevant Subsidiary Borrower shall give the Administrative Agent written notice by delivery of a Competitive Bid Request not later than 12:00 Noon London time (A) four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Competitive Loans, or (B) one Business Day prior to the requested Borrowing Date, in the case of Fixed Rate Loans. Each such Competitive Bid Request shall specify (1) that it is a request for Competitive Loans under the Multicurrency Facility, (2) the requested Currency, (3) the amount (which shall be a minimum of $50 million or the Dollar Equivalent in any Optional Currency) and Type of the requested Competitive Loans, (4) the requested Borrowing Date and (5) the requested Interest Period applicable thereto; provided, that the Company or the relevant Subsidiary Borrower may request offers to make Competitive Loans under the Multicurrency Facility for more than one Interest Period or for multiple Types of Competitive Loans under the Multicurrency Facility in a single Competitive Bid Request.

(b) Promptly following receipt of a Competitive Bid Request conforming to the requirements of this Section 2.7 (but, in any event, no later than (x) with respect to any such request under the Domestic Facility, 3:00 P.M. New York City time and (y) with respect to any such request under the Multicurrency Facility, 3:00 P.M., London time, in each case, on the date of receipt thereof), the Administrative Agent shall notify the Lenders under the applicable Facility of the details thereof, inviting such Lenders to submit Competitive Bids.

(c) Each Lender under the applicable Facility (or any Applicable Lending Office of such Lender) may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be substantially in the form of Exhibit C and must be received by the Administrative Agent at its office specified in Section 10.2 not later than (x) with respect to any such Competitive Bid made under the Domestic Facility, 9:30 A.M., New York City time, three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, or 9:30 A.M., New York City time, on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any such Competitive Bid made under the Multicurrency Facility, 9:30 A.M., London time, three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, or 9:30 A.M., London time, one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans. Competitive Bids that do not conform substantially to Exhibit C may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable if such bid is rejected. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5 million (or 5 million units of an Optional Currency) and which may equal the entire principal amount of the Competitive Loans requested by the Company or the relevant Subsidiary Borrower in the applicable Currency) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof. A Competitive Bid may set forth up to five separate offers by a quoting Lender with respect to each Interest Period specified in a Competitive Bid Request. A Competitive Bid submitted pursuant to this paragraph (c) shall be irrevocable.

(d) The Administrative Agent shall promptly (and, in any event, by no later than (x) with respect to any such requested Domestic Competitive Loan, 10:00 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any such requested Multicurrency Competitive Loan, 10:30 A.M., London time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans) notify the Company or the relevant Subsidiary Borrower of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid and, as soon as practical thereafter, shall provide the Company with a copy of all Competitive Bids (including rejected bids).

(e) Subject only to the provisions of this paragraph, the Company or the relevant Subsidiary Borrower may accept or reject any Competitive Bid. The Company or the relevant Subsidiary Borrower shall notify the Administrative Agent by telephone, promptly confirmed in writing by delivery of a Competitive Bid Accept/Reject Letter to the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid not later than (x) with respect to any requested Domestic Competitive Loan, 10:30 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any requested Multicurrency Competitive Loan, 11:30 A.M., London time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans; provided, that (A) the failure of the Company or the relevant Subsidiary Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (B) the Company or the relevant Subsidiary Borrower shall not accept a Competitive Bid of a particular Type for a particular Interest Period made at a particular Competitive Bid Rate if the Company or such Subsidiary Borrower rejects a Competitive Bid for Loans of such Type and for such Interest Period made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Company or the relevant Subsidiary Borrower shall not exceed the aggregate amount of the requested Competitive Loans specified in the related Competitive Bid Request, (D) to the extent necessary to comply with clause (C) above, the Company or the relevant Subsidiary Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made (as nearly as possible) pro rata in accordance with the amount of each such Competitive Bid with such amounts rounded (as nearly as possible) to integral multiples of 1 million units of the applicable Currency, in a manner determined by the Company or the relevant Subsidiary Borrower, and (E) except pursuant to clause (D) above, no Competitive Bid shall be accepted for a Competitive Loan made by a Lender unless such Competitive Loan is in a minimum principal amount of $5 million (or 5 million units of an Optional Currency). A notice given by the Company or the relevant Subsidiary Borrower pursuant to this paragraph shall be irrevocable.

(f) The Administrative Agent shall promptly (and, in any event, by (x) with respect to any requested Domestic Competitive Loan, 11:00 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any requested Multicurrency Competitive Loan, 12:00 Noon, London time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans) notify each bidding Lender whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company or the relevant Subsidiary Borrower at least one half of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (c) of this Section 2.7.

(h) The Company or, to the extent of its borrowings, any relevant Subsidiary Borrower shall repay each outstanding Competitive Loan on the last day of the Interest Period therefor.

2.8 Facility Fees, etc.. (a) The Company agrees to pay to the Administrative Agent a facility fee (the “Facility Fee”) for the account of each Domestic Lender and Multicurrency Lender for the period from and including the Closing Date (or such later date as of which such Lender shall become a Lender under the Domestic Facility or Multicurrency Facility, as applicable) to the date on which all Extensions of Credit of such Lender under such Facility have been paid in full (or Collateralized) and the Commitments of such Lender under such Facility have been terminated, computed at the Facility Fee Rate on the average daily amount of the Commitments of such Domestic Lender or Multicurrency Lender, as applicable (whether used or unused) under such Facility or, if such Commitments have been terminated, on the daily average Extensions of Credit and Competitive Loans of such Lender under such Facility during the related Fee Payment Period for which payment is made, payable in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date.

(b) The Company, GMB or any other Brazilian Subsidiary Borrower shall pay to the Brazilian Administrative Agent for the account of each Brazilian Lender the “Commission” (as such term is defined in each Brazilian Bank Certificate pursuant to the terms thereof, on the dates and in the amounts set forth therein).

(c) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the Administrative Agent Fee Letter, dated as of February 5, 2018 between the Company and the Administrative Agent.

2.9 Termination, Reduction and Reallocation of Commitments.

(a) The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent (and, in the case of a reduction or termination of Brazilian Commitments, the Brazilian Administrative Agent), to terminate the Commitments under any Facility or, from time to time, to reduce the amount of Commitments under any Facility; provided, that no such termination or reduction of such Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans (if applicable) made on the effective date thereof, (v) the Total Brazilian Extensions of Credit would exceed the Total Brazilian Commitments then in effect, (w) the Total Domestic Extensions of Credit would exceed the Total Domestic Commitments then in effect, (x) the Domestic Extensions of Credit of any Lender would exceed such Lender’s Domestic Commitment then in effect or (y) the Total Multicurrency Extensions of Credit would exceed the Total Multicurrency Commitments then in effect. In the event that the Administrative Agent (and the Brazilian Administrative Agent, if applicable) receives such notice, the Administrative Agent (or the Brazilian Administrative Agent, if applicable) shall give notice thereof to the relevant Lenders as soon as practicable thereafter. Any such reduction shall be in an amount equal to $25 million or a whole multiple of $10 million in excess thereof and shall reduce permanently the Commitments then in effect under such Facility. Each notice delivered by the Company pursuant to this Section 2.9 shall be irrevocable; provided, that a notice to terminate any Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in which case, such notice may be revoked by the Company (by notice to the Administrative Agent (and the Brazilian Administrative Agent, if applicable) on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a termination notice shall not affect the Company’s obligation to indemnify any Lender in accordance with Section 2.20 for any loss or expense sustained or incurred as a consequence thereof.

(b) The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to require the Lenders under the Multicurrency Facility to reallocate the Multicurrency Commitments to the Domestic Facility and the Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent and the Lenders, request that one or more of the Lenders under the Brazilian Facility reallocate a portion of their respective Brazilian Commitments to the Domestic Facility; provided, that (i) after giving effect to any such reallocation, (x) in the case of a reallocation of Multicurrency Commitments, (A) the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments then in effect and (B) the Multicurrency Extensions of Credit of any Lender shall not exceed the amount of such Lender’s Multicurrency Commitments then in effect and (y) in the case of a reallocation of Brazilian Commitments, the Total Brazilian Extensions of Credit shall not exceed the Total Brazilian Commitments then in effect and (ii) such reallocation with respect to any Lender shall have been consented to by each Material Issuing Lender to the extent such consent would be required for an assignment to such Lender pursuant to Section 10.6(b). Except as provided in Section 2.22, any such reallocation shall be in an amount equal to $25 million or a whole multiple of $1 million in excess thereof. Any such reallocation shall reduce the Multicurrency Commitment of Lenders pro rata in accordance with their existing Multicurrency Commitments at such time and increase such Lender’s Domestic Commitment by such amount; provided, that if such reallocation would result in amounts being payable by the Company or any Subsidiary Borrower to any Lender under Section 2.18 or 2.19, such Lender shall use reasonable efforts (subject to Section 2.21) to change its Applicable Lending Office to avoid such result. On the date of any such reallocation, (i) each relevant Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine are necessary in order to cause, after giving effect to such increased Domestic Commitments and the application of such amounts to prepay Domestic Loans of other Domestic Lenders, the Domestic Loans to be held ratably by all Domestic Lenders in accordance with their respective Domestic Commitments after giving effect to such reallocation, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Domestic Loans and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Domestic Lenders the amounts, if any, payable under Section 2.20 as a result of such prepayment. Notwithstanding anything in this clause (b) to the contrary, no Brazilian Lender shall be obligated to reallocate any portion of its Brazilian Commitments to the Domestic Facility unless such Lender agrees.

(c) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent and the Lenders, request that one or more of the Lenders under the Domestic Facility or Brazilian Facility, as applicable, reallocate a portion of their respective Domestic Commitments or Brazilian Commitments, as applicable, to the Multicurrency Facility; provided, that, after giving effect to any such reallocation and any prepayment of the Domestic Loans or Brazilian Loans, as applicable (which, notwithstanding anything to the contrary contained herein, may include a non pro rata prepayment of the Lenders agreeing to such reallocation), (i) in the case of a reallocation of Domestic Commitments, (A) the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments then in effect and (B) the Domestic Extensions of Credit of any Lender shall not exceed the amount of such Lender’s Domestic Commitments then in effect, and (ii) in the case of a reallocation of Brazilian Commitments, the Total Brazilian Extensions of Credit shall not exceed the Total Brazilian Commitments then in effect. Each notice from the Company pursuant to this paragraph

(c) shall set forth the requested amount of such reallocation and date of such reallocation (which shall be at least three Business Days after the date of such request) and shall also set forth the agreement of the relevant Domestic Lenders or the Brazilian Lenders, as applicable, to such reallocation. The relevant Lenders agreeing to reallocate a portion of their Domestic Commitments or Brazilian Commitments, as applicable, to the Multicurrency Facility shall have such portion of their Domestic Commitment or Brazilian Commitments, as applicable, reallocated as provided in such notice. On the date of any such reallocation, (i) each relevant Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine is necessary in order to cause, after giving effect to such reallocation and the application of such amounts to prepay Multicurrency Loans of the other Multicurrency Lenders, the Multicurrency Loans to be held ratably by all Multicurrency Lenders in accordance with their respective Multicurrency Commitments after giving effect to such reallocation, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Multicurrency Loans and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Lenders the amounts, if any, payable under Section 2.20 as a result of such prepayment(s). Notwithstanding anything in this clause (c) to the contrary, no Domestic Lender or Brazilian Lender, as applicable, shall be obligated to reallocate any portion of its Domestic Commitments or Brazilian Commitments, as applicable, to the Multicurrency Facility unless such Lender agrees.

(d) Any reallocation of Brazilian Commitments described above shall be made pursuant to an amendment to the Brazilian Bank Certificates and, to the extent required, this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Brazilian Lenders, each Borrower under the Brazilian Facility, the Administrative Agent and/or the Brazilian Administrative Agent, as applicable.

2.10 Optional Prepayments. The Company and any relevant Subsidiary Borrower may at any time and from time to time prepay the Loans (other than the Brazilian Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than (x) with respect to Domestic Loans and Domestic Competitive Loans, 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 1:00 P.M., New York City time, on the day of such prepayment, in the case of ABR Loans, and (y) with respect to Multicurrency Loans and Multicurrency Competitive Loans, 11 A.M., London time, three Business Days prior thereto, in each case which notice shall specify the applicable Facility, the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans; provided, that (a) if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company or the relevant Subsidiary Borrower shall also pay any amounts owing pursuant to Section 2.20 and (b) unless otherwise agreed to between the Company and the relevant Subsidiary Borrower, on the one hand, and the applicable Lender, on the other hand, no Competitive Loan may be prepaid without the consent of the Lender thereof except for any prepayment in connection with a Change of Control or in order to cure an Event of Default; provided, further, that such notice to prepay the Loans delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in either case, which such notice may be revoked by the Company (by further notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a prepayment notice shall not affect the Company’s or any relevant Subsidiary Borrower’s obligation to indemnify any Lender in accordance with Section 2.20 for any loss or expense sustained or incurred as a consequence thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given (and not revoked as provided herein), the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Brazilian Loans) shall be in an integral multiple of 1 million units of the Currency of such Loan and no less than the Dollar Equivalent of $25 million.

Any Brazilian Subsidiary Borrower may at any time and from time to time prepay the Brazilian Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Brazilian Administrative Agent pursuant to, and in accordance with the terms of, each Brazilian Bank Certificate.

2.11 Mandatory Prepayments. (a) On each Fee Payment Date on which any Letter of Credit denominated in an Optional Currency is outstanding, the Administrative Agent shall determine the Dollar Equivalent of the Total Domestic Extensions of Credit as of the last day of the related Fee Payment Period. If, as of the last day of any Fee Payment Period, the Dollar Equivalent of the Total Domestic Extensions of Credit exceeds the Total Domestic Commitments then in effect by 5% or more, then the Administrative Agent shall notify the Company and, within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Domestic Loans or Collateralize outstanding Letters of Credit in an aggregate principal or face amount at least equal to such excess; provided, that the failure of the Administrative Agent to determine the Dollar Equivalent of the Total Domestic Extensions of Credit as provided in this Section 2.11(a) shall not subject the Administrative Agent to any liability hereunder.

(b) On each Fee Payment Date, the Administrative Agent shall determine the Total Multicurrency Extensions of Credit as of the last day of the related Fee Payment Period. If, as of the last day of any Fee Payment Period, the Total Multicurrency Extensions of Credit exceeds the Total Multicurrency Commitments then in effect by 5% or more, then the Administrative Agent shall notify the Company and, within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Multicurrency Loans in an aggregate principal amount at least equal to such excess; provided, that the failure of the Administrative Agent to determine the Total Multicurrency Extensions of Credit as provided in this Section 2.11(b) shall not subject the Administrative Agent to any liability hereunder.

(c) The Brazilian Administrative Agent shall determine the Total Brazilian Extensions of Credit on a quarterly basis as detailed in the Brazilian Bank Certificates. If, as of any quarterly date of determination, the Total Brazilian Extensions of Credit exceeds the Total Brazilian Commitments then in effect by 5% or more, then the Brazilian Administrative Agent shall notify the Administrative Agent and the Company and, within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay the Brazilian Loans in an aggregate principal amount at least equal to such excess; provided, that the failure of the Brazilian Administrative Agent to determine the Total Brazilian Extensions of Credit as provided in this Section 2.11(c) shall not subject the Brazilian Administrative Agent to any liability hereunder.

2.12 Conversion and Continuation Options.

(a) The Company or any Subsidiary Borrower may elect from time to time to convert Eurocurrency Loans in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date, provided, that any such conversion of Eurocurrency Loans that is not made on the last day of an Interest Period with respect thereto shall be subject to Section 2.20. The Company or any Subsidiary Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, that no ABR Loan may be converted into a Eurocurrency Loan denominated in Dollars when (after giving effect to such Loan and to the application of proceeds thereof) any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions (and the

Administrative Agent shall notify the Company within a reasonable amount of time of any such determination). Upon receipt of any such conversion notice, the Administrative Agent shall promptly notify each relevant Lender, the Company and any relevant Subsidiary Borrower thereof.

(b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company or relevant Subsidiary Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period(s) to be applicable to such Loans; provided, that notwithstanding any contrary provision hereof, if (after giving effect to such Loan and to the application of proceeds thereof) an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Facility Lenders in respect of any Facility or in its sole discretion, so notifies the Company, then, so long as an Event of Default is continuing, other than to the extent repaid, (i) each Eurocurrency Loan denominated in Dollars under the relevant Facility shall be converted to an ABR Loan at the end of the Interest Period applicable thereto and (ii) each Eurocurrency Loan denominated in an Optional Currency under the applicable Facility shall be converted at the end of the Interest Period applicable thereto to a Eurocurrency Loan with an Interest Period of two weeks; and provided, further, that if the Company or such Subsidiary Borrower shall fail to give any required notice as described above in this paragraph such Loans shall be automatically continued as a Eurocurrency Loan, on the last day of such then expiring Interest Period and shall have an Interest Period of the same duration as the expiring Interest Period. Upon receipt of any such continuation notice (or any such automatic continuation), the Administrative Agent shall promptly notify each relevant Lender, the Company and any relevant Subsidiary Borrower thereof.

2.13 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than 30 Eurocurrency Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates.

(a) Each Eurocurrency Loan that is a Multicurrency Loan or a Domestic Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.

(b) Each Eurocurrency Competitive Loan shall bear interest at a rate per annum equal to the Eurocurrency Rate applicable to such Loan plus (or minus, as applicable) the Margin.

(c) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(d) Each Fixed Rate Loan shall bear interest at the fixed rate applicable to such Loan.

(e) (i) If all or a portion of the principal amount of any Loan (other than any Brazilian Loan) or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2% per annum, (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any Facility Fee or Letter of Credit Fee payable hereunder (in each case, other than any of the foregoing in connection with the Brazilian Facility) shall not be paid when due

(whether at the stated maturity, by acceleration or otherwise), such overdue amount (in the case of any Reimbursement Obligations denominated in an Optional Currency, converted into Dollars on the applicable Reimbursement Date if necessary) shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans, in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (as well after as before judgment) and (iii) if all or a portion of any principal amount of any Brazilian Loans or any interest payable on any Brazilian Loan or any fee payable in connection with the Brazilian Facility shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the rate per annum required by the Brazilian Bank Certificates.

(f) Interest shall be payable in arrears on each Interest Payment Date, provided, that (x) interest accruing pursuant to Section 2.14(e) shall be payable from time to time on demand and (y) interest accruing in respect of the Brazilian Facility shall be payable in accordance with and pursuant to the terms of the Brazilian Bank Certificates.

(g) All interest hereunder shall be paid in the Currency in which the Loan giving rise to such interest is denominated.

2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that (i) interest computed by reference to ABR at times when ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed, (ii) interest computed on Loans and Letters of Credit denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and shall be payable for the actual number of days elapsed and (iii) interest and fees payable in connection with the Brazilian Facility shall be calculated in the manner required by the Brazilian Bank Certificates. The Administrative Agent shall as soon as practicable notify the Company or relevant Subsidiary Borrower and the Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the CDI or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company or relevant Subsidiary Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate (other than any such change in the CDI).

(b) Each determination of an interest rate by the Administrative Agent (or, in the case of the CDI, the Brazilian Administrative Agent) pursuant to any provision of this Agreement or any other Loan Document shall be conclusive and binding on the Company, any Subsidiary Borrower and the Lenders in the absence of manifest error. The Administrative Agent (or the Brazilian Administrative Agent, if applicable) shall, at the request of the Company or any Subsidiary Borrower, deliver to the Company or such Subsidiary Borrower a statement showing the quotations used by the Administrative Agent (or the Brazilian Administrative Agent, as the case may be) in determining any interest rate pursuant to Section 2.17(a).

2.16 Inability to Determine Interest Rate; Illegality. (a) If prior to the first day of any Interest Period:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company or relevant Subsidiary Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period;

(ii) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of such Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period; or

(iii) the Administrative Agent determines (which determination shall be conclusive and binding upon the Company or the relevant Subsidiary Borrower) that deposits in the applicable Currency are not generally available in the applicable market (any Optional Currency affected by the circumstances described in clause (i), (ii) or (iii) is referred to as an “Affected Foreign Currency”);

the Administrative Agent shall give notice thereof to the Company and any relevant Subsidiary Borrower and the relevant Lenders as soon as practicable thereafter. If any such notice is given (A) pursuant to clause (i) or (ii) of this Section 2.16(a) in respect of Eurocurrency Loans denominated in Dollars, then thereafter (and until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist) (such notice to be given promptly upon the Administrative Agent becoming aware of such change in circumstances) (1) any such Eurocurrency Loans denominated in Dollars under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (2) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans denominated in Dollars shall be continued as ABR Loans, (3) any outstanding Eurocurrency Loans denominated in Dollars shall be converted, on the last day of the then-current Interest Period, to ABR Loans, (4) any Multicurrency Loans denominated in an Optional Currency requested to be made on the first day of such Interest Period shall not be made and (5) any outstanding Multicurrency Loans denominated in an Optional Currency shall be converted to or be made as Alternate Rate Loans (and any request set forth in such interest rate election shall be deemed to be a request for such Multicurrency Loans to be converted to or be made as Alternate Rate Loans) and (B) in respect of any Multicurrency Loans denominated in an Optional Currency, then thereafter (and until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist) (such notice to be given promptly upon the Administrative Agent becoming aware of such change in circumstances) if such notice is given pursuant to clause (iii) above, any Multicurrency Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made.

(b) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, made subsequent to the Closing Date, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent, the Company and any affected Subsidiary Borrower describing the relevant provisions of such Requirement of Law (and, if the Company shall request, provide the Company with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which, (i) the commitment of such Lender hereunder to make Eurocurrency Loans denominated in Dollars, continue such Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans denominated in Dollars shall forthwith be cancelled, (ii) such Lender’s outstanding Eurocurrency Loans denominated in Dollars shall be converted automatically on the last day of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans and (iii) such Lender’s outstanding Eurocurrency Loans denominated in any Optional Currency shall be paid in full by the applicable Borrower on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as may be required by law). If any such conversion or prepayment of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or relevant Subsidiary Borrower shall pay to any Lender whose Loan is converted or prepaid such amounts, if any, as may be required pursuant to Section 2.20.

(c) If at any time the Administrative Agent determines (which determination shall be conclusive and binding upon the Company or relevant Subsidiary Borrower) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate for the applicable Currency shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall use their commercially reasonable efforts to endeavor to promptly establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such changes will not include a reduction in the Applicable Margin). Notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Facility Lenders in respect of each Facility stating that such Majority Facility Lenders object to such amendment; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, only to the extent the Screen Rate for the applicable Currency and such Interest Period is not available or published at such time on a current basis), (A) any notice that requests the conversion of any Loans to, or continuation of any Loans as, Eurocurrency Loans shall be ineffective, (B) if any Borrowing Request requests a Eurocurrency Loan, such Loan shall be made as an ABR Loan and (C) any request by the Borrower for a Eurocurrency Competitive Loan shall be ineffective.

2.17 Pro Rata Treatment and Payments; Evidence of Debt. (a) Each borrowing of Loans under any Facility by the Company or any Subsidiary Borrower from the Lenders under such Facility, each payment by the Company or any Subsidiary Borrower on account of any Facility Fee or Letter of Credit Fee and any reduction of the Commitments of the Lenders under any Facility shall be made pro rata according to the respective Percentages under such Facility, of the relevant Lenders in such Facility except to the extent required or permitted pursuant to Sections 2.7, 2.9, 2.22, 2.23, 2.25 and 2.27.

(b) Each payment (including each prepayment) by the Company or any Subsidiary Borrower on account of principal of and interest on the Loans under any Facility shall be made pro rata to the Lenders under such Facility according to the respective outstanding principal amounts of the Loans under such Facility then held by the Lenders under such Facility except to the extent required or permitted pursuant to Sections 2.7, 2.9, 2.22, 2.23, 2.25 and 2.27. Except as otherwise provided in Section 8, each such payment shall be paid in the relevant Currency in which such Loan was made.

(c) All payments (including prepayments) to be made by the Company or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 P.M., Local Time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Funding Office, in the applicable Currency and in immediately available funds, except that (x) payment of fronting fees owing to any Issuing Lender shall be made directly to the relevant Issuing Lender and (y) payment of all amounts in connection with the Brazilian Facility shall be paid to the Brazilian Administrative Agent pursuant to the terms of the Brazilian Bank Certificates. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, except as otherwise provided with respect to the payment of interest at the expiration of an Interest Period for a Eurocurrency Loan as provided in the proviso to the definition of Interest Period. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company or any Subsidiary Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, (A) in the case of amounts denominated in Dollars, at a rate up to the greater of (i) the Federal Funds Effective Rate and (ii) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of amounts denominated in any other Currency, at a rate determined by the Administrative Agent to be the cost to it of funding such amount, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon (A) in the case of amounts denominated in Dollars, at the rate per annum applicable to ABR Loans under the relevant Facility and (B) in the case of amounts denominated in any other Currency, at a rate determined by the Administrative Agent to be the cost to it of funding such amount, on demand, from the Company or the relevant Subsidiary Borrower.

(e) Unless the Administrative Agent shall have been notified in writing by the Company or relevant Subsidiary Borrower prior to the date of any payment due to be made by the Company or such Subsidiary Borrower under any Facility that the Company or such Subsidiary Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Company or such Subsidiary Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders under such Facility their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company or relevant Subsidiary Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each such Lender to which any amount was made available pursuant to the preceding sentence, (A) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate and (B) in the case of amounts denominated in other Currencies, such amount with interest thereon at a rate per annum reasonably determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Company or any Subsidiary Borrower.

(f) Unless all of the Obligations have become due and payable (whether at the stated maturity, by acceleration or otherwise), payments under the Guarantee shall be applied to the Obligations in such order of application as the Company may from time to time specify, subject however, to the provisions of Sections 2.17(a) and (b) (applied as if such payments were made by the Company) and Section 10.7.

(g) Each of the Company and the Subsidiary Borrowers agrees that, upon the request to the Administrative Agent by any Lender, the Company or the applicable Subsidiary Borrower shall promptly execute and deliver to such Lender a promissory note of the Company and/or such Subsidiary Borrower evidencing the Loans of such Lender, substantially in the forms of Exhibit K (a “Note”), with appropriate insertions as to date and principal amount.

2.18 Requirements of Law.

Except with respect to Competitive Loans to which this Section 2.18 shall not apply:

(a) If any Change in Law shall:

(i) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or

(ii) impose on such Lender or any London Interbank market any other condition;

and the result of any of the foregoing is to increase the cost to the Administrative Agent, the Brazilian Administrative Agent or such Lender (or its affiliate, as the case may be), by an amount that the Administrative Agent, the Brazilian Administrative Agent or such Lender reasonably deems material, of making, converting into, continuing or maintaining Eurocurrency Loans, issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company and any relevant Subsidiary Borrower shall pay the Administrative Agent, the Brazilian Administrative Agent or such Lender, within 15 Business Days of receipt of notice from the Administrative Agent, the Brazilian Administrative Agent or the relevant Lender as described below, any additional amounts necessary to compensate the Administrative Agent, the Brazilian Administrative Agent or such Lender for such increased cost or reduced amount receivable (it being understood that the provisions set forth in this Section 2.18(a) are not intended to derogate from the Company’s rights provided in Section 2.21 and Section 2.22). If the Administrative Agent, the Brazilian Administrative Agent or any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company or the relevant Subsidiary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled (including a reasonably detailed calculation of such amounts).

(b) If any Lender shall have determined that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or an entity controlling such Lender’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such entity could have achieved but for such Change in Law (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, within 15 Business Days after submission by such Lender to the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) of a written request therefor (together with a reasonably detailed description and calculation of such amounts), the Company and any relevant Subsidiary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such entity for such reduction (it being understood that the provisions set forth in this Section 2.18(b) are not intended to derogate from the Company’s rights provided in Sections 2.21 and 2.22).

(c) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by the Administrative Agent, the Brazilian Administrative Agent or any Lender to the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) shall be prima facie evidence of the amount owing in the absence of manifest error. Notwithstanding anything to the contrary in this Agreement, (i) neither the Administrative Agent, the Brazilian Administrative Agent nor any Lender shall be entitled to request any payment or amount under this Section 2.18 unless the Administrative Agent, the Brazilian Administrative Agent or such Lender is generally demanding payment (and certifies to the Company that it is generally demanding payment) under comparable provisions of its agreements with similarly situated borrowers of similar credit quality (provided, that neither the Administrative Agent nor the Brazilian Administrative Agent shall be under any obligation to verify any such request of a Lender) and (ii) the Company and any relevant Subsidiary Borrower shall not be required to compensate the Administrative Agent, the Brazilian Administrative Agent or a Lender pursuant to this Section 2.18 for any amounts incurred more than 90 days prior to the date that the Administrative Agent, the Brazilian Administrative Agent or such Lender notifies the Company or relevant Subsidiary Borrower of the Administrative Agent’s, the Brazilian Administrative Agent’s or such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such 90 day period shall be extended to include the period of such retroactive effect, but not more than 180 days prior to the date that such notice was received by the Company and the relevant Subsidiary Borrower, if any. The obligations of the Company and the Subsidiary Borrowers pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all interest thereon and fees payable hereunder.

2.19 Taxes. (a) All payments made by or on behalf of any Loan Party under this Agreement (other than in respect of any Competitive Loans as to which this Section 2.19(a) shall not apply) or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, excluding (i) Taxes imposed on or measured by income or profits (including franchise taxes imposed in lieu of or in addition to net income taxes) imposed on the Administrative Agent, the Brazilian Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent, the Brazilian Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Brazilian Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profit Taxes imposed by the United States or any similar tax imposed by any other Governmental Authority in a jurisdiction described in clause (i) above and (iii) any Taxes imposed by reason of FATCA (any such non-excluded Taxes, “Non-Excluded Taxes”). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Brazilian Administrative Agent or any Lender under any Loan Document, as determined in good faith by the applicable withholding agent or by the relevant Borrower, to the extent there is no withholding agent, the applicable withholding agent or the relevant Borrower shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable laws. In the case of any Non-Excluded Taxes or Other Taxes, the amounts so payable by the applicable Loan Party to the Administrative Agent, the Brazilian Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Brazilian Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) an amount equal to the sum which would have been received had no such deduction or withholding been made, provided, however, that no Loan Party shall be required to increase any such amounts payable to the Administrative Agent, the Brazilian Administrative Agent or any Lender with respect to any Non-Excluded Taxes except to the extent that any change in applicable law, treaty or governmental rule or regulation after the time such Lender becomes a party to this agreement (a “Change in Tax Law”), shall result in an increase in the rate of any deduction, withholding or payment from that in effect at the time such Lender becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of its designation of a new Applicable Lending Office (or assignment), to receive additional amounts from such Loan Party with respect to such Non-Excluded Taxes pursuant to this Section 2.19. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiary Borrower shall be required to increase any amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes that are attributable to such Person’s failure to comply with the requirements of paragraph (d) or (f) of this Section 2.19 except as such failure relates to a Change in Tax Law rendering such Person legally unable to comply.

(b) In addition, each Loan Party shall pay any Other Taxes over to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Loan Party, as promptly as practicable thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party (or other evidence reasonably satisfactory to the Administrative Agent or the relevant Lender) showing payment thereof. If (i) any Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) any Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent, the Brazilian Administrative Agent or any Lender, the Loan Parties shall indemnify the Administrative Agent, the Brazilian Administrative Agent and the Lenders for such amount and any incremental taxes, interest, additions to tax, expenses or penalties that may become payable by the Administrative Agent, the Brazilian Administrative Agent or any Lender as a result of any such failure in the case of clauses (i) and (ii), or any such direct imposition in the case of clause (iii). The indemnification payment under this Section 2.19 shall be made within 30 days after the date the Administrative Agent, the Brazilian Administrative Agent or such Lender (as the case may be) makes a written demand therefor (together with a reasonably detailed calculation of such amounts). The UK Borrower shall not be required to indemnify the Administrative Agent, the Brazilian Administrative Agent or the Lenders for any amount which would have been compensated for by an increased payment pursuant to Section 2.19(a) but was not so compensated solely because one of the exclusions in Section 2.19(e)(ii) applied.

(d) Each Lender (or Transferee) (i) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit I-1, Exhibit I-2, Exhibit I-3 or Exhibit I-4, as applicable, and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents and (ii) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two properly completed and duly executed copies of IRS Form W-9. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Thereafter, each Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender at any other time prescribed by applicable law or as reasonably requested by the

Company or any relevant Subsidiary Borrower. If any Commitment is reallocated in accordance with Section 2.9(b), then the relevant Lender (to whom such Commitment has been reallocated) shall deliver, on the effective date of such reallocation, all such forms that it is legally able to deliver. Each Lender shall deliver to the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent, any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Each Lender shall promptly notify the Company and any relevant Domestic Subsidiary Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (and any other form of certification adopted by the U.S. taxing authorities for such purpose). In addition, if a payment made to a Lender under this Agreement or the other Loan Documents would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.19(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this Section 2.19, a Lender shall not be required to deliver any form pursuant to this Section 2.19 (other than clause (ii) of the first sentence of this paragraph) that such Lender is not legally able to deliver.

(e) Additional United Kingdom Withholding Tax Matters.

(i) Each UK Borrower shall promptly upon becoming aware that it must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall promptly notify the Administrative Agent on becoming so aware in respect of a payment payable by any UK Borrower to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the relevant UK Borrower.

(ii) Without prejudice to the generality of Section 2.19(a), a payment from a UK Borrower shall not be increased pursuant to Section 2.19(a) by reason of a UK Tax Deduction on account of Taxes imposed by the United Kingdom, if on the date on which the payment falls due: (A) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or (B) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender”; an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from the relevant UK Borrower (or from the Company) a certified copy of that Direction; and the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or (C) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender”; the relevant Lender has not given a UK Tax Confirmation to the relevant UK Borrower; and the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax

Confirmation to the relevant UK Borrower, on the basis that the UK Tax Confirmation would have enabled the relevant UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA; or (D) the relevant Lender is a UK Treaty Lender (or would be a UK Treaty Lender following the completion of any necessary procedural formalities) and the relevant UK Borrower is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.19(e)(iii) or Section 2.19(e)(iv) (as applicable) below.

(iii) Subject to clause (e)(iv) below, each Lender and each UK Borrower which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without a UK Tax Deduction.

(iv) (A) A Lender on the day on which this Agreement is entered into that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent; and

(B) A Lender which becomes a Lender hereunder after the day on which this Agreement is entered into (including, for the avoidance of doubt, any Transferee) that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent in the documentation which it executes upon becoming a party to this Agreement, and

(C) Upon satisfying either clause (A) or (B) above, such Lender shall have satisfied its obligation under clause (e)(iii) above.

(v) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with clause (e)(iv) above, the UK Borrower(s) shall make a Borrower DTTP Filing with respect to such Lender; provided, that, if:

(A) a UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B) a UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1)	such Borrower DTTP Filing has been rejected by HMRC; or

(2)	HMRC has not given such UK Borrower authority to make payments to such Lender without a UK Tax Deduction within 60 days of the date of such Borrower DTTP Filing;

and in each case, such UK Borrower has notified that Lender in writing of either clause (1) or (2) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(vi) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause (e)(iv) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(vii) Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(viii) Each Lender shall notify HMRC, each UK Borrower and the Administrative Agent if it determines in its sole discretion that it is not or ceases to be entitled to claim the benefits of the applicable UK Treaty with respect to payments made by any UK Borrower hereunder, including as the result of any participation under Section 10.6(c) pursuant to which it ceases to be beneficially entitled to any interest payable to it by any UK Borrower under any Loan Document.

(ix) Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in with respect to any UK Borrower to which it will make advances under any Loan Document: (A) not a UK Qualifying Lender; (B) a UK Qualifying Lender (other than a UK Treaty Lender); or (C) a UK Treaty Lender. If such a Lender fails to indicate its status in accordance with this Section 2.19(e)(ix) then that Lender shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement shall not be invalidated by any failure of a Lender to comply with this Section 2.19(e)(ix).

(f) With respect to each Foreign Subsidiary Borrower a Lender or Transferee shall, to the extent it is legally able to do so, deliver to the Company (with a copy to the Administrative Agent), prior to the first date any payment is due to be paid from or by such Foreign Subsidiary Borrower to it hereunder, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or the other Loan Documents to such Lender may be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized. If any Commitment is reallocated in accordance with Section 2.9, then the relevant Lender (to whom such Commitment has been reallocated) shall deliver on the effective date of such reallocation, all such forms that it is legally able to deliver, including any form claiming a reduced rate of non-U.S. withholding tax on payments made by the relevant Foreign Subsidiary Borrower to such Lender under this Agreement and the other Loan Documents. In the event of a Change in Tax Law after the date such Foreign Subsidiary Borrower makes the first payment, a Lender or Transferee shall deliver all such required forms that it is legally able to deliver, including any form claiming a reduced rate of non-U.S. withholding tax on payments by such Foreign Subsidiary Borrower under this Agreement and the other Loan Documents. With respect to any UK Borrower, in the case of any conflict between this Section 2.19(f) and Section 2.19(e), the provisions of Section 2.19(e) shall prevail.

(g) If the Administrative Agent, the Brazilian Administrative Agent, any Transferee or any Lender determines, in its sole good faith discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.19, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.19 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Brazilian

Administrative Agent, such Transferee or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent, the Brazilian Administrative Agent, such Transferee or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Brazilian Administrative Agent, such Transferee or such Lender in the event the Administrative Agent, the Brazilian Administrative Agent, such Transferee or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to (i) interfere with the right of the Administrative Agent, the Brazilian Administrative Agent, any Transferee or any Lender to arrange its tax affairs in whatever manner it sees fit, (ii) obligate the Administrative Agent, the Brazilian Administrative Agent, any Transferee or any Lender to claim any tax refund, (iii) require the Administrative Agent, the Brazilian Administrative Agent, any Transferee or any Lender to make available its tax returns (or any other information relating to its taxes or any computation in respect thereof which it deems in its sole discretion to be confidential) to any Loan Party or any other Person, or (iv) require the Administrative Agent, the Brazilian Administrative Agent, any Transferee or any Lender to do anything that would in its sole discretion prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(h) Each Lender shall indemnify the Administrative Agent and the Brazilian Administrative Agent (to the extent not reimbursed by or on behalf of the Company if it is required to do so under Section 2.19(a) or 10.5 and without limiting the obligation of the Company under Section 2.19(a) or 10.5 to do so) for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent or the Brazilian Administrative Agent, as applicable, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent or the Brazilian Administrative Agent, as applicable, in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Brazilian Administrative Agent shall be conclusive absent manifest error.

(i) Each Assignee shall be bound by this Section 2.19.

(j) The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and the other Loan Documents.

2.20 Indemnity. The Company and each relevant Subsidiary Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any actual loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Company or relevant Subsidiary Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Company or such Subsidiary Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company or relevant Subsidiary Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Company or such Subsidiary Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurocurrency Loans (or the conversion of a Eurocurrency Loan into a Loan of a different Type) on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 2.22. Such indemnification may include an amount up to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the Interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Company and the relevant Subsidiary Borrower, if any, by any Lender (together with a reasonably detailed calculation of such amounts) shall be prima facie evidence thereof and shall be payable within 30 days of receipt of any such notice. The agreements in this Section 2.20 shall survive the termination of this Agreement, the repayment of the Loans and all other amounts payable hereunder and the other Loan Documents.

2.21 Change of Applicable Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender or its Applicable Lending Office, as applicable, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Letters of Credit affected by such event with the object of avoiding or minimizing the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, do not cause such Lender and its lending office(s) to suffer any material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.21 shall affect or postpone any of the obligations of the Company or the rights of any Lender pursuant to Section 2.18 or
2.19(a).

2.22 Replacement/Termination of Lenders. The Company shall be permitted (a) to replace with a replacement financial institution or terminate the Commitments under any applicable Facility and repay any outstanding Loans at par under such Facility (and any accrued interest and fees thereon) of a Defaulting Lender or any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a), (ii) fails to give its consent for any amendment, consent or waiver requiring the consent of 100% of the Lenders or all affected Lenders under such Facility (and such Lender is an affected Lender) and for which the Required Lenders or Majority Facility Lenders under such Facility, as applicable, have consented or (iii) fails to give its consent to an extension of the Termination Date to which the Majority Facility Lenders under such Facility have consented, (b) in the case of any Multicurrency Lender that fails to give its consent to the addition of a new Optional Currency to which the Majority Facility Lenders under such Facility have consented, to reallocate such Lender’s Multicurrency Commitment to a Domestic Commitment pursuant to Section 2.9(b) (regardless of whether the amount of such Commitment is less than the minimum amount required under such section) and (c) in the case of any Multicurrency Lender that fails to give its consent to the addition of a new Borrower pursuant to Section 10.1(d)(i) to which the Administrative Agent has agreed, to reallocate such Lender’s Multicurrency Commitment to a Domestic Commitment pursuant to Section 2.9(b)(regardless of whether the amount of such Commitment is less than the minimum amount required under such section); provided, in each case, that (A) the replacement financial institution or the Company, as applicable, shall purchase or repay at par, all Loans owing to such replaced or terminated Lender on or prior to the date of replacement or termination, and shall pay all accrued interest and fees thereon to such date, (B) unless otherwise agreed, the Company shall be liable to such replaced or terminated Lender under Section 2.20 if any Eurocurrency Loan owing to such replaced Lender shall be purchased or repaid other than on the last day of the Interest Period relating thereto, (C) any replacement financial institution, if not a Lender, shall be reasonably satisfactory to the Administrative Agent (and the Brazilian Administrative Agent in the case of any such replacement under the Brazilian Facility) and if a Lender, shall not constitute a Defaulting Lender, (D) any replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided, that, unless otherwise agreed, the Company shall be obligated to pay the registration and processing fee referred to therein), (E) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (F) any such replacement, termination and/or repayment shall not be deemed to be a waiver of any rights that the Company, any other Loan Party, the Administrative Agent, the Brazilian Administrative Agent or any other Lender shall have against the replaced Lender. Notwithstanding the foregoing, in the event that a Lender being replaced pursuant to this Section 2.22 shall not have executed an Assignment and Assumption requested by the Company reflecting such permitted replacement, such Lender shall be deemed to have approved such assignment three Business Days following receipt of notice from the Company of such replacement, and such deemed approval shall be effective for purposes of documenting an assignment pursuant to Section 10.6 without any action by any other party hereto (including the Administrative Agent), and the Administrative Agent shall record the same.

2.23 Defaulting Lender.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Facility Fees shall cease to accrue on the unfunded Commitment of such Defaulting Lender pursuant to Section 2.8;

(b) such Defaulting Lender and the Commitment and Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Lenders, the Required Lenders, Majority Facility Lenders under such Facility or any directly affected Lender under such Facility have taken or may take any action hereunder (including any consent to any amendment, consent, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply in the case of an amendment, waiver or other modification that has the effect of (i) increasing the amount or extending the expiration date of all or any portion of such Defaulting Lender’s Commitment or extending the final scheduled maturity date of any Loan held by such Defaulting Lender, (ii) forgiving or reducing any principal amount of any Loan or any Reimbursement Obligation owing to such Defaulting Lender, or (iii) reducing the stated rate of any interest or fees payable to such Defaulting Lender hereunder, or extending the scheduled date of any payment required hereunder (for the purpose of clarity, the foregoing clauses (i), (ii), and (iii) shall not include any waiver of a mandatory prepayment and shall not preclude a waiver of applicability of any post-default increases in interest rates).

(c) if any L/C Obligations exist at the time any Domestic Lender becomes a Defaulting Lender then:

(i) so long as no Event of Default shall have occurred and be continuing at such time all or any part of the L/C Obligations of such Defaulting Lender shall be reallocated among the Domestic Lenders that are not Defaulting Lenders in accordance with their respective Domestic Percentages (calculated without regard to such Defaulting Lender) but only to the extent the sum of all non-Defaulting Lenders’ Domestic Extensions of Credit plus outstanding Domestic Competitive Loans plus such L/C Obligations does not exceed the total of all Domestic Lenders that are not Defaulting Lenders’ Domestic Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company or any Domestic Subsidiary Borrower shall, at any time and from time to time following notice by the Administrative Agent, Collateralize for the benefit of each Issuing Lender that is not, itself, a Defaulting Lender, the Borrowers’ obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such L/C Obligations are outstanding or, if sooner, so long as such Defaulting Lender remains a

Defaulting Lender (it being expressly understood and agreed that all accrued interest on such Collateralization shall be for the account of the Company or such applicable Subsidiary Borrower and shall be paid to the Company or such applicable Subsidiary Borrower at any time and from time to time upon its request therefor; provided, that no Event of Default shall have then occurred and be continuing);

(iii) if the Company or any Subsidiary Borrower Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, neither the Company nor any relevant Subsidiary Borrower shall be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s L/C Obligations during the period and to the extent such Defaulting Lender’s L/C Obligations are so Collateralized;

(iv) if the L/C Obligations of the Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the non-Defaulting Lenders pursuant to Section 2.8 and Section 3.3, as applicable, shall be adjusted in accordance with such non-Defaulting Lenders’ Domestic Percentages of the Domestic Commitments calculated without regard to such Defaulting Lender’s Domestic Percentage of the Domestic Commitments; and

(v) if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Company or any relevant Subsidiary Borrower, the applicable Issuing Lender or any other Domestic Lender hereunder, all Letter of Credit Fees payable under Section 3.3 with respect to such Defaulting Lender’s L/C Obligations shall be payable to the applicable Issuing Lender until and to the extent that such L/C Obligations are so reallocated and/or Collateralized; and

(d) no Issuing Lender shall be required to issue, renew, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure and such Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Domestic Commitments of the Domestic Lenders that are not Defaulting Lenders and/or Collateralized by the Company or any applicable Subsidiary Borrower in accordance with this Section 2.23 and participating interests in any newly issued or increased Letter of Credit shall be allocated among the Domestic Lenders that are not Defaulting Lenders in a manner consistent with this Section 2.23 (and such Defaulting Lender shall not participate therein).

If (i) either (x) a Lender Insolvency Event with respect to the parent company of any Domestic Lender shall occur following the Closing Date or (y) the parent company of any Domestic Lender shall become the subject of a Bail-In Action following the Closing Date and, in each case, for so long as such event shall continue or (ii) any Domestic Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Domestic Lender commits to extend credit, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Company or such Domestic Lender, satisfactory to such Issuing Lender, to defease any risk to it in respect of such Domestic Lender hereunder.

In the event that a Domestic Lender becomes a Defaulting Lender, the Administrative Agent shall give notice to the Company and each affected Issuing Lender stating that such Domestic Lender has become a Defaulting Lender. In the event that each of the Administrative Agent, the Company, each relevant Subsidiary Borrower and each affected Issuing Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Defaulting Lender to be a Defaulting Lender, then the L/C Obligations of the Domestic Lenders shall be readjusted to reflect the inclusion of such Defaulting Lender’s Domestic Commitment and, on such date, such Domestic Lender shall purchase at par such of the Loans and/or participations in the L/C Obligations of the other Domestic Lenders as the Administrative Agent shall determine may be necessary in order for such Domestic Lender to hold such Domestic Loans and participations in the L/C Obligations in accordance with its Domestic Percentage of the Domestic Commitments.

2.24 Reallocation of Payments for the Account of Defaulting Lenders. Any payment of principal, interest, fees or other amounts received by the Administrative Agent or the Brazilian Administrative Agent, as applicable, for the account of any Defaulting Lender under any Facility (whether voluntary or mandatory, at or prior to maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent and the Brazilian Administrative Agent hereunder (pro rata in accordance with the amounts owed by such Defaulting Lender to the Administrative Agent and the Brazilian Administrative Agent); second, in the case of the Domestic Facility only, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Lender hereunder (pro rata to the Issuing Lenders in accordance with the amounts owed by such Defaulting Lender to each Issuing Lender); third, in the case of the Domestic Facility only, if so determined by the Administrative Agent or requested by the Company or an Issuing Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Company may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan under the applicable Facility in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in an interest bearing deposit account and released from time to time in order to satisfy obligations of such Defaulting Lender to fund Loans under the applicable Facility (it being understood and agreed that the accrued interest thereon shall be held as additional collateral for such obligations); sixth, to the payment of any amounts owing to the Lenders under such Facility and, in the case of the Domestic Facility only, the Issuing Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to a Loan Party as a result of any judgment of a court of competent jurisdiction obtained by such Loan Party against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Reimbursement Obligations were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans under the applicable Facility of, and Reimbursement Obligations owed to, all non-Defaulting Lenders under such Facility on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post cash collateral pursuant to this Section 2.24 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender under the applicable Facility irrevocably consents hereto.

2.25 New Local Facilities. (a) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent and the Lenders, request the Lenders with Commitments under any Facility to designate a portion of such Commitments to make Extensions of Credit denominated in Dollars and/or any Optional Currency in a jurisdiction outside of the United States pursuant to a newly established sub-facility or sub-facilities under any Facility or a separate revolving facility hereunder (each, a “New Local Facility”); provided, that (i) both at the time of any such request and upon the effectiveness of any Local Facility Amendment referred to below, no Default or Event of Default shall have occurred and be continuing; provided, further, that no Lender shall be required to make Extensions of Credit in excess of its Commitment then in effect, and (ii) after giving effect to any such

New Local Facility, the Total Brazilian Extensions of Credit shall not exceed the Total Brazilian Commitments then in effect, the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments then in effect, the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments and the Extensions of Credit under any other Facility shall not exceed the Commitments then in effect under such Facility. Each New Local Facility shall be in a minimum Dollar Equivalent amount of $25 million. Each notice from the Company pursuant to this Section 2.25 shall set forth the requested amount and proposed terms of the relevant New Local Facility and the Facility or Facilities designated by the Company to be reduced as a result of the establishment of such New Local Facility. Lenders wishing to designate a portion of their Commitments under a designated Facility to a New Local Facility (each, a “New Local Facility Lender”) shall have such portion of their Commitment under such Facility designated to such New Local Facility on a pro rata basis in accordance with the aggregate Commitments of the other New Local Facility Lenders; provided, that no Lender may so reallocate its Commitments to a New Local Facility if such reallocation would result in amounts being payable by the Company or any Subsidiary Borrower under Section 2.18 or 2.19 unless such Lender changes its Applicable Lending Office to avoid such a result or the Company otherwise consents. The designation of Commitments to any New Local Facility shall be made pursuant to an amendment (each, a “Local Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, the Administrative Agent and each New Local Facility Lender. Notwithstanding anything in this Section 2.25 to the contrary, no Lender shall be obligated to transfer any portion of its Commitments to a New Local Facility unless it so agrees.

(b) Notwithstanding the terms of Section 10.1(a), any Local Facility Amendment may, without the consent of any Lenders other than the New Local Facility Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the provisions of this Section 2.25, a copy of which shall be made available to each Lender.

2.26 Incremental Commitments/Facilities. (a) The Company may from time to time notify the Administrative Agent that certain of the Lenders designated by the Company and/or that additional lenders shall be added to this Agreement as Incremental Lenders with Commitments for the purpose of either increasing the existing Commitments under any Facility (a “Commitment Increase”) or establishing an Incremental Facility by executing and delivering to the Administrative Agent an Incremental Loan Activation Notice signed by such Lenders or such additional lenders and specifying (i) the respective Incremental Commitments of such Incremental Lenders, (ii) the applicable Incremental Facility Closing Date or Commitment Increase Date, and (iii) with respect to any Incremental Facility (A) the applicable Incremental Loan Maturity Date, (B) the Currency or Currencies available under such Incremental Facility, (C) the borrower(s) thereunder (which may be the Company and/or any Subsidiary Borrowers), (D) the Applicable Margin and other fees applicable to Incremental Loans and other extensions of credit to be made available under such Incremental Facility, and (E) any additional terms applicable to such Incremental Facility, including the borrowing procedures related thereto (in each case, as agreed between the Company and the Incremental Lenders providing such Incremental Loans), and otherwise duly completed; provided, that after giving effect to such Commitment Increase or Incremental Facility (including the incurrence of any Incremental Loans on the applicable Commitment Increase Date or Incremental Facility Closing Date and use of proceeds thereof), (x) except in the case of an Incremental Facility, as otherwise agreed by the Lenders under such Facility, no Default or Event of Default shall be continuing and (y) the sum of the Total Commitments then in effect (including, for the avoidance of doubt, Incremental Commitments), the 3-Year Total Commitments then in effect (including, for the avoidance of doubt, any commitments under incremental facilities under the 3-Year Revolving Credit Agreement) and the aggregate amount of all Ancillary Commitments (under and as defined in the 3-Year Revolving Credit Agreement) then in effect shall not exceed $18 billion.

(b) Each Incremental Lender that is a signatory to an Incremental Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each, an “Incremental Loan”) to the Company and/or the applicable Subsidiary Borrowers from time to time on or after the Incremental Facility Closing Date or Commitment Increase Date specified in such Incremental Loan Activation Notice in an aggregate principal amount outstanding at any time up to but not exceeding the amount of the Incremental Commitment of such Incremental Lender specified in such Incremental Loan Activation Notice, subject to the terms of this Agreement and the applicable Incremental Loan Activation Notice. Nothing in this Section 2.26 shall be construed to obligate any Lender to execute an Incremental Loan Activation Notice.

(c) On any Commitment Increase Date with respect to any Facility, in the event any Loans under such Facility are then outstanding, (i) each relevant Incremental Lender shall make available to the Administrative Agent (or the Brazilian Administrative Agent in the case of the Brazilian Facility) such amounts in immediately available funds as the Administrative Agent (or the Brazilian Administrative Agent in the case of the Brazilian Facility) shall determine are necessary in order to cause, after giving effect to such increased Commitments and the application of such amounts to prepay Loans under such Facility of other relevant Lenders, the Loans under such Facility to be held ratably by all Lenders with Commitments in such Facility in accordance with such Commitments after giving effect to such increase, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Loans under this Agreement and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Lenders the amounts, if any, payable under Section 2.20 as a result of such prepayment.

2.27 Termination Date Extension. (a) The Company may at any time and from time to time, by notice to the Administrative Agent and the Brazilian Administrative Agent, if applicable, propose an extension of the Termination Date, which proposal may include a proposal to change the Applicable Margins (including any provision of the Applicable Pricing Grid) for the Lenders as may be specified in such proposal. Upon receipt of any such proposal the Administrative Agent and the Brazilian Administrative Agent, if applicable, shall promptly notify each Lender thereof. Each Lender shall respond to such proposal in writing within 30 calendar days after the date of such proposal and any failure of a Lender to respond within such period shall be deemed to be a rejection of such proposal. If any Lender consents to such proposal (each such consenting Lender, an “Extending Lender”), the Termination Date applicable to each Extending Lender shall be extended to the date specified in the Company’s extension proposal and the Applicable Margin with respect to each such Extending Lender shall be adjusted in the manner specified in such proposal, if any, and each Non-Extending Lender will be treated as provided in Section 2.27(b).

(b) If any Lender does not consent to any extension request that becomes effective pursuant to Section 2.27(a) (each such Lender, a “Non-Extending Lender”), then the Termination Date for such Non-Extending Lender shall remain unchanged from that applicable prior to the extension and the Commitments of each Non-Extending Lender and the existing Applicable Margins shall, subject to the terms of Section 2.16, continue in full force and effect.

(c) Notwithstanding the provisions of Section 10.1(a), the Company and the Administrative Agent and the Brazilian Administrative Agent, if applicable, (and the Extending Lenders) shall be entitled to enter into any amendments to this Agreement that the Administrative Agent and the Brazilian Administrative Agent, if applicable, believe are necessary or appropriate to reflect, or to provide for the integration of, any extension of the Termination Date or change in Applicable Margins pursuant to this Section 2.27 without the consent of any Non-Extending Lender.

SECTION 3. LETTERS OF CREDIT

3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 3.4(a), agrees to issue (or cause its Applicable Lending Office to issue) letters of credit and, with the consent of such Issuing Lender, letters of guarantee (each a “Letter of Credit”) under the Domestic Facility for the account of a Loan Party or a Subsidiary of a Loan Party (the “Applicable Account Party”) on any Business Day during the Commitment Period of such Issuing Lender in such form as may be reasonable and customary for the purpose thereof; provided, that (i) no Applicable Account Party shall request, and no Issuing Lender shall be required to issue (or cause its Applicable Lending Office to issue), any Letter of Credit if, after giving effect to such issuance (and to any concurrent funding or prepayment of a Loan and to the application of proceeds thereof and to any concurrent expiration or termination or amendment or modification of any previously issued Letter of Credit), (A) the Dollar Equivalent of the then Outstanding Amount of all Letters of Credit issued by such Issuing Lender (or any Applicable Lending Office thereof) would exceed such Issuing Lender’s L/C Commitment then in effect, (B) the Dollar Equivalent of the then Outstanding Amount of all Letters of Credit would exceed the L/C Sublimit then in effect or (C) sum of (x) 105% of the Dollar Equivalent of Letters of Credit denominated in Optional Currencies plus (y) the then Outstanding Amount of the Total Domestic Extensions of Credit other than Letters of Credit denominated in Optional Currencies would exceed the Total Domestic Commitments then in effect and (ii) the Company shall be jointly and severally liable with respect to each Letter of Credit issued for the account of an Applicable Account Party (other than the Company). Each Letter of Credit shall (x) be denominated in Dollars or any Optional Currency and (y) expire no later than the earlier of (A) the date that is one year after the date of issuance of such Letter of Credit and (B) five Business Days prior to the Termination Date of such Issuing Lender then in effect; provided, that any Letter of Credit with a one-year or shorter tenor may (1) provide for the subsequent or successive renewal or automatic renewal thereof for additional one-year or shorter periods (which shall in no event extend beyond the date referred to in foregoing clause (B), unless and to the extent that such Letter of Credit is Collateralized for the period following such date at 100% of the undrawn and unexpired amount of such Letter of Credit if requested by the relevant Issuing Lender) or (2) continue past such date referred to in the foregoing clause (B) to the extent that such Letter of Credit is Collateralized for the period following such date at 100% of the undrawn and unexpired amount of such Letter of Credit if requested by the relevant Issuing Lender; provided, further, that, upon request of the Company and with the consent of the relevant Issuing Lender, a Letter of Credit may have a tenor of longer than one year so long as such Letter of Credit does not extend beyond the date referred to in clause (B) above (or, to the extent such Letter of Credit does extend beyond such date, it is in compliance with the parenthetical in clause (1) above). Any such Collateralization of a Letter of Credit provided by a Loan Party or Applicable Account Party, as applicable, with respect to a Letter of Credit, together with accrued interest or earnings thereon, shall be terminated and (to the extent not applied to satisfy L/C Obligations) released to such Loan Party or Applicable Account Party, as applicable, as soon as practicable after the expiration or other termination of such Letter of Credit and the reimbursement of any amount drawn thereunder; provided, that, so long as such 100% margin is maintained, the accrued interest or earnings on such Collateralization shall be released to the Loan Party or Applicable Account Party, as applicable, at any time and from time to time upon its request therefor.

(b) No Issuing Lender shall at any time be obligated to issue (or cause its Applicable Lending Office to issue) any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender (or any Applicable Lending Office thereof) or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letters of Credit. Any Applicable Account Party, with (in the case of any such Applicable Account Party other than the Company) the written consent of the

Company, may from time to time request that any Issuing Lender issue (or cause its Applicable Lending Office to issue) a Letter of Credit by delivering to such Issuing Lender at its address for notices specified in accordance with the provisions of Section 10.2 an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request consistent with its customary business practices for comparable transactions in the applicable jurisdiction (it being expressly understood and agreed by each Issuing Lender that the terms and provisions of each such Application shall be consistent with the terms and provisions of this Agreement). Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue (or cause its Applicable Lending Office to issue) the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue (or cause its Applicable Lending Office to issue) any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the relevant Issuing Lender and the Applicable Account Party. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Applicable Account Party promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount and currency thereof). No Issuing Lender shall issue (or cause its Applicable Lending Office to issue) any Letter of Credit during any period commencing on the first Business Day after it receives written notice from the Administrative Agent that one or more of the conditions precedent contained in Section 5.2 shall not on such date be satisfied or waived, and ending when the Administrative Agent provides written notice to the effect that such conditions are satisfied or waived. The Administrative Agent shall promptly notify the Issuing Lenders upon becoming aware that such conditions in Section 5.2 are thereafter satisfied or waived. The Issuing Lenders shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.2 have been satisfied or waived in connection with the issuance of any Letter of Credit.

3.3 Fees and Other Charges. The Company shall, or shall cause the Applicable Account Party to, pay a fee (the “Letter of Credit Fee”) on the average daily undrawn and unexpired amount of all outstanding Letters of Credit during each Fee Payment Period at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans, shared ratably among the Domestic Lenders based on the Domestic Percentages of the Domestic Lenders during the relevant Fee Payment Period and payable in arrears for each Fee Payment Period on the related Fee Payment Date. In addition, the Company shall pay a fronting fee in an amount equal to 0.25% per annum on the average daily undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable in arrears to the relevant Issuing Lender for each Fee Payment Period on the related Fee Payment Date. For the purposes of the foregoing calculations, the average daily undrawn and unexpired amount of any Letter of Credit denominated in an Optional Currency for any Fee Payment Period shall be calculated by multiplying (i) the average daily undrawn and unexpired amount of such Letter of Credit (expressed in the Optional Currency in which such Letter of Credit giving rise to such fee is denominated) by (ii) the Exchange Rate for each such Optional Currency in effect on the first Business Day of the related Fee Payment Period or by such other method that the Administrative Agent and the Company may agree. In addition to the foregoing fees, the Company shall pay or reimburse each Issuing Lender, for its own account such customary out-of-pocket costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit, to the extent that such costs and expenses have been mutually agreed upon between the Company and such Issuing Lender.

3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each

L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Domestic Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued, and the amount of each draft or demand paid, by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft or demand is paid under any Letter of Credit issued by such Issuing Lender for which the Issuing Lender is not reimbursed in full by the Company or other applicant in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Domestic Percentage of the Dollar Equivalent of the amount of such draft or demand, or any part thereof, that is not so reimbursed (calculated, in the case of any Letter of Credit denominated in an Optional Currency, as of the Reimbursement Date therefor); provided, that in no event shall an L/C Participant be obligated to fund an amount that would cause such L/C Participant’s Total Domestic Extensions of Credit to exceed such L/C Participant’s Domestic Commitment. Subject to the foregoing, each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Company, the Applicable Account Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party, (iv) any breach of this Agreement or any other Loan Document by the Company, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to any Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to any Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the relevant Issuing Lender, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company, the Applicable Account Party or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

3.5 Reimbursement Obligation of the Company and the Applicable Account Party. If any draft or demand is paid under any Letter of Credit issued for the account of an Applicable Account Party, the Company or such Applicable Account Party, on a joint and several basis, shall reimburse the

Issuing Lender for the amount of the draft or demand so paid, not later than 3:00 P.M., New York City time, on the second Business Day immediately following the day that the Company receives notice of payment of such draft or demand (or if notice of such payment is received after 10:00 A.M., New York City time, on a Business Day, on the third Business Day immediately following such date of receipt) (such date, the “Reimbursement Date”). Each such payment shall be made to the relevant Issuing Lender in the currency in which such Letter of Credit is denominated and in immediately available funds; provided, that, in the case of any Letter of Credit denominated in an Optional Currency, if such payment, or obligation to make such payment, in an Optional Currency would subject the Administrative Agent, the relevant Issuing Lender or any Domestic Lender to any stamp duty, ad valorem charge or any similar Tax that would not be payable if such payment were paid or required to be paid in Dollars, the Company or such Applicable Account Party shall, at its option, (A) pay the amount of such Tax to the Administrative Agent, the relevant Issuing Lender or the relevant Domestic Lender or (B) pay the Dollar Equivalent of such draft or demand (calculated as of the Reimbursement Date); provided, further, that if such payment is not made on the applicable Reimbursement Date the obligation to pay such draft or demand shall be permanently converted into an obligation to pay the Dollar Equivalent amount of such draft or demand (calculated as of such Reimbursement Date). Interest shall be payable on any such amounts from the Reimbursement Date until payment in full at the rate set forth in Section 2.14(c). Notwithstanding any inconsistent provision of this Agreement, unless (x) the Company or such Applicable Account Party gives notice to the Administrative Agent that it has paid its Reimbursement Obligation by 2:00 P.M., New York City time, on the Reimbursement Date or notifies the Administrative Agent that it does not wish to have such Reimbursement Obligation paid with the proceeds of an ABR Loan by such time, or (y) the Administrative Agent has actual knowledge that the conditions precedent to an ABR Loan to be made on such Reimbursement Date which are contained in Section 5.2 have not been satisfied or waived, the Company or such Applicable Account Party shall be deemed to have requested that the Domestic Lenders make an ABR Loan on such Reimbursement Date in an aggregate principal amount equal to the amount of the related Reimbursement Obligation, and such ABR Loan shall be made on such Reimbursement Date. If an ABR Loan is deemed to have been requested as aforesaid, such Reimbursement Obligation shall be paid with the proceeds of such Loan and no Default or Event of Default shall exist or be continuing in respect thereof. Notwithstanding the last sentence of Section 2.2, the proceeds of such ABR Loan shall be made available to the relevant Issuing Lender (and not to the Company or such Applicable Account Party) to the account specified by such Issuing Lender, in like funds as received by the Administrative Agent, and the Issuing Lender may credit its Domestic Percentage of such ABR Loan to the relevant Reimbursement Obligation in lieu of funding such amount to the Administrative Agent.

3.6 Obligations Absolute. The obligations of the Company and each Applicable Account Party under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company or any Applicable Account Party may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Company and each Applicable Account Party also agrees with each Issuing Lender that such Issuing Lender shall not, absent gross negligence or willful misconduct, be responsible for, and the Reimbursement Obligations under Section 3.5 of the Company and such Applicable Account Party shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company or any Applicable Account Party, and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company or any Applicable Account Party, as the case may be, against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender. The Company and each Applicable Account Party agree that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Company and such Applicable Account Party, as the case may be, and shall not result in any liability of such Issuing Lender to the Company or such Applicable Account Party.

3.7 Letter of Credit Payments. If any draft or demand shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall, within the period stipulated by the terms and conditions of the applicable Letter of Credit, examine such draft or demand presented under such Letter of Credit. After such examination, such Issuing Lender will promptly notify the Applicable Account Party and the Company of the date and amount thereof and whether such Issuing Lender has made or will make the payment under such Letter of Credit; provided, that any failure to give or delay in giving such notice shall not relieve the Applicable Account Party or the Company of its obligation to reimburse such Issuing Lender with respect to any such payment under such Letter of Credit. The Issuing Lender will act in good faith in exercising its discretion under Section 5-109 of the UCC in honoring or refusing to honor a presentation on a Letter of Credit in cases where material fraud is asserted or alleged. The responsibility of the relevant Issuing Lenders to the Company or any other such Applicable Account Party in connection with any draft or demand presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft or demand) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of any other Loan Document, including this Section 3, the provisions of such other Loan Document or this Section 3, as the case may be, shall apply.

3.9 Collateralization. The Company or any Applicable Account Party may at its option at any time and from time to time Collateralize any Letter of Credit issued for the account of such Applicable Account Party at 100% of the undrawn and unexpired amount of such Letter of Credit. In addition, on or prior to the date that is five Business Days prior to the Termination Date then in effect for any Issuing Lender, the Company or such Applicable Account Party shall Collateralize (or, with the consent of the relevant Issuing Lender, in its sole discretion, enter into alternative arrangements on terms satisfactory to such Issuing Lender in respect of) any Letter of Credit issued for the account of such Applicable Account Party with an expiration date occurring after such Termination Date as provided in Section 3.1. Any Letter of Credit that is Collateralized or subject to such alternative arrangements as provided in this Section 3.9 shall cease to be a “Letter of Credit” outstanding hereunder effective on the date of such Collateralization or guarantee and, accordingly, the rights and obligations of Lenders in respect thereof (including pursuant to Sections 3.3 and 3.4) shall terminate and the Dollar Equivalent of the Outstanding Amount of such Letter of Credit shall no longer be included as an “L/C Obligation” or an “Extension of Credit”.

3.10 New Issuing Lenders; L/C Commitments. (a)The Company may from time to time (i) decrease the L/C Commitment of any Issuing Lender or terminate any Issuing Lender as an Issuing Lender hereunder (on a prospective basis only) for any reason upon written notice to the Administrative Agent and such Issuing Lender, (ii) add additional Issuing Lenders hereunder and (iii) increase (with the consent of the relevant Issuing Lender) the L/C Commitment of any existing Issuing Lender. If the Company shall decide to add a new Issuing Lender under this Agreement, then the Company may appoint from among the Domestic Lenders (or an Applicable Lending Office thereof) a new Issuing Lender, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and such Issuing Lender, whereupon such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Lender hereunder, and the term “Issuing Lender” shall mean such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as an Issuing Lender hereunder in accordance with this Agreement or an increase of the L/C

Commitment of any existing Issuing Lender, shall be evidenced by an agreement entered into by such new issuer of Letters of Credit or existing Issuing Lender, as applicable, in a form reasonably satisfactory to such Issuing Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, such new issuer of Letters of Credit shall become an “Issuing Lender” hereunder or such increased L/C Commitment shall become effective. Any decrease of an L/C Commitment or termination of an Issuing Lender shall become effective upon the applicable Issuing Lender’s receipt of notice thereof. After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to the replacement, termination or Collateralization thereof pursuant to Section 3.9, but shall not issue additional Letters of Credit. The Administrative Agent shall promptly notify the Domestic Lenders of the effectiveness of any replacement or addition of an Issuing Lender, or any changed L/C Commitment pursuant to this Section 3.10.

(b) Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by an Applicable Lending Office thereof, in which case, such Applicable Lending Office shall be an “Issuing Lender” hereunder.

3.11 Conflicts. Unless otherwise agreed by the Issuing Lender, the Company and the Applicable Account Party, (i) each Letter of Credit shall be governed by, and shall be construed in accordance with, the laws of the State of New York or such other jurisdiction requested by the beneficiary and acceptable to the Issuing Lender and the Company, provided, that in the case of a Letter of Credit that is issued in a jurisdiction outside of the United States, such Letter of Credit shall be governed by, and shall be construed in accordance with, the laws of a jurisdiction requested by the beneficiary and acceptable to the Issuing Lender and the Company and (ii) to the extent not prohibited by such laws and not materially inconsistent with this agreement, the ISP shall apply to each standby Letter of Credit, the UCP shall apply to each commercial Letter of Credit, and the URDG shall apply to each bank guarantee. The Company or any Applicable Account Party may request that a Letter of Credit contain modifications to, or that modify or exclude the application of specific provisions of, the ISP, the UCP or the URDG.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Company hereby represents and warrants to each Lender that:

4.1 Financial Condition. The consolidated financial statements of the Company included in its Annual Report on Form 10-K, for the twelve-month period ended December 31, 2017 (the “2017 10-K”) as most recently updated or amended on or before the Closing Date and filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries as of, and for, the twelve-month period ended on December 31, 2017; provided, that the foregoing representation shall not be deemed to have been incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) do not reflect a change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, which would reasonably be expected to have a Material Adverse Effect.

4.2 No Change. Between the date of the financial statements included in the 2017 10-K and the Closing Date, there has been no development or event which has had a Material Adverse Effect.

4.3 Existence. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to conduct the business in which it is currently engaged and (c) is duly qualified and in good standing in each jurisdiction where it is required to be so qualified and in good standing, except to the extent all failures with respect to the foregoing clauses (a), (b) and (c) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party (a) has the requisite organizational power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party, (b) has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance thereof, (c) has duly executed and delivered each Loan Document to which it is a party and (d) each such Loan Document constitutes a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party that is party to such documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Loan Party, or any Contractual Obligation of such Loan Party, except to the extent all such violations would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.6 Litigation. Except as set forth on Schedule 4.6 and except as set forth in the 2017 10-K or on any Current Report on Form 8-K of the Company filed with the SEC prior to the Closing Date, no litigation, investigation, proceeding or arbitration is pending, or to the best of the Company’s knowledge, is threatened against the Company or any Loan Party as of the Closing Date that would reasonably be expected to have a Material Adverse Effect.

4.7 No Default. As of the Closing Date no Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property. As of the Closing Date, the Company and each Principal Domestic Subsidiary, as applicable, has good title to, or a valid leasehold interest in, all of its other property then owned or leased by it; provided, that the foregoing representation shall not be deemed to have been incorrect, (a) if any such property (inclusive, in the case of any such real property, of associated machinery and equipment installed in such property) with respect to which the Company or a Principal Domestic Subsidiary cannot make such representation has a Net Book Value of less than $500 million or (b) with respect to defects in title to or leasehold interests in any such real or personal property, either (A) such defects are Permitted Liens, (B) such defects are cured no later than 180 days after the earlier to occur of (x) the date that the Administrative Agent gives notice of such defects to the Company and (y) the date that a Financial Officer of the Company has actual knowledge of such defects, or (C) such defects would not reasonably be expected to have a Material Adverse Effect.

4.9 Intellectual Property. As of the Closing Date, the Company and each Principal Domestic Subsidiary own, or are licensed to use, all United States Intellectual Property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed would not reasonably be expected to have a Material Adverse Effect.

4.10 Federal Regulations. No part of the proceeds of any Loans or Letters of Credit, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulation T, U or X of the Board.

4.11 ERISA. No ERISA Default has occurred and is continuing.

4.12 Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered as such under the Investment Company Act of 1940, as amended.

4.13 Ownership of the Subsidiary Borrowers. As of the Closing Date, each Subsidiary Borrower is a direct or indirect wholly-owned Subsidiary of the Company.

4.14 Use of Proceeds. The proceeds of the Loans and Letters of Credit shall be used to finance the working capital needs of the Company and its Subsidiaries and for general corporate or entity purposes, including to enable the Company to make valuable transfers to any of its Subsidiaries in connection with the operation of their respective businesses.

4.15 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect corporate policies reasonably designed to promote compliance by the Company, its Subsidiaries and their respective employees with Anti-Corruption Laws and with applicable Sanctions. Neither the Company nor any of its Subsidiaries is included on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List maintained by OFAC or any publicly available Sanctions-related list of designated Persons maintained by the U.S. Department of Treasury or the U.S. Department of State or the European Union (collectively, the “Sanctions Lists”). Neither the Company nor any of its Subsidiaries has a physical place of business, or is organized or resident, in (a) Cuba, Iran, North Korea, Syria or Crimea or (b) in any other Sanctioned Country in violation of U.S. law. The Company and its Subsidiary Borrowers will not knowingly use the proceeds of the Loans or Letters of Credit (i) in violation of any Anti-Corruption Laws or (ii) to fund any activities or business (x) of or with any individual or entity that is included on any Sanctions List or (y) in, or with the government of, any country, region or territory that is the subject or target of comprehensive territorial sanctions administered by OFAC, the U.S. Department of Treasury or the U.S. Department of State (a “Sanctioned Country”), except in the case of (x) or (y), to the extent licensed or otherwise authorized under U.S. law or (in the case of clause (x)) such other applicable law, as the case may be. Notwithstanding the foregoing, if any country, region or territory, including Cuba, Iran, North Korea, Syria or Crimea, shall no longer be the subject of comprehensive territorial sanctions administered by OFAC, then it shall not be considered a Sanctioned Country for purposes hereof and the provisions of this Section 4.15 shall no longer apply with respect to that country, region or territory.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Closing Date. This Agreement and the obligation of each Lender to make extensions of credit requested to be made by it hereunder shall be effective upon (1) the execution and delivery of this Agreement by each of the Administrative Agent, the Brazilian Administrative Agent, the Syndication Agent, the Co-Syndication Agent, the Company, each other Borrower, the Existing Required Lenders, each Person listed on Schedule 1.1A and each other party hereto and (2) written confirmation by the Administrative Agent to the Company and the Lenders confirming that the following conditions have been satisfied (or waived in accordance with the provisions hereof):

(a) Other Loan Documents. (x) The Company shall have executed and delivered the Guarantee and (y) each Brazilian Bank Certificate shall have been executed and delivered by GMB and/or the relevant Brazilian Subsidiary, as applicable.

(b) Fees. The Lenders, the Administrative Agent, the Brazilian Administrative Agent and the Arrangers shall have received all fees and out-of-pocket expenses required to be paid hereunder and (with respect to such expenses) invoiced at least three (3) Business Days prior to the Closing Date.

(c) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party other than GMGTC (or a certificate of the Loan Parties), dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, including the certificate of incorporation or formation (or equivalent organizational document) of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party, (ii) a long form good standing certificate (or equivalent thereof in the relevant jurisdiction) for each Loan Party from its jurisdiction of organization (but only to the extent applicable in the relevant jurisdiction), (iii) a certificate of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 5.2 have been satisfied or waived and (iv) a certificate from GMGTC (signed by an authorised signatory), with appropriate insertions and attachments, including its constitutional documents, certifying that: (A) borrowing, guaranteeing or securing (as appropriate) under this Agreement would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; and (B) each copy document relating to it in this Section 5.1 (including its constitutional documents) is correct, complete and in full force and effect and has not been amended or superseded prior to the date of this Agreement.

(d) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of (i) in-house counsel to the Loan Parties, (ii) Weil Gotshal & Manges LLP, counsel to the Loan Parties, (iii) Demarest Advogados, special Brazil counsel to the Brazilian Administrative Agent and (iv) Weil Gotshal & Manges LLP, special UK counsel to GMGTC, each in form and substance reasonably acceptable to the Administrative Agent.

(e) Existing Five-Year Credit Agreement. The Administrative Agent shall have received reasonably satisfactory evidence that all Existing Loans shall be repaid, the commitments of the lenders under the Existing Five Year Credit Agreement that are not Lenders hereunder shall have been terminated (and the Commitments of all continuing Lenders shall be as set forth on Schedule 1.1(A)) and all accrued interest and fees under the Existing Five Year Credit Agreement shall have been paid, or arrangements satisfactory to the Administrative Agent in respect thereof shall have been made.

(f) USA Patriot Act. The Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent or any Lender who is not a lender under the Existing Five Year Credit Agreement under applicable “know your customer” and anti-money-laundering rules and regulations, including the USA Patriot Act.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan (it being expressly understood and agreed that the foregoing shall not apply to any conversion or continuation of an outstanding Loan) and the agreement of any Issuing Lender to issue any Letter of Credit (or to amend any outstanding Letter of Credit increasing the face amount thereof) requested to be made or issued (or amended) by it on any date (including its initial extension of credit) is subject to the Closing Date having occurred and to the satisfaction (or waiver pursuant to Section 10.1) of the following conditions precedent as of the borrowing date for such Loan or the date of any request to issue (or to amend to increase the face amount of) such Letter of Credit:

(a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date (including those set forth in Sections 4.1, 4.2, 4.6, 4.7, 4.8, 4.9 and 4.13), in which case, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date, after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof.

(c) No Subsidiary Borrower Bankruptcy Events. With respect to any Loan made to or Letter of Credit issued for the account of any Subsidiary Borrower, (i) such Subsidiary Borrower shall not have (A) commenced any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) made a general assignment for the benefit of its creditors; and (ii) there shall not be commenced against such Subsidiary Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days.

Each borrowing, or issuance of a Letter of Credit (or amendment thereof which increases the face amount thereof) hereunder (including, for the avoidance of doubt, any borrowing of Brazilian Loans pursuant to any Brazilian Bank Certificate) shall constitute a representation and warranty by the Company as of the date of such borrowing or the date of such issuance or such amendment, as the case may be, that the conditions contained in this Section 5.2 have been satisfied or waived.

SECTION 6. AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any Loan, Reimbursement Obligation, interest or fee payable hereunder or under any other Loan Document is owing to any Lender:

6.1 Financial Statements. The Company shall deliver to the Administrative Agent, audited annual financial statements and unaudited quarterly financial statements of the Company within 15 days after it is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, after giving effect to any extensions (or, if it is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after it would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, after giving effect to any extensions, if it had a security listed and registered on a national securities exchange) (and, for the avoidance of doubt, no such unaudited quarterly financial statements shall be required to be delivered with respect to the last fiscal quarter of any fiscal year); provided, that such financial statements shall be deemed to be delivered upon the filing with the SEC of its Form 10-K or Form 10-Q for the relevant fiscal period; provided, further, that any restatement of previously delivered (or deemed delivered) financial statements shall not constitute a breach or violation of this Section 6.1.

6.2 Compliance Certificates. The Company shall deliver to the Administrative Agent within 5 Business Days after the delivery (or deemed delivery) of any financial statements pursuant to Section 6.1, a Compliance Certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing as of the date of such certificate, except as specified in such certificate, and (ii) containing a calculation of Consolidated Domestic Liquidity and Consolidated Global Liquidity as of the last day of the fiscal period covered by such financial statements.

6.3 Maintenance of Business; Existence. The Company shall continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its organizational existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its principal line of business, except, in each case, (i) to the extent that failure to do so would not have a Material Adverse Effect and (ii) as otherwise permitted or provided in the Loan Documents.

6.4 Maintenance of Insurance. The Company shall, and shall cause each other Loan Party to, maintain, as appropriate, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self-insurance, deductibles, and exclusions which the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions, deductibles, and exclusions) as the Company believes (in the good faith judgment of the management of the Company) are reasonable in light of the size and nature of its business.

6.5 Notices. Promptly upon a Financial Officer of the Company obtaining actual knowledge thereof, the Company shall give notice to the Administrative Agent and the Brazilian Administrative Agent of the occurrence of any Default or Event of Default. Each notice pursuant to this Section 6.5 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the other relevant Loan Party has taken, is taking, or proposes to take with respect thereto.

6.6 Reinstated Guarantors, etc..

(a) Within 30 days after any Guarantee Reinstatement Date, the Company shall deliver, or cause to be delivered to the Administrative Agent a Guarantee Joinder, executed and delivered by each Domestic Subsidiary that is a Principal Domestic Subsidiary (other than an Excluded Subsidiary) on such Guarantee Reinstatement Date, together with customary secretary’s certificates, resolutions and legal opinions, provided, that the foregoing requirements shall not apply to GM Holdings.

(b) During any Reinstated Guarantee Requirement Period, within 90 days after the end of any fiscal quarter of the Company, during which (w) the Company or one of its Principal Domestic Subsidiaries forms or acquires any Principal Domestic Subsidiary (other than an Excluded Subsidiary), (x) the Company or one of its Principal Domestic Subsidiaries makes a single investment or a series of related investments having a value (determined by reference to Net Book Value, in the case of an investment of assets) of $500 million or more in the aggregate, directly or indirectly, in a Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Principal Domestic Subsidiary that results in such Domestic Subsidiary becoming a Principal Domestic Subsidiary, (y) any Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Principal Domestic Subsidiary otherwise becomes a Principal Domestic Subsidiary or (z) any Principal Domestic Subsidiary ceases to be an Excluded Subsidiary, the Company shall (or shall cause the relevant Subsidiary to), unless a Guarantee Release Date shall have occurred prior to such 90th day after the end of such fiscal quarter of the Company, cause such Principal

Domestic Subsidiary (or Domestic Subsidiary receiving such investment(s) or otherwise becoming a Principal Domestic Subsidiary) to become a party to the Guarantee pursuant to a Guarantee Joinder and to deliver customary secretary’s certificates, resolutions and legal opinions in connection therewith.

(c) Notwithstanding the foregoing or anything in any Loan Document to the contrary, in no event shall GM Holdings or any other Excluded Subsidiary be required to be a Guarantor or a Subsidiary Guarantor.

6.7 Books and Records . The Company shall and shall cause each other Loan Party to keep proper books of records and account in which entries are made in a manner so as to permit preparation of financial statements in conformity with GAAP (or, in the case of any Foreign Subsidiary, generally accepted accounting principles in effect in the jurisdiction of organization of such Foreign Subsidiary).

6.8 Ratings. The Company shall use commercially reasonable efforts to maintain an Index Debt Rating, to the extent available, from each of S&P, Moody’s and Fitch (it being understood that Moody’s does not provide Index Debt Ratings for investment grade companies); provided, that the Company shall not be required to obtain or maintain, as applicable, a specific Index Debt Rating.

SECTION 7. NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan, Reimbursement Obligation, interest or fee payable hereunder or under any other Loan Document is owing to any Lender:

7.1 Minimum Liquidity. The Company shall not at any time permit the Consolidated Global Liquidity to be less than $4 billion or the Consolidated Domestic Liquidity to be less than $2 billion.

7.2 Indebtedness . The Company shall not, and shall not permit any Principal Domestic Subsidiary to, incur Indebtedness that is secured by a Lien on any Previously Pledged Assets other than (A) Indebtedness secured by Permitted Liens on such Previously Pledged Assets and (B) Indebtedness secured by Liens on such Previously Pledged Assets, in an aggregate principal amount, the Dollar Equivalent of which, at the time of the incurrence thereof, does not exceed 7.5% of Consolidated Tangible Assets.

7.3 Asset Sale Restrictions.

(a) All or Substantially All. The Company shall not, nor shall it permit any Principal Domestic Subsidiary to, in one transaction or a series of related transactions, Dispose of all or substantially all of their respective assets (on a consolidated basis), except (x) in a transaction that complies with Section 7.4(a) or (y) in the case of any Principal Domestic Subsidiary, to a wholly-owned Principal Domestic Subsidiary (or a wholly-owned Domestic Subsidiary that will be, following receipt of such assets, a wholly-owned Principal Domestic Subsidiary), in each case, other than any Excluded Subsidiary; provided, that during any Reinstated Guarantee Period, any such transfer from a Subsidiary Guarantor shall be to another Subsidiary Guarantor; provided, further, that notwithstanding the foregoing, the Company or any of its Principal Domestic Subsidiaries may Dispose of all or any portion of an Excluded Subsidiary Business to one or more Excluded Subsidiaries.

(b) Principal Trade Names. The Company shall not, nor shall it permit any Principal Domestic Subsidiary or Qualified IP Holding Company to, Dispose of any Principal Trade Name, except

(x) in a transaction that complies with Section 7.4 (other than Section 7.4(b)(iii)), (y) to a wholly-owned Principal Domestic Subsidiary (or a wholly-owned Domestic Subsidiary that will be, following receipt of such Principal Trade Name, a wholly-owned Principal Domestic Subsidiary), in each case, other than any Excluded Subsidiary; provided, that during any Reinstated Guarantee Period, any such transfer from the Company or a Subsidiary Guarantor shall be to the Company or another Subsidiary Guarantor or (z) in the case of the Designated Principal Trade Name, in any Permitted Principal Trade Name Transfer.

7.4 Fundamental Changes.

(a) Neither the Company nor any Subsidiary Borrower shall merge or consolidate with any other Person or Dispose of all or substantially all of its assets to any Person unless (A) no Event of Default shall be continuing after giving effect to such transaction and (B)(x) such Borrower shall be the continuing entity or (y)(1) the Person formed by or surviving such merger or consolidation, or the transferee of such assets, shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia (or, in the case of any Subsidiary Borrower organized outside of the United States, the jurisdiction of incorporation of such Subsidiary Borrower or any other Foreign Subsidiary Borrower) that expressly assumes all the obligations of such Borrower under the Loan Documents pursuant to a supplement or amendment to the Loan Documents reasonably satisfactory to the Administrative Agent, (2) the Company and, during any Reinstated Guarantee Period, each Subsidiary Guarantor shall have reaffirmed its obligations under the Loan Documents and (3) the Administrative Agent shall have received an opinion of counsel (which may be internal counsel to a Loan Party) which is reasonably satisfactory to the Administrative Agent and consistent with the opinions delivered on the Closing Date with respect to such Borrower; provided, that, so long as no Obligations are owed (or in the case of Letters of Credit, as long as such Obligations are Collateralized) by the applicable Subsidiary Borrower, the Company may elect for such Subsidiary to cease to be a “Borrower” hereunder pursuant to Section 10.1(d) hereof and, thereafter, such Subsidiary shall not be subject to the restrictions contained in this paragraph.

(b) During any Reinstated Guarantee Requirement Period, no Subsidiary that is a Subsidiary Guarantor shall merge or consolidate with any other Person or dispose of all or substantially all of its assets to any Person unless (i) the Company or a Subsidiary Guarantor shall be the continuing entity or shall be the transferee of such assets, (ii)(A) the Person formed by or surviving such merger or consolidation, or the transferee of such assets, shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of such other Subsidiary Guarantor under the Loan Documents pursuant to a supplement or amendment to each applicable Loan Document reasonably satisfactory to the Administrative Agent, (B) the Company and each then-remaining Loan Party shall have reaffirmed its obligations under the Loan Documents and (C) the Administrative Agent shall have received an opinion of counsel (which may be internal counsel to a Loan Party) which is reasonably satisfactory to the Administrative Agent and, if applicable, consistent with the opinions delivered on the Closing Date with respect to such Loan Party, or (iii) in connection with an asset sale not prohibited by Section 7.3.

7.5 Anti-Corruption Laws and Sanctions. The Company and its Subsidiary Borrowers shall not, and shall not permit any of its Subsidiaries to, knowingly use the proceeds of the Loans or Letters of Credit (i) in violation of any Anti-Corruption Laws or (ii) to fund any activities or business (x) of or with any individual or entity that is included on any Sanctions List or (y) in, or with the government of, a Sanctioned Country, except in the case of (x) or (y), to the extent licensed or otherwise authorized under U.S. law or (in the case of clause (x)) such other applicable law, as the case may be. Notwithstanding the foregoing, if any country, region or territory, including Cuba, Iran, North Korea, Syria or Crimea, shall no longer be the subject of comprehensive territorial sanctions administered by OFAC, the U.S. Department of Treasury or the U.S. Department of State, then it shall not be considered a

Sanctioned Country for purposes hereof and the provisions of this Section 7.5 shall no longer apply with respect to that country, region or territory.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) any Borrower shall fail to pay (i) any principal of any Loan at maturity, (ii) any interest, Facility Fee, Letter of Credit Fee or any Reimbursement Obligation hereunder or any fee owing pursuant to any Brazilian Bank Certificate for a period of five Business Days after receipt of notice of such failure by such Borrower and the Company from the Administrative Agent and, in connection with payments in respect of the Brazilian Facility, the Brazilian Administrative Agent or (iii) any other amount due and payable under any Loan Document for 30 days after receipt of notice of such failure by such Borrower and the Company from the Administrative Agent and, in connection with payments in respect of the Brazilian Facility, the Brazilian Administrative Agent (other than, in the case of amounts in this clause (iii), any such amount being disputed by the Company in good faith); or

(b) any representation or warranty made or deemed made by the Company in any Loan Document or in any certified statement furnished pursuant to Section 6.2 at any time, shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c) any Loan Party or any Principal Domestic Subsidiary shall default in the observance or performance of (i) its agreements in Section 7.1 for a period of 20 consecutive days, or (ii) any other agreement contained in this Agreement (limited with respect to any Subsidiary Borrower, to Section 7.4 and 7.5) or in any other Loan Document; provided, that, with respect to clause (ii) only, such default shall continue unremedied for a period of 20 Business Days after the Company’s receipt from the Administrative Agent of notice of such default; or

(d) the Company or any Principal Domestic Subsidiary shall (i) default in making any payment of any principal of any Material Indebtedness on the due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement evidencing, securing or relating to such Indebtedness; or (iii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; or

(e) (i) any Material Loan Party shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Material Loan Party, any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or

(f) the occurrence of an ERISA Default; or

(g) one or more judgments or decrees shall be entered in the United States against any Material Loan Party (or in the jurisdiction of organization of the applicable Material Loan Party) that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof, and involves a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of the Dollar Equivalent, individually or in the aggregate, of $1 billion or more; or

(h) the Guarantee of the Company or, during any Reinstated Guarantee Period, any Subsidiary Guarantor shall cease to be in full force and effect (other than pursuant to or as provided by the terms hereof or any other Loan Document); or

(i) the occurrence of a Change of Control;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing by any Loan Party to the Lenders under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing to the Lenders under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in an interest bearing cash collateral account opened by the Administrative Agent an amount equal to 100% of the aggregate then undrawn and unexpired amount of such Letters of Credit (calculated, in the case of Letters of Credit denominated in Optional Currencies, at the Dollar Equivalent thereof on the date of acceleration). Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or terminated or been fully drawn upon, if any, together with all accrued interest and earnings, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or terminated or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account, together with all accrued interest and earnings, if any, shall be returned to the Company (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

SECTION 9. THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent and the Brazilian Administrative Agent, as applicable, as the agents of such Lender under this Agreement, the other Loan Documents and (in the case of the Brazilian Administrative Agent) the Brazilian Intercreditor Agreement, and each such Lender irrevocably authorizes the Administrative Agent and the Brazilian Administrative Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Brazilian Administrative Agent, as applicable, by the terms of this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Brazilian Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document or the Brazilian Intercreditor Agreement, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or the Brazilian Intercreditor Agreement or otherwise exist against the Administrative Agent or the Brazilian Administrative Agent.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, any other Loan Document or the Brazilian Intercreditor Agreement (except to the extent that any of the foregoing resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or the Brazilian Intercreditor Agreement or for any failure of any Loan Party a party hereto or thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document or the Brazilian Intercreditor Agreement, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent and the Brazilian Administrative Agent. Each of the Administrative Agent and the Brazilian Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, e-mail, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent or the Brazilian Administrative Agent, as applicable. The Administrative Agent and the Brazilian Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Brazilian Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document or the Brazilian Intercreditor Agreement unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this

Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Brazilian Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. Neither the Administrative Agent nor the Brazilian Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent or the Brazilian Administrative Agent, as applicable, has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent or the Brazilian Administrative Agent receives such a notice, the Administrative Agent or the Brazilian Administrative Agent, as applicable, shall give notice thereof to the Lenders as soon as practicable thereafter. The Administrative Agent and the Brazilian Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement); provided, that unless and until the Administrative Agent or the Brazilian Administrative Agent, as applicable, shall have received such directions, each of the Administrative Agent and the Brazilian Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Brazilian Administrative Agent, as applicable, hereunder, neither the Administrative Agent nor the Brazilian Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent, the Brazilian Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by or on behalf of the Company if it is required to do so under Section 10.5 and without limiting the obligation of the Company under Section 10.5 to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Brazilian Intercreditor Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, any Letter of Credit issued or participated in by it and any other extension of credit made by it hereunder, each Agent shall have the same rights and powers under this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(e) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders and with the consent of the Company (such consent not to be unreasonably withheld or delayed and which consent shall not be required if an Event of Default under Section 8(a) or Section 8(e) with respect to the Company shall have occurred and be continuing), appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Replacement of Brazilian Administrative Agent. The Company may replace the Brazilian Administrative Agent, upon 30 days’ written notice to the Brazilian Administrative Agent; provided, that any proposed successor agent shall require the consent of (x) the Administrative Agent and (y) the Brazilian Lenders (or, if there are more than two Brazilian Lenders at such time, the Majority Facility Lenders under the Brazilian Facility), whereupon such successor agent shall succeed to the rights, powers and duties of the Brazilian Administrative Agent, and the term “Brazilian Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Brazilian Administrative Agent’s rights, powers and duties as Brazilian Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Brazilian Administrative Agent or any of the parties to this Agreement or any holders of the Loans. Upon such replacement, such successor Brazilian Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Brazilian Administrative Agent, and the replaced Brazilian Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Brazilian Administrative Agent’s resignation as Brazilian Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Brazilian Administrative Agent under this Agreement and the other Loan Documents.

9.11 Bookrunners, Lead Arrangers, Global and Regional Coordinators, Documentation Agents, Syndication Agent and Co-Syndication Agent. None of the Syndication Agent, Co-Syndication Agent nor any of the bookrunners, lead arrangers, documentation agents, global or regional coordinator, or other agents identified on the cover page to this Agreement or in any commitment letter relating hereto (collectively, the “Arrangers”) shall have any duties or responsibilities under this Agreement, the other Loan Documents or the Brazilian Intercreditor Agreement in their respective capacities as such, nor shall the consent of any such Person, in its capacity as such, be required for any amendment, modification or supplement to this Agreement, any other Loan Document or the Brazilian Intercreditor Agreement.

9.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Agents, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Agents, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Agents, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. (a) Subject to Section 2.16, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1 or as otherwise expressly provided herein; provided, that (i) the Brazilian Intercreditor Agreement and the Brazilian Bank Certificates shall be amended, modified, or supplemented in accordance with their individual terms and shall not be subject to the provisions of this Section 10.1 and (ii) any update or revision to any annex or schedule to any Loan Document (other than any amendment or modification to Schedule 1.1C to this Agreement) (including any update or revision to any annex or schedule to any Loan Document related to a Guarantee Joinder) shall not constitute an amendment, supplement or modification for purposes of this Section 10.1 and shall be effective upon acceptance thereof by the Administrative Agent. The Required Lenders and the Company (on its own behalf and as agent on behalf of any other Loan Party to the relevant Loan Document) may, or, with the written consent of the Required Lenders, the Administrative Agent (on behalf of the Required Lenders) and the Company (on its own behalf and as agent on behalf of any Loan Party to the relevant Loan Document) may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Agents, the Issuing Lenders, the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement (including any condition precedent to an Extension of Credit) or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(A) forgive or reduce any principal amount or extend the final scheduled date of maturity of any Loan or any Reimbursement Obligation (for the purpose of clarity each of the foregoing not to include any waiver of a mandatory prepayment), reduce the stated rate of any interest, fee or prepayment premium payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of any post-default increases in interest rates), or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby;

(B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;

(C) consent to the assignment or transfer by or release of any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (except, for the avoidance of doubt, in the case of any Subsidiary Borrower, pursuant to Section 10.1(d) below), release the Company from its obligations under the Guarantee, release all or substantially all of the Subsidiary Guarantors from the obligations under the Guarantee (in each case, except as otherwise provided in the Loan Documents), in each case without the written consent of all Lenders;

(D) reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders;

(E) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(F) amend, modify or waive any provision of Section 9 in a manner adverse to (i) the Administrative Agent without the written consent of the Administrative Agent or (ii) the Brazilian Administrative Agent without the written consent of the Brazilian Administrative Agent;

(G) amend, modify or waive any provision of Section 3 in a manner adverse to an Issuing Lender without the written consent of such Issuing Lender;

(H) amend, modify or waive any provision of Section 2.17(a) or (b) without the written consent of each Lender adversely affected thereby; or

(I) add additional available currencies to any Facility without the written consent of each Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Issuing Lenders, the Administrative Agent, the Brazilian Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Issuing Lenders, the Administrative Agent and the Brazilian Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents and the Brazilian Intercreditor Agreement, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Notwithstanding the foregoing paragraph (a), without the consent of the Required Lenders (or, in the case of clauses (i) and (iii) below, any Issuing Lender), but subject to any consent required by paragraphs (A) through (I) above, (i) the terms of any Facility may be amended, modified or waived in any manner that does not adversely affect the rights or obligations of Lenders under any other Facility with the written consent of the Majority Facility Lenders in respect of such Facility, (ii) this Agreement may be amended with only the consent of the Company, the Administrative Agent and each Issuing Lender, if any, as may be necessary in the reasonable opinion of the Company and the Administrative Agent in order to provide that Letters of Credit are to be issued under the Multicurrency Facility rather than the Domestic Facility and (iii) the Administrative Agent (on its own behalf and as agent on behalf of each Lender and Issuing Lender) and the Company (on its own behalf and as agent on behalf of any other Loan Party who is a party to the relevant Loan Document) may amend, modify or supplement any provision of this Agreement or any other Loan Document, and the Administrative Agent (on its own behalf and as agent on behalf of each Lender and Issuing Lender) may waive any provision of this Agreement or any other Loan Document, in each case to (A) cure any ambiguity, omission, defect or inconsistency, (B) permit additional affiliates of the Company or other Persons to guarantee the Obligations, (C) release any Subsidiary Guarantor or other guarantor that is required or permitted to be released by the terms of any Loan Document and to release any such Subsidiary Guarantor that was or becomes an Excluded Subsidiary or (D) add or effect changes to administrative or ministerial provisions contained herein reasonably believed to be required as a result of the addition of Subsidiary Borrowers pursuant to Section 10.1(d); provided, that the Administrative Agent shall notify the Lenders and Issuing Lenders of any such amendment, modification, supplement or waiver consummated in accordance with this clause (iii) promptly after consummation thereof.

(c) For the avoidance of doubt it is understood that (i) any transaction permitted by Sections 2.9, 2.25, 2.26 and 2.27 shall not be subject to this Section 10.1 and the Company and the Administrative Agent may, without the input or consent of any other Lender (except to the extent provided in any such Section), effect amendments to this Agreement as may be necessary in the reasonable opinion of the Company and the Administrative Agent to effect the provisions of such Sections (including any definitions relating to or necessary to effectuate the foregoing) and (ii) the delivery of a Guarantee Joinder shall not constitute an amendment, supplement or modification for purposes of this Section 10.1 and shall be effective upon the delivery thereof to the Administrative Agent.

(d) In addition, notwithstanding the foregoing, this Agreement may be amended after the Closing Date without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

(i) to designate (v) any Domestic Subsidiary of the Company as a Domestic Subsidiary Borrower, (w) any Foreign Subsidiary incorporated under the laws of England and Wales or Sweden as a Foreign Subsidiary Borrower under the Multicurrency Facility, (x) any Foreign Subsidiary organized or domiciled under the laws of Canada, Germany or any other foreign jurisdiction, in each case with the consent of each Lender under the Multicurrency Facility (provided, that no such Lender may withhold such consent unless it is unable to make extensions of credit or provide Commitments to such Foreign Subsidiary pursuant to any Requirement of Law) and the Administrative Agent (not to be unreasonably withheld), as a Foreign Subsidiary Borrower under the Multicurrency Facility, (y) with the consent of the Brazilian Lenders, any Brazilian Subsidiary as a Brazilian Subsidiary Borrower under the Brazilian Facility and (z) any other Foreign Subsidiary of the Company as a Foreign Subsidiary Borrower under a New Local Facility or any Incremental Facility upon (A) ten Business Days’ prior notice to the Administrative Agent (and, in the case of any additional Brazilian Subsidiary Borrower, the Brazilian Administrative Agent) (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (B) the execution and delivery by the Company, such Subsidiary and the Administrative Agent (and, in the case of any additional Brazilian Subsidiary Borrower, the Brazilian Administrative Agent) of a Borrower Joinder Agreement, providing for such Subsidiary to become a Subsidiary Borrower, (C) the agreement and acknowledgment by the Company and, during any Reinstated Guarantee Period, each Subsidiary Guarantor, that the Guarantee covers the Obligations of such Subsidiary, (D) the delivery to the Administrative Agent (and, in the case of any new Brazilian Subsidiary Borrower, the Brazilian Administrative Agent) of corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such Subsidiary reasonably equivalent to comparable documents delivered on the Closing Date and (E) the delivery to the Administrative Agent (and, in the case of any new Brazilian Subsidiary Borrower, the Brazilian Administrative Agent) of any documentation or other information reasonably requested by the Administrative Agent (or the Brazilian Administrative Agent, as applicable) and necessary to satisfy obligations of the Lenders described in Section 10.18 or any applicable “know your customer” or other anti-money laundering Requirement of Law; and

(ii) to remove any Subsidiary as a Subsidiary Borrower upon (A) execution and delivery by the Company to the Administrative Agent of a written notification to such effect, (B) repayment in full of all Loans made to such Subsidiary Borrower, (C) repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents and (D) Collateralization of the then undrawn and unexpired amount of all Letters of Credit issued for the account of such Subsidiary Borrower (calculated, in the case of Letters of Credit denominated in Optional Currencies, at the Dollar Equivalent thereof on the date of removal) (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement) (it being understood that in the event any Subsidiary Borrower shall cease to be a Subsidiary of the Company, the Company shall remove such Subsidiary Borrower as a Subsidiary Borrower hereunder in accordance with the terms of this clause (ii)).

10.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice or electronic transmission, as received during the recipient’s normal business hours, addressed as follows in the case of any Borrower, the Brazilian Administrative Agent and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent and the Company in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Any Borrower:	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-A68 Detroit, MI 48265 Attention: Treasurer

with a copy to (which shall not constitute notice):	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-D41 Detroit, MI 48265 Attention: Assistant Treasurer

with a further copy to (which shall not constitute notice):	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-C18 Detroit, MI 48265 Attention: Director, Capital Markets

with a further copy to (which shall not constitute notice):	General Motors Company Detroit Treasury Office 300 Renaissance Center Mail code: 482-C26-B98 Detroit, MI 48265 Attention: Director, Treasury Operations

with a further copy to (which shall not constitute notice):	General Motors Company Mail Code 482-C39-B40 300 Renaissance Center P.O. Box 300 Detroit, MI 48265-3000 Attention: General Counsel Email: craig.glidden@gm.com

with a further copy to (which shall not constitute notice):	General Motors Company Mail Code 482-C24-A68 300 Renaissance Center P.O. Box 300 Detroit, MI 48265-3000 Attention: Assistant General Counsel & Corporate Secretary Email: rick.hansen@gm.com

Administrative Agent for all notices:

JPMorgan Chase Bank, N.A., as Administrative Agent

Investment Bank Loan Operations North America

500 Stanton Christiana Road, NCC5, Floor 01

Newark, DE, 19713-2107, United States

Email: Meghan.Roberts@chase.com

Facsimile: 302-634-4733

Telephone: 302-634-4670

Attention: Meghan Roberts

with a copy to:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 24 New York, NY, 10179, United States Email: RICHARD.DUKER@jpmorgan.com Facsimile: 212-270-5100 Telephone: 212-270-3057 Attention: Richard W. Duker

with a further copy (with respect to any notices in connection with the Multicurrency Facility) to:

J.P. Morgan Europe Limited

Loans Agency 6th Floor

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Attention: Loans Agency

Facsimile: +44 20 7777 2360

Email: loan_and_agency_london@jpmorgan.com

Brazilian Administrative Agent:

Banco do Brasil S.A.

Avenida Paulista, 2300, 2º Andar, 2659-Large Corporate Automotivo e Transportes

Bela Vista

CEP 01310-300

Sao Paulo - SP

Attention: Leonardo Tadeu Biondo Silva – Global Officer

E-mail: leonardo.silva@bb.com.br

Phone: +55 11 2128-7103

provided, that any notice, request or demand to or upon the Administrative Agent, Brazilian Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, or 2.12 shall not be effective until received.

(b) Each of the parties hereto agrees that the Administrative Agent and the Brazilian Administrative Agent may, but shall not be obligated to, make any notices or other Communications available to the Lenders and the Issuing Lenders by posting such Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent or the Brazilian Administrative Agent, as applicable, to be its electronic transmission system (the “Approved Electronic Platform”).

(c) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent or the Brazilian Administrative Agent, as applicable, from time to time (including, as of the Closing Date, a dual firewall and a user ID/password authorization system) and the Approved Electronic Platform is secured through a single user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the parties hereto acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(d) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT, THE BRAZILIAN ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR THE BRAZILIAN ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(e) Each of the parties hereto agrees that the Administrative Agent and the Brazilian Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s or the Brazilian Administrative Agent’s, as applicable, generally-applicable document retention procedures and policies.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents or the Brazilian Intercreditor Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Company agrees (a) to pay or reimburse the Administrative Agent, the Brazilian Administrative Agent and the Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement and any other documents prepared in connection herewith or therewith, the syndication of the Facilities, the consummation and administration of the transactions contemplated hereby and thereby and any amendment or waiver with respect thereto, including (i) the reasonable fees and out-of-pocket disbursements of Simpson Thacher & Bartlett LLP, and one additional local counsel in each relevant jurisdiction to be shared by the Administrative Agent and the Brazilian Administrative Agent and, in the event of a conflict, one separate counsel (and one local counsel in each relevant jurisdiction) for all persons similarly situated as required to address such conflict, (ii) filing and recording fees and expenses and (iii) the charges of IntraLinks, (b) to pay or reimburse the Administrative Agent and the Brazilian Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement, including the reasonable fees and out-of-pocket disbursements and other charges of one primary counsel to the Administrative Agent and the Brazilian Administrative Agent, one additional local counsel in each relevant jurisdiction which counsel shall act on behalf of all Lenders to be shared by the Administrative Agent and the Brazilian Administrative Agent and, in the event of a conflict, one separate counsel (and one local counsel in each relevant jurisdiction) for all persons similarly situated as required to address such conflict, (c) to pay, indemnify or reimburse each Lender, each Issuing Lender, the Brazilian Administrative Agent and the Administrative Agent for, and hold each Lender, each Issuing Lender, the Brazilian Administrative Agent and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement, and (d) to pay, indemnify or reimburse each Lender, each Issuing Lender, the Brazilian Administrative Agent, the Administrative Agent, their respective affiliates, and their respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than with respect to Taxes, which shall be governed exclusively by Section 2.19 or with respect to the costs, losses or expenses which are of the type covered by Section 2.18 or Section 2.20) in respect of the financing contemplated by this Agreement or the use or the proposed use of proceeds thereof, the other Loan Documents and the Brazilian Intercreditor Agreement (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from (i) the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable judgment, (ii) a material breach of the Loan Documents or the Brazilian Intercreditor Agreement, by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees as determined by a court of competent jurisdiction in a final and non-appealable judgment or (iii) any dispute solely among Indemnitees not arising out of any act or omission of the Company or any of its affiliates (other than disputes involving claims against any Indemnitee in its capacity as, or fulfilling its role as, the Administrative Agent, the Brazilian Administrative Agent or an Arranger or similar role in respect of the transactions contemplated hereby). Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert, and to cause each of the Subsidiary Guarantors not to assert, and hereby waives, and agrees to cause each of the Subsidiary Guarantors to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee unless the same shall have resulted from the gross negligence or willful misconduct of, or material breach of the Loan Documents or the Brazilian Intercreditor Agreement by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees as determined by a court of competent jurisdiction in a final and non-appealable judgment. Unless such amounts are being contested in good faith by the Company, all amounts due under this Section 10.5 shall be payable not later than 45 Business Days after the party to whom such amount is owed has provided a statement or invoice therefor, setting forth in reasonable detail, the amount due and the relevant provision of this Section 10.5 under which such amount is payable by the Company and any other Borrower. For purposes of the preceding sentence, it is understood and agreed that the Company may ask for reasonable supporting documentation to support any request to reimburse or pay out-of-pocket expenses, legal fees and disbursements, that the grace period to pay any such amounts shall not commence until such supporting documentation has been received by the Company and that out-of-pocket expenses that are reimbursable by the Company are limited to those that are consistent with the Company’s then prevailing policies and procedures for reimbursement of expenses. The Company agrees to provide upon request by any party that may be entitled to expense reimbursement hereunder, on a confidential basis, a written statement setting forth those portions of its then prevailing policies and procedures that are relevant to obtaining expense reimbursement hereunder. Statements payable by the Company pursuant to this Section 10.5 shall be submitted to the Company at the address of the Company set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the repayment of the Loans and all other amounts payable hereunder. In no event shall any party hereto or any other Loan Party be liable for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings); provided, that this sentence shall not limit the Loan Parties’ indemnification obligations set forth above to the extent the relevant, special, indirect, consequential or punitive damages are included in any third party claim in connection with which the relevant Indemnitee is entitled to indemnification hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) other than pursuant to Section 7.4, neither the Company nor any Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Subsidiary Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below and subject to advance notice to the Company, any Lender may assign to one or more assignees (other than the Company or any affiliate of the Company or any natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the

Loans at the time owing to it) with the prior written consent (in each case, not to be unreasonably withheld or delayed) of:

(1) the Company (unless such assignment is to a Lender to which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, at least BBB; (b) in the case of Moody’s, at least Baa2; and (c) in the case of Fitch, at least BBB);

(2) the Administrative Agent;

(3) in the case of any assignment of any rights or interest under the Domestic Facility, each Material Issuing Lender at such time (unless such assignment is to a Lender who has an investment grade rating from two of S&P, Moody’s and Fitch); and

(4) the Brazilian Administrative Agent (in the case of any assignment of Brazilian Loans);

provided, that (x) no consent provided for in clause (2) above shall be required for an assignment to a Lender or an affiliate thereof and (y) no consents provided for in clause (3) above shall be required for an assignment to a Domestic Lender or an affiliate thereof and (z) no consent of the Company provided for in clause (1) above shall be required if an Event of Default under Section 8(a) or (e) has occurred and is continuing.

Notwithstanding the foregoing, no Lender shall be permitted to assign any of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to an Ineligible Assignee without the consent of the Company, which consent may be withheld in its sole discretion.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans, the amount of the Commitments and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10 million, unless each of the Company and the Administrative Agent otherwise consent, provided, that (1) no such consent of the Company shall be required if an Event of Default under Section 8(a) or (e) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment (or, in the case of an assignment made pursuant to the exercise of the Company’s rights under Section 2.22, the Administrative Agent, as agent for the assigning Lender, and the Assignee) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which shall be paid by the assigning Lender or the Assignee or, in the case of an assignment made pursuant to the exercise of the Company’s rights under Section 2.22, by the assigning Lender, the Assignee, or the Company); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the Company an administrative questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest on the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Subject to the last sentence of (b)(iii) above, the entries in the Register shall be conclusive in the absence of manifest error, and the Company, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice. The Register shall be available for inspection by any Issuing Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide a copy of the Register to the Company upon its request at any time and from time to time by electronic communication.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender (or, in the case of an assignment made pursuant to the exercise of the Company’s rights under Section 2.22, the Administrative Agent, as agent for the assigning Lender) and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Company, any Issuing Lender, the Brazilian Administrative Agent or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Loan Parties, the Administrative Agent, the Brazilian Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement, (D) such Participant shall not be an Ineligible Participant, and (E) no later than January 31 of each year, such Lender shall provide the Company with a written description of each participation of Loans, and/or

Commitments by such Lender during the prior year (it being understood that any failure to provide notice shall not render the participation invalid). Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to clause (A) of the proviso to the second sentence of Section 10.1(a) and (2) directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive in the absence of manifest error, and such Lender, the Company, the Brazilian Administrative Agent and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any funds directly from the Company in respect of Sections 2.18, 2.19, 2.20 or 10.7 unless such Participant shall have provided to Administrative Agent, acting for this purpose as an agent of the Company, such information as is required to be recorded in the Register pursuant to paragraph (b)(iv) above as if such Participant were a Lender. Any Participant shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Sections 2.19(c), 2.19(d) and 2.19(e) as though it were a Lender.

(d) Any Lender may, without the consent of the Company, the Brazilian Administrative Agent, the Administrative Agent or any Issuing Lender, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure such Lender’s obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) In connection with any assignment pursuant hereto, the assigning Lender shall surrender the Note held by it and the Company shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Note of the assigning Lender) a new Note to the order of such assigning Lender or Assignee, as applicable, in the amount equal to the amount of such assigning Lender’s or Assignee’s, as applicable, Commitment to it after giving effect to its applicable assignment (or if the Commitments have terminated, the Loan of such party). Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked “cancelled.”

10.7 Adjustments. If any Lender (a “Benefitted Lender”) shall, at any time after the Loans and all other amounts payable hereunder shall have become due and payable (whether at the stated maturity, by acceleration or otherwise), receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash in Dollars (calculated, in the case of any Obligation denominated in an Optional Currency, at the Dollar Equivalent thereof as of the date such Obligations became due and payable) from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; and provided, further, that no payments in respect of Obligations owing by any Foreign Subsidiary Borrower shall be utilized to satisfy any Obligations owing by the Company or any Domestic Subsidiary Borrower.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement represent the entire agreement of the Borrowers, the Administrative Agent, the Brazilian Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein, in the other Loan Documents or in the Brazilian Intercreditor Agreement (other than agreements between any Borrower and any Issuing Lender contemplated by this Agreement).

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission to Jurisdiction; Waivers.

(a) Each of the Administrative Agent, the Brazilian Administrative Agent, the Lenders, the Issuing Lenders, the Company, each Subsidiary Borrower and each other Loan Party hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement, the other Loan Documents and the Brazilian Intercreditor Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(iii) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

(b) Upon any Foreign Subsidiary becoming a Subsidiary Borrower, such Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint the Company as its agent to receive on behalf of such Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this Section 10.12. In any such action or proceeding in such New York State or Federal court, such service may be made on such Subsidiary Borrower by delivering a copy of such process to such Subsidiary Borrower in care of the Company. Each Subsidiary Borrower hereby irrevocably and unconditionally authorizes and directs the Company to accept such service on its behalf. As an alternate method of service, each Subsidiary Borrower irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Subsidiary Borrower by certified or registered air mail at its address specified in the Borrower Joinder Agreement. Each Subsidiary Borrower agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) To the extent that any Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any other Loan Document.

10.13 Judgment. The obligations of the Company or any Subsidiary Borrower in respect of this Agreement and the other Loan Documents due to any party hereto shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the sum originally due to such party is denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the Judgment Currency such party may in accordance with normal banking procedures purchase the Original Currency with the Judgment Currency; if the amount of the Original Currency so purchased is less than the sum originally due under such judgment to such party in the Original Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to the Company such excess. The provisions of this Section 10.13 shall survive the termination of this Agreement and payment of the Loans, the Reimbursement

Obligations, interest, Facility Fees, Letter of Credit Fees, and Letter of Credit fronting fees payable hereunder or under any other Loan Document.

10.14 Acknowledgments. Each of the Company and the Subsidiary Borrowers hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent, the Brazilian Administrative Agent or any Lender has any fiduciary relationship with or duty to the Company or any Subsidiary arising out of or in connection with this Agreement, any of the other Loan Documents or the Brazilian Intercreditor Agreement, and the relationship between Administrative Agent, the Brazilian Administrative Agent and the Lenders, on one hand, and the Company or any Subsidiary, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or the Brazilian Intercreditor Agreement or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company or any Subsidiary and the Lenders.

10.15 Releases of Guarantees.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document or the Brazilian Intercreditor Agreement, the Administrative Agent is hereby irrevocably authorized by each Lender and each Issuing Lender (without requirement of notice to or consent of any Lender or any Issuing Lender except as expressly required in Section 10.1) to take, and the Administrative Agent hereby agrees to take promptly, any action requested by the Company having the effect of releasing, or evidencing the release of, any collateral or any obligations under the Guarantee (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in this Section 10.15.

(b) At such time as the Loans, the Reimbursement Obligations and interest and fees owing hereunder and under any other Loan Document shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or such Letters of Credit are Collateralized), all obligations (other than as expressly provided therein) of each Guarantor under the Guarantee shall terminate, all without delivery of any instrument or performance of any act by any person.

(c) Immediately upon the occurrence of any Guarantee Release Date, all obligations (other than as expressly provided herein or therein) of each Subsidiary Guarantor under the Guarantee shall terminate, all without delivery of any instrument or performance of any act by any person. In connection with any such termination, the Administrative Agent and the Brazilian Administrative Agent are hereby irrevocably authorized by each Lender and each Issuing Lender (without requirement of notice to or consent of any Lender or any Issuing Lender except as expressly required by Section 10.1) to take, and the Administrative Agent and the Brazilian Administrative Agent hereby agree to take, promptly, any action reasonably requested by the Company having the effect of releasing, or evidencing the release of, the obligations of each Subsidiary Guarantor under the Guarantee.

(d) Any guarantees of the Obligations from a Subsidiary Guarantor (including any obligations of such Subsidiary Guarantor under the Guarantee), will be automatically released if such Subsidiary Guarantor becomes an Excluded Subsidiary or for any other reason ceases to be a Subsidiary Guarantor pursuant to a transaction not otherwise prohibited by the Loan Documents.

10.16 Confidentiality. Each of the Administrative Agent, the Brazilian Administrative Agent, each Issuing Lender, each Lender and each Transferee (each a “Receiving Party”) agrees to keep confidential all non-public information provided to it by or on behalf of any Loan Party or any of its respective Subsidiaries, the Administrative Agent, the Brazilian Administrative Agent, an Issuing Lender or any Lender pursuant to or in connection with any Loan Document; provided, that nothing herein shall prevent a Receiving Party from disclosing any such information (a) to the Administrative Agent, the Brazilian Administrative Agent, any other Lender or any affiliate thereof for purposes of the transactions contemplated by this Agreement (it being acknowledged and agreed that such information would be subject to the confidentiality provisions of the this Section 10.16), (b) subject to a written agreement to comply with the provisions of this Section 10.16 (or other provisions at least as restrictive as this Section 10.16), to any actual or prospective Transferee or any pledgee referred to in Section 10.6(c) or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction or to any credit insurance provider relating to the Company and its obligations, (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its affiliates for performing the purposes of a Loan Document or the Brazilian Intercreditor Agreement in each case, who are subject to or bound by an agreement to comply with the provisions of this Section 10.16 (or other provisions at least as restrictive as this Section 10.16), (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Company if reasonably feasible, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Company if reasonably feasible, (g) that has been publicly disclosed (other than by such Receiving Party in breach of this Section 10.16), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or the Brazilian Intercreditor Agreement or (j) with the consent of the Borrower.

10.17 WAIVERS OF JURY TRIAL. THE COMPANY, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT, THE BRAZILIAN ADMINISTRATIVE AGENT, THE ISSUING LENDERS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE BRAZILIAN INTERCREDITOR AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.18 USA Patriot Act. Each Lender hereby notifies the Company and each Subsidiary Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Company and each Subsidiary Borrower, which information includes the name and address of the Company and each Subsidiary Borrower and other information that will allow such Lender to identify the Company and each Subsidiary Borrower in accordance with the USA Patriot Act.

10.19 No Novation . The terms and conditions of the Existing Five Year Credit Agreement are amended as set forth in, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to be a novation of any of the Obligations as defined in the Existing Five Year Credit Agreement. Notwithstanding any provision of this Agreement or any other Loan Document or instrument executed in connection herewith, the execution and delivery of this

Agreement and the incurrence of Obligations hereunder shall be in substitution for, but not in payment of, the Obligations owed by the Loan Parties under the Existing Five Year Credit Agreement. From and after the Closing Date, each reference to the “Agreement”, “Credit Agreement” or other reference originally applicable to the Existing Five Year Credit Agreement contained in any Loan Document or the Brazilian Intercreditor Agreement shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

10.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GENERAL MOTORS COMPANY

By:	/s/ Rick Westenberg

Name: Rick Westenberg
Title: Treasurer

GENERAL MOTORS FINANCIAL COMPANY, INC.

By:	/s/ Susan B. Sheffield

Name: Susan B. Sheffield
Title: Executive Vice President and Chief Financial Officer

GM GLOBAL TREASURY CENTRE LIMITED

By:	/s/ Vikas Khare

Name: Vikas Khare
Title: Director

GENERAL MOTORS DO BRASIL LTDA.

By:	/s/ Felipe Augusto Marioto

Name: Felipe Augusto Marioto
Title: Treasury Supervisor (Attorney-in-fact)

By:	/s/ Neville Tosoni Junior

Name: Neville Tosoni Junior
Title: Treasury Manager (Attorney-in-fact)

Signature Page to 5-Year Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By:	/s/ Gene R. Riego De Dios
Name: Gene R. Riego De Dios
Title: Executive Director

Signature Page to 5-Year Revolving Credit Agreement

BANCO DO BRASIL S.A., as Brazilian Administrative Agent and as Lender in the BRL Tranche

By:	/s/ Valdir Recalde de Oliveira
Name: Valdir Recalde de Oliveira
Title: Gerente Geral UN

Signature Page to 5-Year Revolving Credit Agreement

CITIBANK, N.A., as Syndication Agent and as Lender

By:	/s/ Susan Olsen
Name: Susan Olsen
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

AGRICULTURAL BANK OF CHINA LTD., NEW YORK BRANCH, as Lender

By:	/s/ Nelson Chou
Name: Nelson Chou
Title: SVP

Signature Page to 5-Year Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender

By:	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

By:	/s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

BANCO BRADESCO S.A., as Lender

By:	/s/ Fabiana Guglielmi Paes de Barros
Name: Fabiana Guglielmi Paes de Barros
Title: Manager

BANCO BRADESCO S.A., as Lender

By:	/s/ Marcio Martins Bonilha Neto
Name: Marcio Martins Bonilha Neto
Title: Coordinator

Signature Page to 5-Year Revolving Credit Agreement

BANCO DO BRASIL S.A., acting through its New York Branch, as Lender in the Multicurrency Tranche

By:	/s/ Joao Fruet
Name: Joao Fruet
Title: General Manager

By:	/s/ Mauricio C. Azambuja
Name: Mauricio C. Azambuja
Title: Deputy General Manager

Signature Page to 5-Year Revolving Credit Agreement

BANGKOK BANK PUBLIC COMPANY LIMITED, NEW YORK BRANCH, as Lender

By:	/s/ Thitipong Prasertsilp
Name: Thitipong Prasertsilp
Title: Vice President & Branch Manager

Signature Page to 5-Year Revolving Credit Agreement

BANK OF AMERICA, N.A., as Lender

By:	/s/ Brian Lukehart
Name: Brian Lukehart
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

BANK OF CHINA NEW YORK BRANCH, as Lender

By:	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

Signature Page to 5-Year Revolving Credit Agreement

BANK OF MONTREAL, CHICAGO BRANCH, as Lender

By:	/s/ Brian L. Banke
Name: Brian L. Banke
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

BARCLAYS BANK PLC, as Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

BNP PARIBAS, as Lender

By:	/s/ Michael A Kowalczuk
Name: Michael A Kowalczuk
Title: Managing Director

By:	/s/ Melissa Dyki
Name: Melissa Dyki
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Lender

By:	/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

By:	/s/ Melissa Brown
Name: Melissa Brown
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH, as Lender

By:	/s/ Jun Bi
Name: Jun Bi
Title: DGM

Signature Page to 5-Year Revolving Credit Agreement

CITIZENS BANK, N.A., as Lender

By:	/s/ Jonathan Gleit
Name: Jonathan Gleit
Title: SVP

Signature Page to 5-Year Revolving Credit Agreement

COMMERZBANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Michael Ravelo
Name: Michael Ravelo
Title: Managing Director

By:	/s/ Tak Cheng
Name: Tak Cheng
Title: Assistant Vice President

Signature Page to 5-Year Revolving Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

DBS BANK LTD., as Lender

By:	/s/ Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

Fifth Third bank, as Lender

By:	/s/ Mike Gifford
Name: Mike Gifford
Title: Director, Corporate Banking

Signature Page to 5-Year Revolving Credit Agreement

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as Lender

By:	/s/ Jing Qu
Name: Jing Qu
Title: Assistant Vice President

By:	/s/ Gang Duan
Name: Gang Duan
Title: Executive Director

Signature Page to 5-Year Revolving Credit Agreement

ING BANK N.V., DUBLIN BRANCH, as Lender

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

By:	/s/ Barry Fehily
Name: Barry Fehily
Title: Country Manager

Signature Page to 5-Year Revolving Credit Agreement

INTESA SANPAOLO S.P.A. - NEW YORK BRANCH, as Lender

By:	/s/ Francesco Calcara
Name: Francesco Calcara
Title: VP-Senior Relationship Manager

By:	/s/ Francesco Di Mario
Name: Francesco Di Mario
Title: FVP-Head of Credit

Signature Page to 5-Year Revolving Credit Agreement

ITAU UNIBANCO S.A., NEW YORK BRANCH, as Lender

By:	/s/ Claudia Lopes
Name: Claudia Lopes
Title: Deputy General Manager

By:	/s/ Jorge I. Vega
Name: Jorge I. Vera
Title: Middle Office Manager

Signature Page to 5-Year Revolving Credit Agreement

LLOYDS BANK PLC, as Lender

By:	/s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President

By:	/s/ Cheryl Wilson
Name: Cheryl Wilson
Title: Head of Operations, North America

Signature Page to 5-Year Revolving Credit Agreement

MIZUHO BANK, LTD., as Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

MORGAN STANLEY BANK NORTH AMERICA, as Lender

By:	/s/ Kenya Yamamoto
Name: Kenya Yamamoto
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By:	/s/ Kenya Yamamoto
Name: Kenya Yamamoto
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

MUFG BANK, LTD., as Lender

By:	/s/ Eric Hill
Name: Eric Hill
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

NBAD AMERICAS N.V., as Lender

By:	/s/ Husam Arabiat
Name: Husam Arabiat
Title: CEO

By:	/s/ Pamela Sigda
Name: Pamela Sigda
Title: CFO

Signature Page to 5-Year Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Scott Neiderheide
Name: Scott Neiderheide
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

ROYAL BANK OF CANADA, as Lender

By:	/s/ Benjamin Lennon
Name: Benjamin Lennon
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

SANTANDER BANK, N.A., as Lender

By:	/s/ Xavier Ruiz Sena
Name: Xavier Ruiz Sena
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

SOCIETE GENERALE, as Lender

By:	/s/ John Hogan
Name: John Hogan
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

Standard Chartered BANK, as Lender

By:	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director

Signature Page to 5-Year Revolving Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as Lender

By:	/s/ Mary H. Carey
Name: Mary H. Carey
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

SUNTRUST BANK, as Lender

By:	/s/ Lisa Garling
Name: Lisa Garling
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

THE BANK OF NEW YORK MELLON, as Lender

By:	/s/ John T. Smathers
Name: John T. Smathers
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Bradley Walker
Name: Bradley Walker
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as Lender

By:	/s/ Jonathan Eady
Name: Jonathan Eady
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender

By:	/s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Jeffrey S. Johnson
Name: Jeffrey S. Johnson
Title: Senior Vice President

Signature Page to 5-Year Revolving Credit Agreement

UNICREDIT BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ken Hamilton
Name: Ken Hamilton
Title: Managing Director

By:	/s/ Kelly Minton
Name: Kelly Milton
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

United Overseas BANK LIMITED, NEW YORK AGENCY, as Lender

By:	/s/ Eriberto De Guzman
Name: Eriberto De Guzman
Title: Managing Director & Country Manager

By:	/s/ Brian Ike
Name: Brian Ike
Title: First Vice President

Signature Page to 5-Year Revolving Credit Agreement

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Matt J. Perrizo
Name: Matt J. Perrizo
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

WESTPAC BANKING CORPORATION, as Lender

By:	/s/ Su-Lin Watson
Name: Su-Lin Watson
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

SCHEDULE 1.1A to
Credit Agreement

COMMITMENTS/DDTP INFORMATION

[***]

Lender	Commitment
State Street Bank and Trust Company	$	[***]
United Overseas Bank Limited, New York Agency	$	[***]
Bangkok Bank Public Company Limited, New York Branch	$	[***]

Total	$	[***]

[***]

Lender	Commitment
Banco do Brasil S.A.	$	[***]

Total	$	[***]

[***]

Lender	Commitment		Scheme Reference Number	Jurisdiction of Tax Residence
JPMorgan Chase Bank, N.A.	$	[***]	13/M/0268710/DTTP	U.S.A.
Citibank, N.A.	$	[***]	13/C/62301/DTTP	U.S.A.
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$	[***]	9/B/75354/DTTP	Spain

Credit Agreement Schedule 1.1A

[***]	Confidential portions of this document have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and submitted separately to the United States Securities and Exchange Commission.

Lender	Commitment		Scheme Reference Number	Jurisdiction of Tax Residence
Bank of America, N.A. [1]	$	[***]	13/B/7418/DTTP	U.S.A.
Barclays Bank PLC	$	[***]	N/A	UK
BNP Paribas	$	[***]	5/B/255139/DTTP	France
Commerzbank AG New York Branch	$	[***]	7/C/25382/DTTP	Germany
Credit Agricole Corporate and Investment Bank	$	[***]	5/C/0222082/DTTP	France
Deutsche Bank AG New York Branch	$	[***]	07/D/70006/DTTP	Germany
Goldman Sachs Bank USA	$	[***]	13/G/0351779/DTTP	U.S.A.
Industrial and Commercial Bank of China Limited, New York Branch	$	[***]	23/I/358686/DTTP	China
Lloyds Bank plc	$	[***]	N/A	UK
Mizuho Bank, Ltd.	$	[***]	43/M/274822/DTTP	Japan
Morgan Stanley Bank, N.A.	$	[***]	13/M/307216/DTTP	U.S.A.
Morgan Stanley Senior Funding, Inc.	$	[***]	13/M/227953/DTTP	U.S.A.
Royal Bank of Canada	$	[***]	3/R/70780/DTTP	Canada
Societe Generale	$	[***]	5/S/70085/DTTP	France
Sumitomo Mitsui Banking Corporation	$	[***]	43/S/274647/DTTP	Japan
The Bank of Nova Scotia	$	[***]	003/T/0366714/DTTP	Canada
The Royal Bank of Scotland plc	$	[***]	N/A	UK
The Toronto-Dominion Bank, New York Branch	$	[***]	3/T/80000/DTTP	Canada

[1]	Bank of America Merrill Lynch International is a designated Affiliate of Bank of America, N.A. for the purpose of lending to certain Foreign Subsidiary Borrowers. Any reference to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC)), as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Loan Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

Credit Agreement Schedule 1.1A

[***]	Confidential portions of this document have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and submitted separately to the United States Securities and Exchange Commission.

Lender	Commitment		Scheme Reference Number	Jurisdiction of Tax Residence
Intesa Sanpaolo S.p.A.—New York Branch	$	[***]	N/A (with respect to Intesa Sanpaolo S.p.A., London Branch as applicable lending office)	UK
Banco Bradesco S.A.	$	[***]	—	Brazil
Canadian Imperial Bank of Commerce, New York Branch	$	[***]	3/C/80001/DTTP	Canada
UniCredit Bank AG, New York Branch	$	[***]	7/U/237605/DTTP	Germany
DBS Bank Ltd.	$	[***]	67/D/363894/DTTP	Singapore
U.S. Bank National Association	$	[***]	13/U/62184/DTTP	U.S.A.
Bank of China New York Branch	$	[***]	23/B/368424/DTTP	China
Bank of Montreal, Chicago Branch	$	[***]	3/M/270436/DTTP	Canada
Santander Bank, N.A.	$	[***]	013/S/357603/DTTP	U.S.A.
MUFG Bank, Ltd.	$	[***]	43/B/322072/DTTP	Japan
The Bank of New York Mellon	$	[***]	13/B/357401/DTTP	U.S.A.
Agricultural Bank of China Ltd., New York Branch	$	[***]	—	China
Itau Unibanco S.A., New York Branch	$	[***]	—	Brazil
PNC Bank, National Association	$	[***]	N/A	UK
ING Bank N.V., Dublin Branch	$	[***]	12-I-371270-DTTP (with respect to ING Ireland DAC as applicable lending office)	Ireland
Wells Fargo Bank, National Association	$	[***]	13/W/61173/DTTP	U.S.A.
Citizens Bank, N.A.	$	[***]	13/C/356159/DTTP	U.S.A.
SunTrust Bank	$	[***]	13S/67712/DTTP	U.S.A.
China Construction Bank Corporation, New York Branch	$	[***]	—	China

Credit Agreement Schedule 1.1A

[***]	Confidential portions of this document have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and submitted separately to the United States Securities and Exchange Commission.

Lender	Commitment		Scheme Reference Number	Jurisdiction of Tax Residence
Standard Chartered Bank	$	[***]	N/A	UK
Westpac Banking Corporation	$	[***]	2/W/313837/DTTP	Australia
Fifth Third Bank	$	[***]	13/F/24267/DTTP	U.S.A.
NBAD Americas N.V.	$	[***]	—	Curacao
Banco do Brasil S.A.	$	[***]	—	Brazil

Total	$	[***]

Credit Agreement Schedule 1.1A

[***]	Confidential portions of this document have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and submitted separately to the United States Securities and Exchange Commission.

SCHEDULE 1.1B to
Credit Agreement

INITIAL EXCLUDED SUBSIDIARIES

Name of Entity	Jurisdiction of Organization
GM Cruise LLC	Delaware
General Motors China LLC	Delaware
General Motors Ventures LLC	Delaware
Global Services Detroit LLC	Delaware
GM Canada Holdings LLC	Delaware
GM Regional Holdings LLC	Delaware
GMGP Holdings LLC	Delaware
Maven Drive LLC	Delaware
OnStar LLC	Delaware

Credit Agreement Schedule 1.1B

SCHEDULE 1.1C to
Credit Agreement

PRICING GRID

S&P / Moody’s / Fitch Company’s Rating	Facility Fee Rate	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans	All-in Spread for Eurocurrency Loans
≥ A/A2/A	[***]	[***]	[***]	[***]
A-/A3/A-	[***]	[***]	[***]	[***]
BBB+ / Baa1 / BBB+	[***]	[***]	[***]	[***]
BBB / Baa2 / BBB	[***]	[***]	[***]	[***]
BBB- / Baa3 / BBB-	[***]	[***]	[***]	[***]
BB+ / Ba1 / BB+	[***]	[***]	[***]	[***]
≤ BB / Ba2 / BB	[***]	[***]	[***]	[***]

Changes in the Applicable Margin and Facility Fee Rate shall become effective on the date on which S&P, Moody’s and/or Fitch changes the rating it has issued with respect to the Company’s Applicable Rating. Each such change in the Applicable Margin or Facility Fee Rate, as applicable, shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody’s and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. [***].

Credit Agreement Schedule 1.1C

[***]	Confidential portions of this document have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and submitted separately to the United States Securities and Exchange Commission.

SCHEDULE 1.1D to
Credit Agreement

EXISTING LIENS

Liens reflected in the lien search results, dated as of May 17, 2016 delivered to the Administrative Agent in connection with the Existing Five Year Credit Agreement as modified and supplemented by those lien search results, dated as of April 9, 2018 delivered to the Administrative Agent prior to the Closing Date.

Credit Agreement Schedule 1.1D

SCHEDULE 1.1E to
Credit Agreement

EXCLUDED SUBSIDIARY BUSINESSES

[***]

Credit Agreement Schedule 1.1E

[***]	Confidential portions of this document have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and submitted separately to the United States Securities and Exchange Commission.

SCHEDULE 4.6 to
Credit Agreement

LITIGATION

None.

Credit Agreement Schedule 4.6

EXHIBIT A

to

Credit Agreement

FORM OF

THIRD AMENDED AND RESTATED GUARANTEE AGREEMENT

made by

GENERAL MOTORS COMPANY

AND CERTAIN OTHER PERSONS FROM TIME TO TIME PARTIES HERETO, as the Guarantors

in favor of

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

Dated as of April 18, 2018

TABLE OF CONTENTS

Page

SECTION 1.	DEFINED TERMS	1

1.1	Definitions	1
1.2	Other Definitional Provisions	3

SECTION 2.	GUARANTEE	3

2.1	Guarantee	3
2.2	Right of Contribution	4
2.3	No Subrogation	4
2.4	Amendments, etc. with respect to the Guaranteed Obligations	4
2.5	Guarantee Absolute and Unconditional	5
2.6	Reinstatement	5
2.7	Payments	6

SECTION 3.	MISCELLANEOUS	6

3.1	Authority of Administrative Agent	6
3.2	Amendments in Writing	6
3.3	Notices	6
3.4	No Waiver by Course of Conduct; Cumulative Remedies	6
3.5	Enforcement Expenses; Indemnification	6
3.6	Successors and Assigns	7
3.7	Counterparts	7
3.8	Severability	7
3.9	Section Headings	7
3.10	Integration	7
3.11	GOVERNING LAW	7
3.12	Submission To Jurisdiction; Waivers	7
3.13	Judgment	8
3.14	Additional Guarantors	8
3.15	Releases	8
3.16	WAIVER OF JURY TRIAL	9

ANNEX

Annex I	Form of Joinder Agreement

THIRD AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of April 18, 2018 (this “Agreement”), made by GENERAL MOTORS COMPANY, a Delaware corporation (the “Company”), and each of the Subsidiary Guarantors (such term and certain other capitalized terms used herein being defined in Section 1.1) from time to time party hereto, and each of the Other Guarantors from time to time party hereto (together with the Company and the Subsidiary Guarantors, collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (collectively, the “Lenders”) from time to time party to the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, General Motors Financial Company, Inc., a Texas Corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales (“GMGTC”), General Motors do Brasil Ltda., a Brazilian limited liability company, the other Subsidiary Borrowers from time to time parties thereto, the Lenders, the Administrative Agent, Banco do Brasil S.A., as Brazilian Administrative Agent (the “Brazilian Administrative Agent”), Citibank, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bank of America, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”), and the other agents named therein.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to or for the account of the Company and the Subsidiary Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each of the Company, the Subsidiary Borrowers and any Applicable Account Party is a member of an affiliated group of companies that includes each other Guarantor;

WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit made by the Lenders to or for the account of the Company, any Subsidiary Borrower or any Applicable Account Party, as applicable, under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to or for the account of the Company, any Subsidiary Borrower or any Applicable Account Party, as applicable, under the Credit Agreement that each Guarantor shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Brazilian Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to or for the account of the Company, any Subsidiary Borrower or any Applicable Account Party, as applicable, under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Guaranteed Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)	The following terms shall have the following meanings:

“Administrative Agent” has the meaning assigned to such term in the preamble.

1

“Agreement” has the meaning assigned to such term in the preamble.

“Brazilian Administrative Agent” has the meaning assigned to such term in the preamble.

“Company” has the meaning assigned to such term in the preamble.

“Credit Agreement” has the meaning assigned to such term in the preamble.

“Guaranteed Obligations” means, collectively, the unpaid principal of and interest on the Loans, Reimbursement Obligations and all other obligations and liabilities of the Company, the Subsidiary Borrowers and any Applicable Account Party (including interest on such other obligations or liabilities accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations, and interest accruing on the Loans, Reimbursement Obligations and such other obligations and liabilities at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, any Subsidiary Borrower or any Applicable Account Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, the Brazilian Administrative Agent, any Lender or any Issuing Lender thereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents to which the Company, any Subsidiary Borrower or any Applicable Account Party is a party, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all reasonable fees and out-of-pocket disbursements of external counsel to the Administrative Agent, the Brazilian Administrative Agent, the Lenders or the Issuing Lenders that are required to be paid by the Company, any Subsidiary Borrower or any Applicable Account Party pursuant to the terms of any of the Loan Documents).

“Guaranteed Parties” means, collectively, the Administrative Agent, the Brazilian Administrative Agent, the Lenders and each other Person that holds a Guaranteed Obligation.

“Guarantors” has the meaning assigned to such term in the preamble.

“Joinder Agreement” has the meaning assigned to such term in Section 3.14.

“Lenders” has the meaning assigned to such term in the preamble.

“Other Guarantors” means each Person, other than the Company, a Subsidiary Guarantor or the Administrative Agent, that becomes a party to this Agreement pursuant to a Joinder Agreement executed and delivered by such Person pursuant to Section 3.14.

“paid in full” or “payment in full” means with respect to the Guaranteed Obligations, the payment in full in cash of the principal of and accrued (but unpaid) interest (including post-petition interest) and premium, if any, on, all such Guaranteed Obligations and, with respect to Letters of Credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Loan Documents, in each case, after or concurrently with termination of all commitments thereunder and payment in full in cash of all fees payable with respect to a Guaranteed Obligation at or prior to the time such principal and interest are paid.

“Subsidiary Guarantor” means during any Reinstated Guarantee Period, each Domestic Subsidiary that was a Principal Domestic Subsidiary on the applicable Guarantee Reinstatement Date or that became a party to this Agreement after such Guarantee Reinstatement Date pursuant to Section 6.6(b)

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or 10.1(b) of the Credit Agreement; provided, however, that the term “Subsidiary Guarantor” shall not include (i) GM Holdings, (ii) any Excluded Subsidiary, (iii) any Foreign Subsidiary Holding Company and (iv) any such Person from and after the date such Person ceases to be a party to this Agreement in accordance with the terms hereof until the date such Person becomes or is required to become a party to this Agreement. It is understood and agreed that, as of the date hereof, no “Subsidiary Guarantors” are party to this Agreement.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) References to agreements defined in Section 1.1(b) shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time, references to any Person shall include its successors and permitted assigns, and references to any law, treaty, statute, rule or regulation shall (unless otherwise specified) be construed as including all statutory provisions, regulatory provisions, rulings, opinions, determinations or other provisions consolidating, amending, replacing, supplementing or interpreting such law, treaty, statute, rule or regulation.

SECTION 2. GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Guaranteed Parties, the prompt and complete payment, and not collection, and performance by the Company, each Subsidiary Borrower and each Applicable Account Party, as applicable, when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter, of all Guaranteed Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Guaranteed Parties hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations shall have been paid in full, notwithstanding that from time to time during the term of the Credit Agreement, the Company and/or one or more of the Subsidiary Borrowers or any Applicable Account Party may be free from any Guaranteed Obligations.

(e) No payment made by the Company, any Subsidiary Borrower, any Applicable Account Party, any of the Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Company, any Subsidiary Borrower, any Applicable Account Party, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the

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Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Guaranteed Party and each Guarantor shall remain liable to such Guaranteed Party for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Party against the Company, any of the Subsidiary Borrowers, any Applicable Account Party or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company, any Subsidiary Borrower, any Applicable Account Party or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the Company, the Subsidiary Borrowers and any Applicable Account Party on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Guarantor (or, if an Event of Default shall have occurred and be continuing, the Administrative Agent) may determine.

2.4 Amendments, etc. with respect to the Guaranteed Obligations. Other than as expressly contemplated by Section 3.15 hereof, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by any Guaranteed Party may be rescinded by such Guaranteed Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, the Majority Facility Lenders, all affected Lenders, or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Guaranteed Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. No Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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2.5 Guarantee Absolute and Unconditional. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon the guarantee contained herein or acceptance of the guarantee contained herein; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained herein; and all dealings between the Company, any of the Subsidiary Borrower, any Applicable Account Party and any of the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained herein. To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, any of the Subsidiary Borrowers, any Applicable Account Party or any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantee contained herein shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, any Subsidiary Borrower, any Applicable Account Party or any other Person against any Guaranteed Party, (c) any law or regulation of any jurisdiction or any other event affecting any term of the Guaranteed Obligations or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Company, any Subsidiary Borrower, any Applicable Account Party or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Company, any Subsidiary Borrower or any Applicable Account Party for any of the Guaranteed Obligations, or of such Guarantor under the guarantee contained herein, in bankruptcy or in any other instance. Notwithstanding anything herein to the contrary, (x) the Company understands and agrees that this Agreement shall remain in full force and effect as to the Company’s obligations hereunder notwithstanding the occurrence of any Guarantee Release Date, but subject to any release of such obligations hereunder to the extent provided in, and pursuant to the terms of, Section 3.15 and (y) each of the other Guarantors shall be released from its obligations hereunder to the extent provided in, and pursuant to the terms of, Section 3.15. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any Subsidiary Borrower, any Applicable Account Party, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any Subsidiary Borrower, any Applicable Account Party, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any Subsidiary Borrower, any Applicable Account Party, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained herein shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any Subsidiary Borrower, any Applicable Account Party or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Subsidiary Borrower, any Applicable Account Party or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

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2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars or the Currency in which the relevant Guaranteed Obligations are required to be paid, at the Funding Office. All payments made hereunder shall be made in accordance with Sections 1.3 and 2.19 of the Credit Agreement

SECTION 3. MISCELLANEOUS

3.1 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. No Guaranteed Party other than the Administrative Agent may exercise any right or remedy hereunder, it being understood that all of such rights and remedies are vested in, and are exercisable solely by, the Administrative Agent for the benefit of the Guaranteed Parties.

3.2 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

3.3 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to the Company at the addresses provided in Section 10.2 of the Credit Agreement (or such other address as the Company may at any time or from time to time provide for purposes of the Credit Agreement and this Agreement).

3.4 No Waiver by Course of Conduct; Cumulative Remedies. No Guaranteed Party shall by any act (except by a written instrument pursuant to Section 3.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

3.5 Enforcement Expenses; Indemnification. (a) Without intending to duplicate the obligations of the Guarantors under Section 2.1, if and to the extent that the Company is required to pay or reimburse the Guaranteed Parties (or any of them), for various costs and expenses contemplated by Section 10.5 of the Credit Agreement, or to indemnify the Indemnitees (or any of them) for the Indemnified Liabilities, in each case as and to the extent (and in the manner) contemplated by Section 10.5 of the Credit Agreement, each Guarantor, jointly and severally, hereby agrees to make such payments or reimbursements and to provide such indemnification.

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(b) The agreements of each Guarantor in this Section 3.5 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement.

3.6 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Guaranteed Parties and their permitted successors and assigns; provided, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement other than (i) to the extent expressly permitted by the Credit Agreement or (ii) with the prior written consent of the Administrative Agent.

3.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

3.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

3.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Guarantors and the Guaranteed Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Guarantor or any Guaranteed Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

3.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 3.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) in the case of each Guarantor other than the Company, hereby irrevocably designates the Company (and the Company hereby irrevocably accepts such designation) as its agent to receive service of process in any such action or proceeding;

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

3.13 Judgment. The parties hereto agree that Section 10.13 of the Credit Agreement shall apply to the obligations of the Guarantors hereunder, mutatis mutandis.

3.14 Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.6 of the Credit Agreement, and each other Person (whether or not a Subsidiary of the Company) that the Company desires to become a party to this Agreement pursuant to Section 10.1(b) of the Credit Agreement or otherwise, shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary or other Person of a Joinder Agreement in the form of Annex I hereto (a “Joinder Agreement”).

3.15 Releases. (a) Upon the satisfaction of the conditions set forth in Section 10.15(b) of the Credit Agreement, this Agreement and the obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.

(b) Upon the satisfaction of the conditions set forth in Section 10.15(c) of the Credit Agreement, the obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.

(c) Upon the satisfaction of the conditions set forth in Section 10.15(d) of the Credit Agreement, the obligations (other than those expressly stated to survive such termination) of any applicable Subsidiary Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.

(d) Notwithstanding the foregoing, the Administrative Agent agrees, at the request and the expense of the Company, at any time and from time to time, to execute and deliver any instrument or other document and in such form as may be reasonably specified by the Company, in order to give effect to the release of any Guarantor pursuant to the foregoing provisions of this Section 3.15.

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3.16 WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GENERAL MOTORS COMPANY, as the Company

By:

Name:

Title:

Signature Page to 5-Year Guarantee Agreement

ACCEPTED AND AGREED TO

AS OF THE DATE SET FORTH ABOVE:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

Signature Page to 5-Year Guarantee Agreement

Annex 1

to

Guarantee Agreement

JOINDER AGREEMENT, dated as of                 , 20     (the “Joinder Agreement”), made by                             (the “Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders from time to time parties to the Credit Agreement referred to below. Unless otherwise defined herein, all capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, pursuant to the terms of the certain Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation (“GMF”), GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales (“GMGTC”), General Motors do Brasil Ltda., a Brazilian limited liability company (“GMB), the other Subsidiary Borrowers from time to time parties thereto, the Lenders, the Administrative Agent, Banco do Brasil S.A., as Brazilian Administrative Agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents named therein, the Company [has][and certain of its Subsidiaries (collectively, the “Subsidiary Guarantors”; and, together with the Company and the other Persons party to the Guarantee Agreement (as defined below) as guarantors, collectively, the “Guarantors”), have] entered into the Third Amended and Restated Guarantee Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Guarantee Agreement”); and

WHEREAS, the Additional Guarantor desires to become a party to the Guarantee Agreement in accordance with Section 3.14 of the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 3.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities and has all rights of a Guarantor thereunder.

2. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

ACCEPTED AND AGREED TO

AS OF THE DATE SET FORTH ABOVE:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Title:

EXHIBIT B

to

Credit Agreement

FORM OF COMPETITIVE BID REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent

Investment Bank Loan Operations North America

500 Stanton Christiana Road, NCC5, Floor 01

Newark, DE, 19713-2107, United States

Email: Meghan.Roberts@chase.com

Facsimile: 302-634-4733

Telephone: 302-634-4670

Attention: Meghan Roberts

                    , 20

Ladies/Gentlemen:

The undersigned, [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) [and General Motors Company, a Delaware corporation (“Company/Applicable Borrower”)]1, refer[s] to the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among [the Company/the Applicable Borrower, General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Applicable Borrower and the Company hereby give you notice pursuant to Section 2.7(a) of the Credit Agreement that it requests a Competitive Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Loan is requested to be made:

[(A) Currency of Competitive Loan	][2]

(B) Date of Competitive Loan (which is a Business Day)

[1]	Insert if the Company is not the Applicable Borrower.
[2]	In the case of Multicurrency Competitive Loan only.

(C) Principal Amount of Competitive Loan[3]

(D) Interest rate basis[4]

(E) Interest Period and the last day thereof[5]

(F) Facility

Upon acceptance of any or all of the Competitive Loans offered by the Lenders in response to this request, the Applicable Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 5.2 of the Credit Agreement have been satisfied.

Very truly yours,

[INSERT NAME OF APPLICABLE BORROWER]

By:
Name:
Title:

[GENERAL MOTORS COMPANY]

By:
Name:
Title:

[3]	Not less than $25,000,000 or Dollar Equivalent thereof.
[4]	Eurocurrency Competitive Loan or Fixed Rate Loan.
[5]	Which shall be subject to the definition of “Interest Period” and end on or before the Termination Date applicable to such Facility for such Lender.

EXHIBIT C

to

Credit Agreement

FORM OF COMPETITIVE BID

JPMorgan Chase Bank, N.A., as Administrative Agent

Investment Bank Loan Operations North America

500 Stanton Christiana Road, NCC5, Floor 01

Newark, DE, 19713-2107, United States

Email: Meghan.Roberts@chase.com

Facsimile: 302-634-4733

Telephone: 302-634-4670

Attention: Meghan Roberts

                    , 20

Ladies/Gentlemen:

The undersigned, [Name of Lender], refers to the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among General Motors Company, a Delaware corporation, General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent,]1 and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.7(c) of the Credit Agreement, in response to the Competitive Bid Request made by [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) on                     , 20    , and in that connection sets forth below the terms on which such Competitive Bid is made:

[(A) Currency of Competitive Loan	][2]

(B) Date of Competitive Loan

(C) Principal Amount[3]

[1]	To be confirmed.
[2]	In the case of Multicurrency Competitive Loan only.
[3]	Not less than $5,000,000 or the Dollar Equivalent thereof (or greater than the requested Competitive Bid). Multiple bids will be accepted by the Administrative Agent (including up to 5 bids from any single Lender).

(D) Competitive Bid Rate[4]

(E) Interest Period and last day thereof

(F) Facility

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Applicable Borrower upon acceptance by the Applicable Borrower of this bid in accordance with Section 2.7(c) of the Credit Agreement.

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:

[4]	i.e., Eurocurrency Rate + or - %, in the case of Eurocurrency Competitive Loans or %, in the case of Fixed Rate Loans, in each expressed as a percentage per annum in the form of a decimal to no more than four decimal places.

EXHIBIT D

to

Credit Agreement

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

JPMorgan Chase Bank, N.A., as Administrative Agent

Investment Bank Loan Operations North America

500 Stanton Christiana Road, NCC5, Floor 01

Newark, DE, 19713-2107, United States

Email: Meghan.Roberts@chase.com

Facsimile: 302-634-4733

Telephone: 302-634-4670

Attention: Meghan Roberts

                    , 20

Ladies/Gentlemen:

The undersigned, [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) [and General Motors Company, a Delaware corporation (the “Company/Applicable Borrower”)] 1, refer[s] to the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among the [Company/Applicable Borrower]2, General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents named therein. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them therein.

In accordance with Section 2.7(d) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated                 , 20     and in accordance with Section 2.7(e) of the Credit Agreement, we hereby accept the following bids:

Principal Amount and Currency [$]

Fixed Rate/Margin [%]/[+/-.    %]

Maturity Date

Lender

[1]	Insert if the Company is not the Applicable Borrower.
[2]	If Bid Requested by the Company, it is the “Applicable Borrower”.

Facility

Interest Period

Borrowing Date

We hereby reject the following bids:

Principal Amount and Currency [$]

Fixed Rate/Margin [%]/[+/-.    %]

Maturity Date

Lender

Facility

Interest Period

Borrowing Date

The [$]        should be made available to the Applicable Borrower in immediately available funds by crediting the following account:

[Bank Name]
ABA #:
Account #:
Attention:

Very truly yours,

[INSERT NAME OF APPLICABLE BORROWER]

By:
Name:
Title:

[GENERAL MOTORS COMPANY]

By:
Name:
Title:

EXHIBIT E

to

Credit Agreement

FORM OF INCREMENTAL LOAN ACTIVATION NOTICE

To:	JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below

Reference is made to the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This notice is an Incremental Loan Activation Notice referred to in the Credit Agreement, and the Company and each of the lenders party hereto (each, an “Incremental Lender”) hereby notify you that:

1. Each Incremental Lender party hereto agrees to commit to an Incremental Facility or increase the amount of its existing [Brazilian] [Domestic] [Multicurrency] Commitment in the amount set forth opposite such Incremental Lender’s name on the signature pages hereof under the caption “Incremental Commitment”.

2. The [Incremental Facility Closing Date][Commitment Increase Date] is                                              .

3. [The Incremental Loan Maturity Date is                                 .

4. [The [Currency] [Currencies] available under the Incremental Facility [is][are]                                              .

5. [The borrower[s] under the Incremental Facility [is][are]                         .

6. [The Applicable Margin and other fees applicable to the Incremental Loans and other extensions of credit to be made available under the Incremental Facility are:                                                                                                      .]

7. [Insert other additional terms applicable to the Incremental Facility, including the borrowing procedures related thereto (in each case, as agreed between the Company and the Incremental Lenders providing such Incremental Loans).]

8. The agreement of each Incremental Lender party hereto to make the Incremental Loans to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the [Incremental Facility Closing Date][Commitment Increase Date], of the following conditions precedent:

(a) The Administrative Agent shall have received this notice, executed and delivered by the Company and each Incremental Lender party hereto.

(b) After giving effect to the [Commitment Increase][Incremental Facility] (including the incurrence of any Incremental Loans on the applicable Commitment Increase Date or Incremental Facility Closing Date and use of proceeds thereof), [(i) no Default or Event of Default shall be continuing]1 and (ii) the sum of the Total Commitments in effect (including, for the avoidance of doubt, Incremental Commitments) and the 5-Year Total Commitments (including, for the avoidance of doubt, any commitments under incremental facilities under the 5-Year Revolving Credit Agreement in effect) shall not exceed $18 billion.

9. Upon execution and delivery hereof, each Incremental Lender shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents, and shall be bound by the provisions thereof.

[Signature page follows]

[1]	To be deleted if agreed by the Lenders providing such Incremental Facility.

GENERAL MOTORS COMPANY

By:
Name:
Title:

Incremental Loan Commitment $	[NAME OF EACH INCREMENTAL LENDER]

By:
Name:
Title:

RECEIVED BY:
JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT F

to

Credit Agreement

FORM OF CLOSING CERTIFICATE

CERTIFICATE

of

[NAME OF LOAN PARTY]

                , 20

This Certificate is furnished pursuant to (i) Section 5.1(c) of that certain Third Amended and Restated Three Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “3-Year Credit Agreement”), among General Motors Company (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas corporation (“GMF”), GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales (“GMGTC”), General Motors do Brasil Ltda., a Brazilian limited liability company (“GM Brazil”), the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “3-Year Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “3-Year Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bank of America, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”), and the other agents party thereto, (ii) Section 5.1(c) of that certain Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “5-Year Credit Agreement”), among the Company, GMF, GMGTC, GM Brazil, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “5-Year Lenders”), JPM, as administrative agent for the 5-Year Lenders (the “5-Year Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, the Syndication Agent, the Co-Syndication Agent, and the other agents party thereto and (iii) Section 5.1(c) of that certain 364-Day Revolving Credit Agreement, dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “364-Day Credit Agreement” and together with the 3-Year Credit Agreement and the 5-Year Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”), among the Company, GMF, GMGTC, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “364-Day Lenders” and together with the 3-Year Lenders and the 5-Year Lenders, the “Lenders”), JPM as the Administrative Agent for the 364-Day Lenders (the “364-Day Administrative Agent” and together with the 3-Year Administrative Agent and the 5-Year Administrative Agent, the “Administrative Agent”), the Syndication Agent, the Co-Syndication Agent, and the other agents party thereto. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in each Credit Agreement.

I, the undersigned, [Assistant] Secretary of [the Company] [Name of Loan Party], a Delaware [corporation][limited liability company] (the “Company”)], do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, that:

1. Attached hereto as Annex I is a true and complete copy of the [Certificate of Incorporation][Certificate of Formation] of the Company as in effect of the date hereof. There have been no amendments to the [Certificate of Incorporation][Certificate of Formation] of the Company except for those attached in Annex I, if any, and no action has been taken by the Company, its [Board of Directors][Managers], or officers in contemplation of liquidation or dissolution of the Company.

2. Attached hereto as Annex II is a true, correct and complete copy of the [by-laws][Limited Liability Company Agreement][Operating Agreement] of the Company as in effect on the date hereof.

3. Attached hereto as Annex III is a true, correct and complete copy of resolutions duly adopted by the Board of [Directors] [Managers] of the Company [at a meeting thereof] [by written consent] as of the          day of                 , 2018; such resolutions have not in any way been revoked, modified, amended, or rescinded, have been in full force and effect since their adoption to and including the date hereof, and are now in full force and effect, and are the only organizational proceedings of the Company now in force relating to or affecting the matters referred to therein, and each [Credit Agreement and the other] Loan Documents to which the Company is a party are in substantially the forms of those documents approved by the Board of [Directors] [Managers] of the Company [at such meeting].

4. The persons named in Annex IV attached hereto are now duly elected and duly qualified officers of the Company holding the offices set forth therein opposite their names and the signatures set forth therein opposite their names are their genuine signatures.

Witness my hand as of the first date written above.

[Assistant] Secretary

I, the undersigned, [[Assistant] Secretary][Responsible Officer] of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, that:

1.                          is [a] [the] duly elected and qualified [Assistant] Secretary of the Company and the signature above is [his][her] genuine signature.

2. [The representations and warranties on the part of the Company contained in each Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation and warranty expressly relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects on and as of such earlier date.]1

3. [No Default or Event of Default has occurred and is continuing as of the date hereof.] 2

[[Assistant] Secretary][Responsible Officer of Company]

[1]	To be included in Certificate relating to General Motors Company only.
[2]	To be included in Certificate relating to General Motors Company only.

ANNEX I

to

Certificate

[Copy of the Certificate of [Incorporation][Formation]]

of

[NAME OF LOAN PARTY]]

ANNEX II

to

Certificate

[Copy of the [by-laws] [Limited Liability Company Agreement][Operating Agreement]

of

[NAME OF LOAN PARTY]]

ANNEX III

to

Certificate

Resolutions of the Board of [Directors] [Managers] of [Name of Loan Party]

ANNEX IV

to

Certificate

Name of Officer	Office	Signature

EXHIBIT G

to

Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION, dated as of                 , 20    (as amended, supplemented or modified from time to time, this “Agreement”), between [NAME OF ASSIGNOR], a Lender under the Credit Agreement referred to below (the “Assignor”), and [NAME OF ASSIGNEE] (the “Assignee”).

Reference is made to the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto (together with their respective successors and permitted assigns, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.

The Assignor and the Assignee hereby agree as follows:

1. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, without recourse to, or (except as otherwise provided in Section 2 below) warranty by, the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to, or (except as otherwise provided in Section 2 below) warranty by, the Assignor, as of the Trade Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to its [Commitment [and all outstanding Letters of Credit issued by an Issuing Lender other than the Assignor]1] [and outstanding Loans], [including (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto [to the extent related to the amount and percentage interest identified in Schedule 1 hereto] of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters

[1]	Insert bracketed text if the Assignor is an L/C Participant and Letters of Credit issued by another Issuing Lender are outstanding.

of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above] in a principal amount for the Assigned Interest as set forth on Schedule 1 hereto; provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor’s rights under Section 10.5 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Trade Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Trade Date and (ii) the Assignee shall be entitled to the benefits of Section 10.5 of the Credit Agreement from and after the Trade Date.

2. The Assignor (a) makes no representation or warranty, and assumes no responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; provided, that the Assignor represents and warrants to the Assignee, to the Company and to the Administrative Agent (i) that the Assignor is the legal and beneficial owner of the Assigned Interest being assigned by it hereunder, (ii) that the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) that the Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (b) makes no representation or warranty, and assumes no responsibility, with respect to the financial condition of the Company or any of its Subsidiaries or any other Person obligated in respect of any Loan Document or the performance or observance by the Company or any of its Subsidiaries or any other Person of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, and (c) attaches any Note held by it evidencing the Loans made and to be made by it and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note(s) for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Loans or its Commitment, requests that the Administrative Agent exchange the attached Note(s) for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment of the Assigned Interest being made hereby (and after giving effect to any other assignments which have become effective on the Trade Date).

3. The Assignee (a) represents and warrants to the Assignor, to the Company and to the Administrative Agent that (i) it is not an Ineligible Assignee (unless the Company has specifically approved the Assignee), and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or deemed delivered pursuant to Section 6.1 thereof (or, if none of such financial statements shall have then been delivered or deemed delivered, then copies of the financial statements referred to in Section 4.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms pursuant to Section 2.19(d) of the Credit Agreement, duly completed and executed by the Assignee.

4. The effective date of this Agreement shall be the Trade Date of assignment described in Schedule 1 hereto (the “Trade Date”). Following the execution of this Agreement by the Assignor, the Assignee, the Company, each relevant Issuing Lender and the Brazilian Administrative Agent (in the case of the Company, each such Issuing Lender and the Brazilian Administrative Agent, to the extent that the consent of any such Person is required or permitted by the Credit Agreement), it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.6 of the Credit Agreement, effective as of the Trade Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent) of this Agreement, executed as aforesaid.

5. Upon such acceptance and recording, from and after the Trade Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Trade Date and to the Assignee for amounts which have accrued from and subsequent to the Trade Date.

6. From and after the Trade Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

, as Assignor

By: Name: Title:
, as Assignee

By: Name: Title:

Accepted and Consented to:2

[JPMORGAN CHASE BANK, N.A.], as Administrative Agent

By: Name: Title:

[BANCO DO BRASIL S.A., as Brazilian Administrative Agent

By: Name: Title:]

Consented to:

GENERAL MOTORS COMPANY

By: Name: Title:

[Each Material Issuing Lender]

By: Name: Title:

[2]	Prior written consent of the Company, the Administrative Agent, and the Brazilian Administrative Agent (in the case of any assignment of Brazilian commitments only) is required unless, (x) in the case of the Administrative Agent, the Assignee is a Lender or affiliate thereof, and (y) in the case of the Company only, (i) an Event of Default under Section 8(a) or (e) of the Credit Agreement has occurred and is continuing or (ii) the Assignee is a Lender to which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, at least BBB; (b) in the case of Moody’s, at least Baa2; and (c) in the case of Fitch, at least BBB.

SCHEDULE 1

to

Assignment and Assumption

This Schedule 1 is attached to and incorporated in the Assignment and Assumption, dated as of                 , 20    (as amended, supplemented or modified from time to time, the “Assignment and Assumption”), between [NAME OF ASSIGNOR], a Lender under the Credit Agreement referred to below (the “Assignor”), and [NAME OF ASSIGNEE] (the “Assignee”).

Reference is made to the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto (together with their respective successors and permitted assigns, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.

Legal Name of the Assignor:

Legal Name of the Assignee:

(a)	[The Assignee is an affiliate of: [Name of Lender]]

(b)	[The Assignee is an Approved Fund administered or managed by: [Name of Lender][an affiliate of [Name of Lender]][an entity or an affiliate of an entity that administers or manages [Name of Lender]]

(c)	The Assignee is [not an Ineligible Assignee] [an Ineligible Assignee, but the Company has consented to the assignment by the Assignor to the Assignee.]

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders under such Facility	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

(d)	Trade Date of Assignment (the “Trade Date”): , 20 .[1]

The Assignee shall deliver to the Administrative Agent and the Company an administrative questionnaire in a form approved by the Administrative Agent in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Requirements of Law, including Federal and state securities laws.

[1]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

EXHIBIT H to Credit Agreement

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of                 , 20    , made by each signatory hereto (each a “Subsidiary Borrower”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) or, in the case of any additional Brazilian Subsidiary Borrower, Banco do Brasil S.A., as administrative agent for the Brazilian Lenders (in such capacity, the “Brazilian Administrative Agent”) referred to in the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the Lenders referred to therein, the Administrative Agent, the Brazilian Administrative Agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the parties to this Joinder Agreement wish to add the Subsidiary Borrower to the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Joinder Agreement is entered into pursuant to Section 10.1(d)(i) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. The Subsidiary Borrower, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to (i) join the Credit Agreement as a Subsidiary Borrower, as indicated with its signature below; (ii) be bound by all covenants, agreements and acknowledgments attributable to a Subsidiary Borrower in the Credit Agreement; and (iii) perform all obligations and duties required of it by the Credit Agreement.

2. The address, taxpayer identification number (if any) and jurisdiction of organization of the Subsidiary Borrower is set forth in Annex I to this Joinder Agreement.

3. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[EACH SUBSIDIARY BORROWER], as a Subsidiary Borrower

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

[Banco do Brasil S.A., as Brazilian Administrative Agent][1]

By:
Name:
Title:

GENERAL MOTORS COMPANY

By:
Name:
Title:

[1]	Only if for a Brazilian Borrower.

EXHIBIT I-1 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Five Year Revolving Credit Agreement dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Commitment, the Loan(s) (as well as any Note(s) evidencing such Loan(s)), and the L/C Obligations in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Document is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20

EXHIBIT I-2 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Five Year Revolving Credit Agreement dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Commitment, the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), and the L/C Obligations (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partner/members’ conduct of a U.S. trade or business.

The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY, Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform the Company and the Administrative

Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Document is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20

EXHIBIT I-3 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Five Year Revolving Credit Agreement dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Documents is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20

EXHIBIT I-4 to Credit Agreement

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Five Year Revolving Credit Agreement dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation (the “Company”), General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY, Form W-8BEN or Form W-8BEN-E changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Documents is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20

EXHIBIT J to Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

                , 20

To:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreements referred to below

Re:	(i) the Third Amended and Restated Three Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “3-Year Credit Agreement”), among General Motors Company (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas corporation (“GMF”), GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales (“GMGTC”), General Motors do Brasil Ltda., a Brazilian limited liability company (“GMB”), the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “3-Year Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “3-Year Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent (in such capacity, the “Syndication Agent”), Bank of America, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”), and the other agents party thereto, (ii) the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “5-Year Credit Agreement”), among the Company, GMF, GMGTC, GMB, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “5-Year Lenders”), JPM, as administrative agent for the 5-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “5-Year Administrative Agent”), Banco do Brasil S.A., as Brazilian administrative agent, the Syndication Agent, the Co-Syndication Agent, and the other agents party thereto and (iii) the 364-Day Revolving Credit Agreement, dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “364-Day Credit Agreement” and together with the 3-Year Credit Agreement and the 5-Year Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”), among the Company, GMF, GMGTC, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “364-Day Lenders” and together with the 3-Year Lenders and the 5-Year Lenders, the “Lenders”), JPM as the Administrative Agent for the 364-Day Lenders (in such capacity, together with any successor thereto in such capacity, the “364-Day Administrative Agent” and together with the 3-Year Administrative Agent and the 5-Year Administrative Agent, the “Administrative Agent”), the Syndication Agent, the Co-Syndication Agent, and the other agents party thereto.

This Compliance Certificate (this “Certificate”) is furnished pursuant to Section 6.2 of each Credit Agreement. Unless otherwise defined herein, terms used in this Compliance Certificate have the meanings assigned to such terms in each Credit Agreement. I, the undersigned, a Responsible Officer of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, as follows:

1. I am [the] [a] duly elected [insert title of Responsible Officer] of the Company;

2. To the best of my knowledge, no Default or Event of Default has occurred and is continuing as of the date hereof [, except as set forth in Annex 1 hereto];

3. Attached hereto as Schedule I is the calculation of Consolidated Domestic Liquidity as of the last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement; and

4. Attached hereto as Schedule II is the calculation of Consolidated Global Liquidity as of the last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.

[Signature Page Follows]

The foregoing certifications, together with the calculations set forth in Schedules I and II hereto, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Company.

GENERAL MOTORS COMPANY

By:
Name:
Title:

SCHEDULE I to Compliance Certificate

Consolidated Domestic Liquidity as of                 , 20    (the “Calculation Date”)1

(A) The Total Available Commitments under the 3-Year Credit Agreement as of the Calculation Date

PLUS

(B) The Total Available Commitments under the 5-Year Credit Agreement as of the Calculation Date

PLUS

(C) The Total Available Commitments Under the 364-Day Credit Agreement as of the Calculation Date

PLUS

(D) The total available commitments (after giving effect to any applicable borrowing base limitations) under other effective committed credit facilities of the Company or any Domestic Subsidiary as of the Calculation Date.

PLUS

(E) Total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Company and its Domestic Subsidiaries (other than Domestic Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as determined by the Company based on adjustments to the amount of total cash (other than restricted cash), cash equivalents, and Marketable Securities, as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC

[1]	The last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.

Sum of (A) plus (B) plus (C) plus (D) plus (E): Consolidated Domestic Liquidity:	$

SCHEDULE II to Compliance Certificate

Consolidated Global Liquidity as of                 , 20        (the “Calculation Date”)1

(A) The Total Available Commitments under the 3-Year Credit Agreement as of the Calculation Date

PLUS

(B) The Total Available Commitments under the 5-Year Credit Agreement as of the Calculation Date

PLUS

(C) The Total Available Commitments Under the 364-Day Credit Agreement as of the Calculation Date

PLUS

(D) The total available commitments (after giving effect to any applicable borrowing base limitations) under other effective committed credit facilities of the Company or any of its Subsidiaries as of the Calculation Date.

PLUS

(E) The total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Company and its Subsidiaries (other than Subsidiaries of the Company that constitute Finance Subsidiaries, if any), as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC

Sum of (A) plus (B) plus (C) plus (D) plus (E): Consolidated Global Liquidity:	$

[1]	The last day of the most recent fiscal period covered by the financial statements of the Company delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.

ANNEX 1 to Compliance Certificate

[Defaults/Events of Default that have occurred and are continuing]

EXHIBIT K to Credit Agreement

FORM OF NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

New York, New York
$	, 20

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], [JURISDICTION OF INCORPORATION/FORMATION], [TYPE OF ORGANIZATION] (together with its successors and permitted assigns, the “Applicable Borrower”), hereby unconditionally promises to pay to             (the “Lender”) or its registered assigns, on the Lender’s Termination Date specified in the Credit Agreement (as hereinafter defined) at the Funding Office specified in such Credit Agreement, in the currency of such Loans and in immediately available funds, the principal amount of (a)             (            ), or, if less, (b) the unpaid principal amount of the Loans of the Lender outstanding under the Credit Agreement. The Applicable Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.14 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Facility, Type, Currency and amount of each Loan evidenced hereby, and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Subject to the provisions of Section 10.6(b) of the Credit Agreement, each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Applicable Borrower in respect of the Loans.

This Note (a) is one of the Notes referred to in the Third Amended and Restated Five Year Revolving Credit Agreement, dated as of April 18, 2018 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Company, a Delaware corporation, General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a

Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the Lender, the other lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Banco do Brasil S.A., as Brazilian Administrative Agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Loan Documents subject to the release and termination provisions contained therein.

All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[NAME OF APPLICABLE BORROWER].

By:

Name:

Title:

SCHEDULE A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Facility	Currency	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Made By

SCHEDULE B to Note

LOANS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Facility	Currency	Interest Period	Amount of Eurocurrency Loans	Amount Converted to Eurocurrency Loans	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Made By

EXHIBIT L to Credit Agreement

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders referred to below

Investment Bank Loan Operations North America

500 Stanton Christiana Road, NCC5, Floor 01

Newark, DE, 19713-2107, United States

Email: Meghan.Roberts@chase.com

Facsimile: 302-634-4733

Telephone: 302-634-4670

Attention: Meghan Roberts

                    , 20

Ladies/Gentlemen:

The undersigned, [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) [and General Motors Company, a Delaware corporation (“Company/Applicable Borrower”)]1, refer[s] to the Third Amended and Restated Five Year Revolving Credit Agreement dated as of April 18, 2018, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among [the Company/the Applicable Borrower]2, General Motors Financial Company, Inc., a Texas corporation, GM Global Treasury Centre Limited, a corporation organized under the laws of England and Wales, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Banco do Brasil S.A., as Brazilian administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the other agents named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Applicable Borrower and the Company hereby give you notice pursuant to Section[s] [2.2] [and] [2.4]3

[1]	Insert if the Company is not the Applicable Borrower.
[2]	If Borrowing Request from the Company, it is the “Applicable Borrower”.
[3]	Section 2.2 describes the procedure for Domestic Commitments. Section 2.4 describes the procedure for Multicurrency Commitments.

of the Credit Agreement that it requests an Extension of Credit under the Credit Agreement, and in connection sets forth below the terms on which such Extension of Credit is requested to be made[, to which the Company hereby consents]4:

(A)	Borrowing Date (which is a Business Day)[5]

(B)	Facility

(C)	Currency

(D)	Aggregate Amount of Extension of Credit [6]

(E)	Type of Extension of Credit [7]

(F)	Interest Period and the last day thereof[8]

(G)	Funds are requested to be disbursed to the Borrower’s account with

[4]	Insert if the Applicable Borrower is, in the case of a Borrowing Request delivered pursuant to Section 2.2, a Domestic Subsidiary Borrower or, in the case of a Borrowing Request delivered pursuant to Section 2.4, a Subsidiary Borrower.
[5]	Borrowing Request to be delivered to the Administrative Agent in the case of any Domestic Loan prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 1:00 P.M., New York City time, on the date of the proposed borrowing, in the case of ABR Loans). Borrowing Request to be delivered to the Administrative Agent (x) in the case of any Multicurrency Loan denominated in Dollars, written (or telephonic notice promptly confirmed in writing) prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 1:00 P.M., New York City time, on the date of the proposed borrowing, in the case of ABR Loans and (y) in the case of any Multicurrency Loan denominated in an Optional Currency, 1:00 P.M., London time, three Business Days prior to the requested Borrowing Date.
[6]	Each borrowing under the Domestic Commitments shall be in an amount equal to $25 million (or, if the Total Available Domestic Commitments at such time are less than $25 million, such lesser amount) or a whole multiple of $5 million in excess thereof. Each borrowing under the Multicurrency Commitments shall be in an amount that is an integral multiple of $5 million of the relevant Currency and no less than an amount which is equal to the Dollar Equivalent of $25 million (or, if the Total Available Multicurrency Commitments are less than $25 million at such time, such lesser amount).
[7]	Specify Eurodollar Borrowing or ABR Borrowing.
[8]	Which shall be subject to the definition of “Interest Period” and end on or before the Termination Date applicable to such Facility for such Lender.

(Account No. _________________ ).

[Remainder of page intentionally left blank]

The Applicable Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of the requested Extension of Credit, the conditions to lending specified in Section[s] 5.1 [and 5.29] of the Credit Agreement have been satisfied.

[INSERT NAME OF APPLICABLE BORROWER][10]

By:
Name:
Title:

GENERAL MOTORS COMPANY

By:
Name:
Title:

[9]	[Insert for Borrowing on the Closing Date.]
[10]	[Insert for Borrowings by an Applicable Borrower other than the Company.]